PROSPECTUS

Filed Pursuant to Rule 424(b)(4)
Registration No. 333-261453

1,800,000,000 Shares of Common Stock

This prospectus relates to the offer and resale of up to 1,800,000,000 shares of our common stock, par value $0.0001 per share (the “Shares”), that may be purchased by GHS Investments LLC, a Nevada limited liability company (“GHS”), pursuant to the Equity Financing Agreement dated May 27, 2022 between the Company and GHS, as amended on June 1, 2022 (the “EFA”). GHS is also referred to herein as the “Selling Security Holder.”

We will not receive any of the proceeds from the sales of the Shares by the Selling Security Holder.

The Selling Security Holder identified in this prospectus may offer the shares of Common Stock from time to time through public or private transactions at prevailing market prices or at privately negotiated prices. The Selling Security Holder can offer all, some or none of its shares of Common Stock, thus we have no way of determining the number of shares of Common Stock it will hold after this offering. See “Plan of Distribution.”

The Selling Security Holder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Our Common Stock is currently quoted on the OTC Markets under the symbol “DPLS.” On October 31, 2023, the last reported sale price of our Common Stock on the OTC Markets was $0.0018.

Investing in our Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 5 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 14, 2023

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You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. This prospectus may be used only where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.

ABOUT THIS PROSPECTUS

The registration statement of which this prospectus forms a part that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) and includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the heading “Where You Can Find More Information” before making your investment decision.

You should rely only on the information provided in this prospectus or in any prospectus supplement or any free writing prospectuses or amendments thereto. Neither we, nor the Selling Security Holder, have authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus is accurate only as of the date hereof. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither we, nor the Selling Security Holder, are offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. Neither we, nor the Selling Security Holder, have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities as to distribution of the prospectus outside of the United States.

Information contained in, and that can be accessed through, our web site, www.darkpulse.com, does not constitute part of this prospectus.

This prospectus includes market and industry data that has been obtained from third party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to such industries based on that knowledge). Management’s knowledge of such industries has been developed through its experience and participation in these industries. While our management believes the third-party sources referred to in this prospectus are reliable, neither we nor our management have independently verified any of the data from such sources referred to in this prospectus or ascertained the underlying economic assumptions relied upon by such sources. Internally prepared and third-party market forecasts in particular are estimates only and may be inaccurate, especially over long periods of time. In addition, the underwriters have not independently verified any of the industry data prepared by management or ascertained the underlying estimates and assumptions relied upon by management. Furthermore, references in this prospectus to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report, survey or article is not incorporated by reference in this prospectus.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus; it does not contain all the information you should consider before investing in our Common Stock. You should read the entire prospectus before making an investment decision. Throughout this prospectus, the terms the “Company”, “DarkPulse”, “we,” “us,” “our,” and “our company” refer to DarkPulse, Inc., a Delaware corporation.

Company Overview

DarkPulse, Inc., a Delaware corporation (the “Company” or “DarkPulse”), is a technology and research and development company focused on the manufacture, sale, installation, and monitoring of laser sensing systems based on its patented BOTDA dark-pulse sensor technology. The Company develops, markets, and distributes a full suite of engineering, monitoring, installation and security management solutions for critical infrastructure/key resources to both industries and governments. Coupled with our patented BOTDA technology, DarkPulse provides its customers a comprehensive data stream of critical metrics for assessing the health and security of their infrastructure. Our systems provide rapid, precise analysis and responsive activities predetermined by the end-user customer. The Company’s activities since inception have consisted of developing various solutions, obtaining patents and trademarks related to its technology, raising capital, acquisition of companies deemed to expand global operations and/or capabilities, creating key partnerships to expand our suite of products and services. Our activities have evolved to a sales-focused mission since the successful completion of our BOTDA system in December 2020.

Headquartered in Houston, DarkPulse is a globally-based technology company with presence through its subsidiaries in the United Kingdom, India, Dubai, Abu Dhabi, Turkey, Azerbaijan, United States and Canada. In addition to the Company’s BOTDA systems, through a series of strategic acquisitions the Company offers the manufacture, sale, installation, and monitoring of laser sensing systems, oil and gas pipeline leak detection, physical security services, telecommunications and satellite communications services, artificial intelligence-based camera systems, railway monitoring services, drone and rover systems, and Big Data as a Service (“BDaaS”). The Company is focused on expanding services through acquisitions and partnerships to address global infrastructure and critical environmental resource challenges.

DarkPulse offers a full suite of engineering and environmental solutions that provide safety and security infrastructure projects. The sensing and monitoring capabilities offered by DarkPulse and our subsidiary companies operate in the air, land, sea. Our patented technology provides rapid, precise analysis to protect and safeguard oil and gas pipelines above or below ground, physical security countermeasures, mining operations, and other critical infrastructure/key resources subject to vulnerability or risk. Our patented brillouin scattering distributed fiber sensing system is best in class. The Company is able to monitor areas in around critical infrastructure buried or above ground including pipelines 100km or more in length and/ or localized pipes as small as eight CM DIA, detecting internal anomalies before catastrophic failure. We are developing an intelligent rock bolt to prevent causalities and fatalities in mining operations and include a real time sensor system that can detect the location and movement of personnel and equipment throughout a mining operation. We monitor airflow, air quality, temperature, seismic events, etc. Our sensors cover extended areas, protecting an area from intrusion by detecting events at any location along the sensing cable. Working safely every day is our first core value and employees at DarkPulse and our subsidiary companies are recognized experts in their fields, providing comprehensive services for all our clients' needs.

Our Business

We offer a full suite of engineering, installation and security management solutions to industries and governments. Coupled with our patented BOTDA technology, we provide our customers a comprehensive data stream of critical metrics for assessing the health and security of their infrastructure. Our comprehensive system provides for rapid, precise analysis and responsive activities predetermined by the end-user customer. These responses include the use of “smart” AI platformed cameras, facial recognition technologies and multiple drone platforms. Our User Interface (UI) is cloud based which offers end-users access to their systems on any device located anywhere in the world. Additional programming of the UI is being completed within a game engine that will also offer access via Virtual Reality headsets, allowing end-users to virtually inspection their assets.

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Historically, distributed sensor systems have been too costly, slow and limited in their capabilities to attain widespread use. In addition, Brillouin-based sensors have been plagued with temperature and strain cross-sensitivity, i.e. the inability to distinguish between temperature and strain change along the same fiber. The loss of spatial resolution with an increase in fiber length has also limited the use of distributed sensor systems. Due to these shortcomings, existing technologies are unable to succeed within today’s dynamic environments, and needs for more advanced sensor technologies have remained unsatisfied.

By contrast to existing technologies, our BOTDA technology is a distributed-fiber sensing system, based on dark-pulse Brillouin scattering, which reports in real-time on conditions such as temperature, stress, strain corrosion and structural health monitoring of Critical Infrastructure/Key Resources including Bridges, Buildings, Roadways pipelines and mining installations.

Our BOTDA technology’s differentiators from and advantages over existing technologies:

•	Real-time Reporting: Higher data acquisition speeds allowing for structural monitoring of dynamic systems;

•	Cost to Customer: Significantly lower acquisition and operating costs;

•	Precision: A greater magnitude of precision and spatial resolution than other systems currently available;

•	Applications: Wider range of capabilities than other systems currently available;

•	Power Consumption: Lower power consumption than existing systems allowing for off-grid installations;

•	Integration: Capable of integrating with existing systems; and

•	Central station monitoring/cloud based GUI.

We believe that these key advantages should allow us not only to enter existing markets, but more importantly, to open new market opportunities with new applications. We intend to leverage new applications to target clients that have been unable to make use of distributed fiber optic technology to date.

Available Information

All reports of the Company filed with the SEC are available free of charge through the SEC’s website at www.sec.gov. In addition, the public may read and copy materials filed by the Company at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. The public may also obtain additional information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

Where You Can Find Us

The Company’s executive offices are located at 815 Walker Street, Suite 1155, Houston, TX 77002, and our telephone number is (800) 436-1436. Our website address is www.darkpulse.com. Information contained on our website does not form part of this prospectus and is intended for informational purposes only.

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THE OFFERING

Common Stock outstanding before the offering	7,539,945,289 shares of Common Stock.

Common Stock to be outstanding after giving effect to the issuance of the remaining 306,779,878 out of 1,800,000,000 shares of Common Stock	7,846,725,167 shares of Common Stock.

Use of Proceeds	We will not receive any of the proceeds from any sale of the shares of Common Stock by the Selling Security Holder. We will receive proceeds from the purchase of the Common Stock under the EFA from the Selling Security Holder. See “Use of Proceeds.”

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 5.

Trading Symbol	The Company’s Common Stock is quoted on the OTC Markets under the symbol “DPLS.”

The number of shares of Common Stock outstanding is based on an aggregate of 7,539,945,289 shares outstanding as of October 31, 2023 and excludes the 306,779,878 remaining shares of Common Stock issuable upon purchase of the Shares under the EFA.

For a more detailed description of the Shares and the EFA, see “Private Placement”.

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RISK FACTORS

Readers of this Prospectus should carefully consider the risks and uncertainties described below.

Our failure to successfully address the risks and uncertainties described below would have a material adverse effect on our business, financial condition and/or results of operations, and the trading price of our common stock may decline and investors may lose all or part of their investment. We cannot assure you that we will successfully address these risks or other unknown risks that may affect our business.

As an enterprise engaged in the commercialization of new technology, our business is inherently risky. Our common shares are considered speculative during the development of our business operations. Prospective investors should consider carefully the risk factors set out below.

Summary Risk Factors

The following summarizes certain principal factors that make an investment in our Company speculative or risky, all of which are more fully described in the “Risk Factors” section herein. This summary should be read in conjunction with the “Risk Factors” section and should not be relied upon as an exhaustive summary of the material risks facing the Company.

•	If we default on the Secured Debenture, the secured holder could take possession of our assets, including our patents and other intellectual property.

•	Several of the convertible notes issued by us are in litigation with uncertain outcomes.

•	Our stockholders have limited voting power compared to the holder of our Series A Preferred Stock.

•	We have a limited operating history in an evolving and highly volatile industry, which makes it difficult to evaluate future prospects and may increase the risk that we will not be successful.

•	We face intense and increasing competition and, if we do not compete effectively, our competitive positioning and our operating results will be harmed.

•	Our operating results may fluctuate due to market forces out of our control that impact demand for our products and services.

•	Cyberattacks and security breaches of our systems, or those impacting customers or third parties, could adversely impact our brand and reputation and our business, operating results and financial condition.

•	Any significant disruption in our technology could adversely impact our brand and reputation and our business, operating results, and financial condition.

•	Certain large customers provide a significant share of our revenue and the termination of such agreements or reduction in business with such customers could harm our business. If we were to lose or were unable to renew these and other client contracts at favorable terms, our results of operations and financial condition may be adversely affected.

•	There is no assurance that we will achieve profitability or that our revenue and business models will be successful.

•	We will require additional capital to support business growth, and this capital might not be available or may require stockholder approval to obtain.

•	You may experience dilution of your ownership interests because of the future issuance of additional shares of our common or preferred stock or other securities that are convertible into or exercisable for our common or preferred stock.

•	The future development and growth of our technology and product offerings are subject to a variety of factors that are difficult to predict and evaluate and may be in the hands of third parties to a substantial extent. If our product offerings do not grow as expected, our business, operating results, and financial condition could be adversely affected.

•	Our intellectual property rights are valuable, and any inability to protect them could adversely impact our business, operating results, and financial condition.

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Risks Related to Our Business

Our former wholly-owned subsidiary, Optilan (UK) Limited, is in liquidation. As an unsecured creditor, we are at risk of losing significant repayment obligations due from Optilan (UK) Limited.

On May 3, 2023, Eversheds Sutherland (International) LLP, a creditor of Optilan (UK) Limited, filed a petition to wind up (“Winding up Petition”) Optilan (UK) Limited, a wholly owned subsidiary of the Company’s Subsidiary, Optilan HoldCo 3 Limited, and the matter was due to be heard in the Portsmouth Combined Court Centre on June 28, 2023.

On June 28, 2023, the High Court of Justice in the United Kingdom issued a winding-up order for the liquidation and winding up of the affairs of Optilan (UK) Limited (“Optilan Liquidation”). In conjunction with the order, the court appointed the Official Receiver’s Office (“OR”) to take the appointment as liquidator of Optilan (UK) Limited and take control of Optilan (UK) Limited’s assets.

At the same time the court appointed the OR to take the appointment as liquidator of Optilan (UK) Limited. The OR has taken control of Optilan (UK) Limited’s assets. To date the ORs Office has initiated contact with Optilan but we still wait to receive details of the individual who will be taking the role of OR.

On July 3, 2023, Optilan (UK) Limited received a letter from The Insolvency Service, an executive agency sponsored by the Department for Business and Trade located in the U.K. Pursuant to the letter of The Insolvency Services, the Company was required to provide information relating to Optilan (UK) Limited to the Official Receiver’s Office (a government body of Plymouth, the United Kingdom) and attend an interview with staff of the Official Receiver’s Office to review the prospect of recovering the assets of Optilan (UK) Limited for the benefit of creditors. The interview occurred July 18, 2023.

On August 9, 2023, Evelyn Partners was appointed Joint Liquidator.

We are an unsecured creditor of Optilan (UK) Limited and are at risk of losing any repayment of obligations due from Optilan (UK) Limited because there are several intercompany relationships between the Company and Optilan (UK) Limited, the financial impact of any future claims and liabilities may not be known for several months. We have approximately $19.4 million intercompany payables due from Optilan (UK), which will increase our liabilities for any obligations not repaid. We expect the remaining assets held by Optilan (UK) Limited to be fully impaired and reported as Loss on Deconsolidation during the second quarter of 2023 as a result of the winding-up order for liquidation. We are still evaluating the full effects of the winding-up order for liquidation and the material adverse effects it will have on our continued operations and ability to meet future obligations. In the event we lose the repayment obligations of Optilan (UK) Limited, our financial condition could be materially adversely effected.

We may be adversely affected by natural disasters, pandemics, and other catastrophic events, and by man-made problems such as war or terrorism, that could disrupt our business operations, and our business continuity and disaster recovery plans may not adequately protect us from a serious disaster.

Natural disasters or other catastrophic events may also cause damage or disruption to our operations, international commerce, and the global economy, and could have an adverse effect on our business, operating results, and financial condition. Our business operations are subject to interruption by natural disasters, fire, power shortages, and other events beyond our control.

In addition, our global operations expose us to risks associated with public health crises, such as pandemics and epidemics, which could harm our business and cause its operating results to suffer. For example, the ongoing effects of the COVID-19 pandemic and/or the precautionary measures that we have adopted have resulted, and could continue to result, in difficulties or changes to our customer support, or create operational or other challenges, any of which could adversely impact our business and operating results.

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Further, war, acts of terrorism, labor activism and other geopolitical unrest could cause disruptions in our business or the businesses of its partners or the economy as a whole. In the event of a natural disaster, including a major earthquake, blizzard, or hurricane, or a catastrophic event such as a fire, power loss, or telecommunications failure, we may be unable to continue our operations and may endure system interruptions, reputational harm, delays in development of our products and services, lengthy interruptions in service, breaches of data security, and loss of critical data, all of which could have an adverse effect on our future operating results.

Escalating global tensions, including the conflict between Russia and Ukraine, could negatively impact us.

The ongoing conflict between Russia and Ukraine could led to disruption, instability and volatility in global markets and industries that could negatively impact our operations. The U.S. government and other governments in jurisdictions in which we operate have imposed severe sanctions and export controls against Russia and Russian interests and threatened additional sanctions and controls. The impact of these measures, as well as potential responses to them by Russia, is currently unknown and they could adversely affect our business, partners or customers.

If we default on the Secured Debenture, the secured holder could take possession of our assets, including our patents and other intellectual property.

The Secured Debenture issued April 24, 2017, is secured by our assets, which includes our patents and other intellectual property. In the event that we default on the obligations in the Debenture, the secured holder could take possession of our assets, including our patents and other intellectual property. If this were to occur, investors would likely lose all of their investment.

Several of the convertible notes issued by us are in litigation with uncertain outcomes.

We have issued several convertible notes which are currently the subject of litigation (See “Legal Proceedings”). The outcomes of each of these matters is uncertain and we may be required to both expend large sums of resources on both defending against and pursuing our causes of action in each of these proceedings. In addition, there is no certainty that any outcome will be in favor of us and we may be required to pay settlements or judgments the amounts of which may be material to us. In the event that we do not achieve favorable outcomes to each of the outstanding legal proceedings with convertible note holders, it could have a material adverse effect on us and our operations may fail.

Our future growth depends significantly on our marketing efforts, and if our marketing efforts are not successful, our business and results of operations will be harmed.

We have dedicated some, and intend to significantly increase, resources to marketing efforts. Our ability to attract and retain customers depends in large part on the success of these marketing efforts and the success of the marketing channels we use to promote our products and services. Our marketing channels include, but are not limited to, social media, traditional media such as the press, online affiliations, search engine optimization, search engine marketing, and offline partnerships.

While our goal remains to increase the strength, recognition and trust in our brand by increasing our customer base and expanding our products and services, if any of our current marketing channels becomes less effective, if we are unable to continue to use any of these channels, if the cost of using these channels was to significantly increase or if we are not successful in generating new channels, we may not be able to attract new customers in a cost-effective manner or increase the use of our products and services. If we are unable to recover our marketing costs through increases in the size, value or other product selection and utilization, it could have a material adverse effect on our business, financial condition, results of operations, cash flows and future prospects.

Our stockholders have limited voting power compared to the holder of our Series A Preferred Stock.

Our CEO, Dennis O’Leary, is the sole holder of our Series A Preferred Stock, will control a majority of the voting power of our Company. For so long as Mr. O’Leary holds all of the shares of Series A Preferred Stock, he is expected to hold a majority of our outstanding voting power and he will control the outcome of matters submitted to a stockholder vote, including the appointment of all directors of the Company.

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Our management controls all corporate activities and can approve all transactions, including mergers, without the approval of other stockholders.

Our CEO, Dennis O’Leary, owns 100 shares of our Series A Preferred Stock that gives him the right to a majority of the voting power of the Company. Therefore, our management effectively controls all corporate activities and can approve transactions, including possible mergers, issuance of shares and compensation levels, without the approval of other stockholders. The decisions of our management may not be consistent with or in the best interests of other stockholders.

This capital structure may have anti-takeover effects preventing a change in control transaction that the minority owners of our Common Stock might consider in their best interest.

The ability of our management to control our business may limit or eliminate minority stockholders’ ability to influence corporate affairs.

Our CEO, Dennis O’Leary, owns 100 shares of Series A Preferred Stock that gives him the right to a majority of the voting power of our Company. Because of this beneficial stock ownership, Mr. O’Leary is in a position to continue to elect our entire board of directors, decide all matters requiring stockholder approval, including potential mergers or business changes, and determine our policies. The interests of our management may differ from the interests of our minority stockholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. Our minority stockholders have no way of overriding decisions made by our management. This level of control may also have an adverse impact on the market value of our shares because our management may institute or undertake transactions, policies or programs that may result in losses, may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

We have made and expect to continue to make acquisitions that could disrupt our operations and harm our operating results.

Our growth depends upon market growth, our ability to enhance our existing products, and our ability to introduce new products on a timely basis. We intend to continue to address the need to develop new products and enhance existing products through acquisitions of other companies, product lines, technologies, and personnel. Acquisitions involve numerous risks, including the following:

•	Difficulties in integrating the operations, systems, technologies, products, and personnel of the acquired companies, particularly companies with large and widespread operations and/or complex products;

•	Diversion of management’s attention from normal daily operations of the business and the challenges of managing larger and more widespread operations resulting from acquisitions;

•	Potential difficulties in completing projects associated with in-process research and development intangibles;

•	Difficulties in entering markets in which we have no or limited direct prior experience and where competitors in such markets have stronger market positions;

•	Initial dependence on unfamiliar supply chains;

•	Insufficient revenue to offset increased expenses associated with acquisitions; and

•	The potential loss of key employees, customers, distributors, vendors and other business partners of the companies we acquire following and continuing after announcement of acquisition plans.

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Acquisitions may also cause us to:

•	Issue common stock that would dilute our current shareholders’ percentage ownership;

•	Use a substantial portion of our cash resources or incur debt;

•	Significantly increase our interest expense, leverage and debt service requirements if we incur additional debt to pay for an acquisition;

•	Assume liabilities;

•	Record goodwill and nonamortizable intangible assets that are subject to impairment testing on a regular basis and potential periodic impairment charges;

•	Incur amortization expenses related to certain intangible assets;

•	Incur tax expenses related to the effect of acquisitions on our intercompany research and development cost sharing arrangement and legal structure;

•	Incur large and immediate write-offs and restructuring and other related expenses; and

•	Become subject to intellectual property or other litigation.

Mergers and acquisitions are inherently risky and subject to many factors outside of our control, and no assurance can be given that our previous or future acquisitions will be successful and will not materially adversely affect our business, operating results, or financial condition. Failure to manage and successfully integrate acquisitions could materially harm our business and operating results. Prior acquisitions could result in a wide range of outcomes, from successful introduction of new products and technologies to a failure to do so. Even when an acquired company has already developed and marketed products, there can be no assurance that product enhancements will be made in a timely fashion or that pre-acquisition due diligence will have identified all possible issues that might arise with respect to such products.

From time to time, we have made acquisitions that resulted in charges in an individual quarter. These charges may occur in any particular quarter, resulting in variability in our quarterly earnings. In addition, our effective tax rate for future periods is uncertain and could be impacted by mergers and acquisitions. Risks related to new product development also apply to acquisitions.

Acquisitions, joint ventures or other strategic transactions create certain risks and may adversely affect our business, financial condition or results of operations.

Acquisitions, partnerships and joint ventures are part of our growth strategy. We evaluate and expect in the future to evaluate potential strategic acquisitions of, and partnerships or joint ventures with, complementary businesses, services or technologies. We may not be successful in identifying acquisition, partnership and joint venture targets. In addition, we may not be able to successfully finance or integrate any businesses, services or technologies that we acquire or with which we form a partnership or joint venture.

We may not be able to identify suitable acquisition candidates or complete acquisitions in the future, which could adversely affect our future growth; or businesses that we acquire may not perform as well as expected or may be more difficult or expensive to integrate and manage than expected, which could adversely affect our business and results of operations. In addition, the process of integrating these acquisitions may disrupt our business and divert our resources.

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In addition, acquisitions outside our current operating jurisdictions often involve additional or increased risks including, for example:

•	managing geographically separated organizations, systems and facilities;

•	integrating personnel with diverse business backgrounds and organizational cultures;

•	complying with foreign regulatory requirements;

•	fluctuations in exchange rates;

•	enforcement and protection of intellectual property in some foreign countries;

•	difficulty entering new foreign markets due to, among other things, customer acceptance and business knowledge of these new markets; and

•	general economic and political conditions.

These risks may arise for a number of reasons: we may not be able to find suitable businesses to acquire at affordable valuations or on other acceptable terms; we may face competition for acquisitions from other potential acquirers; we may need to borrow money or sell equity or debt securities to the public to finance acquisitions and the terms of these financings may be adverse to us; changes in accounting, tax, securities or other regulations could increase the difficulty or cost for us to complete acquisitions; we may incur unforeseen obligations or liabilities in connection with acquisitions; we may need to devote unanticipated financial and management resources to an acquired business; we may not realize expected operating efficiencies or product integration benefits from an acquisition; we could enter markets where we have minimal prior experience; and we may experience decreases in earnings as a result of non-cash impairment charges.

We cannot ensure that any acquisition, partnership or joint venture we make will not have a material adverse effect on our business, financial condition and results of operations.

Because of the unique difficulties and uncertainties inherent in technology development, we face a risk of business failure.

Potential investors should be aware of the difficulties normally encountered by companies developing new technology and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the development of new technology with limited personnel and financial means. These potential problems include, but are not limited to, unanticipated technical problems that extend the time and cost of product development, or unanticipated problems with the operation of our technology or that with which we are licensing that also extend the time and cost of product development.

Successful technical development of our products does not guarantee successful commercialization.

We may successfully complete the technical development for one or all of our product development programs, but still fail to develop a commercially successful product for a number of reasons, including among others the following:

•	Competing products;

•	Ineffective distribution and marketing;

•	Lack of sufficient cooperation from our partners; and

•	Demonstrations of the products not aligning with or meeting customer needs.

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Our success in the market for the products we develop will depend largely on our ability to prove our products’ capabilities. Upon demonstration, our products and/or technology may not have the capabilities they were designed to have or that we believed they would have. Furthermore, even if we do successfully demonstrate our products’ capabilities, potential customers may be more comfortable doing business with a larger, more established, more proven company than us. Moreover, competing products may prevent us from gaining wide market acceptance of our products. Significant revenue from new product investments may not be achieved for a number of years, if at all.

If we do not effectively manage our growth and the associated demands on our operational, risk management, sales and marketing, technology, compliance and finance and accounting resources, our business may be adversely impacted.

To effectively manage and capitalize on our growth, we must continue to expand our information technology and financial, operating, and administrative systems and controls, and continue to manage headcount, capital, and processes efficiently. Our continued growth could strain our existing resources, and we could experience ongoing operating difficulties in managing our business as we expand across numerous jurisdictions, including difficulties in hiring, training, and managing an employee base. Failure to scale and preserve our company culture with growth could harm our future success, including our ability to retain and recruit personnel and to effectively focus on and pursue our corporate objectives. If we do not adapt to meet these evolving challenges, or if our management team does not effectively scale with our growth, we may experience erosion to our brand, the quality of our products and services may suffer, and our company culture may be harmed. Moreover, the failure of our systems and processes could undermine our ability to provide accurate, timely, and reliable reports on our financial and operating results, including the financial statements provided herein, and could impact the effectiveness of our internal controls over financial reporting. In addition, our systems and processes may not prevent or detect all errors, omissions, or fraud, though we have experienced no such material errors, omissions or fraud in the past. For example, our employees may fail to identify transaction errors or fraudulent information provided by our customers. Any of the foregoing operational failures could lead to noncompliance with laws, loss of operating licenses or other authorizations, or loss of relationships that could substantially impair or even suspend company operations.

We intend to continue to develop our technology. Successful implementation of this strategy may require significant expenditure before any substantial associated revenue is generated and we cannot guarantee that these increased investments will result in corresponding and offsetting revenue growth. Our growth may not be sustainable and depends on our ability to retain existing customers, attract new customers, expand product offerings, and increase processed volumes and revenue from both new and existing customers.

A customer’s use of our services may decrease for a variety of reasons, including the customer’s level of satisfaction with our products and services, the expansion of business to offer new products and services, the effectiveness of our support services, the pricing of our products and services, the pricing, range and quality of competing products or services, the effects of global economic conditions, regulatory limitations, trust, or perception and interest in our products and services. Furthermore, the complexity and costs associated with switching to a competitor may not be significant enough to prevent a customer from switching service providers, especially for larger customers.

Any failure by us to retain existing customers, attract new customers, and increase revenue from both new and existing customers could materially and adversely affect our business, financial condition, results of operations and prospects. These efforts may require substantial financial expenditures, commitments of resources, developments of our processes, and other investments and innovations.

We face intense and increasing competition and, if we do not compete effectively, our competitive positioning and our operating results will be harmed.

We operate in a rapidly changing and highly competitive industry, and our results of operations and future prospects depend on, among other things:

•	the growth of our customer base;

•	our ability to acquire customers at a lower cost, and

•	our ability to increase our overall value to each of our customers while they use our products and services.

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Despite the barriers to enter the markets we serve, we expect our competition to continue to increase. In addition to established enterprises, we may also face competition from early-stage companies attempting to capitalize on the same, or similar, opportunities as we are. Some of our current and potential competitors have longer operating histories, significantly greater financial, technical, marketing and other resources, and a larger customer base than we do. This allows them, among others, to potentially offer more competitive pricing or other terms or features, a broader range of products, or a more specialized set of specific products or services, as well as respond more quickly than we can to new or emerging technologies and changes in customer preferences.

Our existing or future competitors may develop products or services that are similar to our products and services or that achieve greater market acceptance than our products and services. This could attract new customers away from our services and reduce our market share in the future. Additionally, when new competitors seek to enter our markets, or when existing market participants seek to increase their market share, these competitors sometimes undercut, or otherwise exert pressure on, the pricing terms prevalent in that market, which could adversely affect our market share and/or ability to capitalize on new market opportunities.

Cyberattacks and security breaches of our systems, or those impacting our customers or third parties, could adversely impact our brand and reputation and our business, operating results and financial condition.

Our business involves the collection, storage, processing and transmission of confidential information, customer, employee, service provider and other personal data, as well as information required to access customer assets. Any actual or perceived security breach of our or our third-party partners may:

•	harm our reputation and brand;

•	result in our systems or services being unavailable and interrupt our operations;

•	result in improper disclosure of data and violations of applicable privacy and other laws;

•	result in significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory and financial exposure;

•	cause us to incur significant remediation costs;

•	lead to theft or irretrievable loss of our or our customers’ assets;

•	reduce customer confidence in, or decreased use of, our products and services;

•	divert the attention of management from the operation of our business;

•	result in significant compensation or contractual penalties from us to our customers or third parties as a result of losses to them or claims by them; and

•	adversely affect our business and operating results.

Further, any actual or perceived breach or cybersecurity attack directed at other similar institutions, whether or not we are directly impacted, could lead to a general loss of customer confidence in the use of our technology, which could negatively impact us including the market perception of the effectiveness of our security measures and technology infrastructure.

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An increasing number of organizations, including large businesses, technology companies and financial institutions, as well as government institutions, have disclosed breaches of their information security systems, some of which have involved sophisticated and highly targeted attacks, including on their websites, mobile applications, and infrastructure. Attacks upon systems across a variety of industries are increasing in their frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded, and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper, or illegal access to systems and information (including customers’ personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of its third-party service providers or partners. Certain types of cyberattacks could harm us even if our systems are left undisturbed. For example, attacks may be designed to deceive employees and service providers into releasing control of our systems to a hacker, while others may aim to introduce computer viruses or malware into our systems with a view to stealing confidential or proprietary data. Additionally, certain threats are designed to remain dormant or undetectable until launched against a target and we may not be able to implement adequate preventative measures.

Although we do not have a past history of material security breaches or cyberattacks, and do not believe we are a target of such breaches or attacks, we have developed systems and processes designed to protect the data we manage, prevent data loss and other security breaches, and effectively respond to known and potential risks. We expect to continue to expend significant resources to bolster these protections, but there can be no assurance that these security measures will provide absolute security or prevent breaches or attacks. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. Certain threat actors may be supported by significant financial and technological resources, making them even more sophisticated and difficult to detect. As a result, our costs and the resources it devotes to protecting against these advanced threats and their consequences may increase over time.

Although we maintain insurance coverage that we believe is adequate for our business, it may be insufficient to protect us against all losses and costs stemming from security breaches, cyberattacks, and other types of unlawful activity, or any resulting disruptions from such events. Outages and disruptions of our systems, including any caused by cyberattacks, may harm our reputation and our business, operating results, and financial condition.

We may incur significant liability as a result of ongoing disputes.

We are a party to multiple legal disputes the resolutions of which may adversely affect our business and results of operations.

We may be subject to various other legal proceedings, arbitrations, and regulatory investigation matters as further described in “Legal Proceedings”. If any of these matters are resolved unfavorably to us, our business and results of operations may be adversely affected.

We have a limited operating history in an evolving and highly volatile industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

Because we have a limited history operating our business at our current scale and scope, it is difficult to evaluate our current business and future prospects, including our ability to plan for and model future growth. For example, recently launched services require substantial resources and there is no guarantee that such expenditures will result in profit or growth of our business. The rapidly evolving nature of the market in which we operate, substantial uncertainty concerning how these markets may develop, and other economic factors beyond our control, reduces our ability to accurately forecast quarterly or annual revenue. Failure to manage our current and future growth effectively could have an adverse effect on our business, operating results, and financial condition.

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Adverse economic conditions may adversely affect our business.

Our performance is subject to general economic conditions, and their impact on the industries in which we operate, as well as our customers. The United States and other key European and other international economies have experienced cyclical downturns from time to time in which economic activity declined resulting in lower consumption rates, restricted credit, reduced profitability, weaknesses in financial markets, bankruptcies, and overall uncertainty with respect to the economy. The impact of general economic conditions on our business is highly uncertain and dependent on a variety of factors, including market activity, global economic trends, and other events beyond our control. Geopolitical developments, such as trade wars and foreign exchange limitations can also increase the severity and levels of unpredictability globally and increase the volatility of global financial markets. To the extent that conditions in the general economic markets materially deteriorate, our ability to attract and retain customers may suffer.

The nature of our business involves significant risks and uncertainties that may not be covered by insurance or indemnity.

We develop and sell products where insurance or indemnification may not be available, including:

•	Designing and developing products using advanced technologies in intelligence and homeland security applications that are intended to operate in high demand, high risk situations; and

•	Designing and developing products to collect, distribute and analyze various types of information.

Certain products may raise questions with respect to issues of privacy rights, civil liberties, intellectual property, trespass, conversion and similar concepts, which may raise new legal issues. Indemnification to cover potential claims or liabilities resulting from a failure of technologies developed or deployed may be available in certain circumstances but not in others. We are not able to maintain insurance to protect against all operational risks and uncertainties. Substantial claims resulting from an accident, failure of our product, or liability arising from our products in excess of any indemnity or insurance coverage (or for which indemnity or insurance is not available or was not obtained) could harm our financial condition, cash flows, and operating results. Any accident, even if fully covered or insured, could negatively affect our reputation among our customers and the public, and make it more difficult for us to compete effectively.

Material weaknesses in our internal control over financial reporting may, until remedied, cause errors in our financial statements or cause our filings with the SEC to not be timely.

We believe that material weaknesses exist in our internal control over financial reporting as of December 31, 2022, including those related to (i) our internal audit functions and (ii) a lack of segregation of duties within accounting functions. If our internal control over financial reporting or disclosure controls and procedures are not effective, there may be errors in our financial statements that could require a restatement or our filings may not be timely made with the Securities and Exchange Commission (the “SEC”). We intend to implement additional corporate governance and control measures to strengthen our control environment as we are able, but we may not achieve our desired objectives. Moreover, no control environment, no matter how well designed and operated, can prevent or detect all errors or fraud. We may identify material weaknesses and control deficiencies in our internal control over financial reporting in the future that may require remediation and could lead investors losing confidence in our reported financial information, which could lead to a decline in our stock price.

Being a public company is expensive and administratively burdensome.

As a public reporting company, we are subject to the information and reporting requirements of the Securities Act, the Exchange Act and other federal securities laws, rules and regulations related thereto, including compliance with the Sarbanes-Oxley Act. Complying with these laws and regulations requires the time and attention of our Board of Directors and management team, and increases our expenses.

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Among other things, we are required to:

•	Maintain and evaluate a system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

•	Prepare and distribute periodic reports in compliance with our obligations under federal securities laws;

•	Institute a more comprehensive compliance function, including with respect to corporate governance; and

•	Involve, to a greater degree, our outside legal counsel and accountants in the above activities.

The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders are expensive and much greater than that of a privately-held company, and compliance with these rules and regulations may require us to hire additional financial reporting, internal controls and other finance personnel, and will involve a material increase in regulatory, legal and accounting expenses and the attention of management. There can be no assurance that we will be able to comply with the applicable regulations in a timely manner, if at all. In addition, being a public company makes it more expensive for us to obtain director and officer liability insurance. In the future, we may be required to accept reduced coverage or incur substantially higher costs to obtain this coverage.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, we expect these new rules and regulations to increase our compliance costs in 2023 and beyond and to make certain activities more time consuming and costly. As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our Board of Directors or as executive officers.

Delaware law and our Certificate of Incorporation and Bylaws will contain certain provisions, including anti-takeover provisions that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

Our Certificate of Incorporation and bylaws contains provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by our board and therefore depress the trading price of our Common Stock. In addition, as a Delaware corporation, we will generally be subject to provisions of Delaware law, including the DGCL. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current members of our board or taking other corporate actions, including effecting changes in management.

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Such provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our board or management.

Any provision of our Certificate of Incorporation or bylaws or Delaware law that has the effect of delaying or preventing a change in control could limit the opportunity for stockholders to receive a premium for their shares of our stock and could also affect the price that some investors are willing to pay for our Common Stock.

Risks Related to Our Financial Condition

If we do not obtain additional financing or sufficient revenues, our business will fail.

Our current operating funds are less than necessary to fulfill our operating costs and we will need to obtain additional financing in order to continue our business operations. Although we are generating revenues, we are not generating net income.

We will require additional financing to execute our business plan through raising additional capital and/or generating greater revenues.

Obtaining additional financing is subject to a number of factors, including acceptance of our BOTDA technology and current financial condition as well as general market conditions.

These factors affect the timing, amount, terms or conditions of additional financing unavailable to us. If additional financing is not arranged, we will face the risk of going out of business. Our management is currently engaged in actively pursuing multiple financing options in order to obtain the capital necessary to execute our business plan.

The most likely source of future funds presently available to us is through the additional sales of equity or through convertible debt instruments. Any sales of share capital or conversion of convertible debt will most likely result in dilution to existing shareholders.

There is no history upon which to base any assumption as to the likelihood we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

We might require additional capital to support business growth, and this capital might not be available or may require stockholder approval to obtain.

We have funded our operations since inception primarily through equity financings, convertible notes, and revenue generated by our products and services. We intend to continue to make investments in our business to respond to business challenges, including developing new products and services, enhancing our operating infrastructure, expanding our international operations, and acquiring complementary businesses and technologies, all of which may require us to secure additional funds.

Additional financing may not be available on terms favorable to us, if at all. If we incur additional debt, the debt holders may have rights senior to holders of our common stock to make claims on our assets, and the terms of any debt could restrict our operations.

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Our only existing commitments for financing are pursuant to Equity Financing Agreements with GHS Investments LLC but our ability to make puts is subject to certain conditions which may limit our ability to make puts or the amount of each put. In the event we are unable to make puts or obtain other commitments for financing, our business will fail.

On May 27, 2022, we entered an Amended Equity Financing Agreement (as amended on June 1, 2022) and Registration Rights Agreement (the “Registration Rights Agreement”) with GHS Investments LLC (“GHS”), pursuant to which GHS agreed to purchase up to $70,000,000 in shares of our Common Stock, from time to time over the course of 24 months (the “Contract Period”) after effectiveness of a registration statement on Form S-1 (the “Registration Statement”) of the underlying shares of Common Stock.

In addition, on June 5, 2023, we entered an Amended Equity Financing Agreement with GHS, pursuant to which GHS agreed to purchase up to $30,000,000 in shares of our Common Stock, from time to time over the course of 12 months.

The EFA grants us the right, from time to time at our sole discretion (subject to certain conditions) during the Contract Period, to direct GHS to purchase shares of Common Stock on any business day (a “Put”), provided that at least ten Trading Days (as defined in the EFA) have passed since the most recent Put. No Put will be made in an amount less than $10,000 or greater than $1,000,000. In no event is the Company entitled to make a Put or is GHS entitled to purchase that number of shares of Common Stock of the Company, which when added to the sum of the number of shares of Common Stock beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the Securities Exchange Act 1934, as amended (the “Exchange Act”)), by GHS, would exceed 4.99% of the number of shares of Common Stock outstanding on such date, as determined in accordance with Rule 13d-1(j) of the Exchange Act.

Due to these limitations, we may be unable to make Puts sufficient to finance our business operations. In the event we are unable to make Puts or obtain other commitments for financing, our business will fail.

We need to continue as a going concern if our business is to succeed.

Our independent registered public accounting firm reports (from two separate independent registered public accounting firms) on our audited financial statements for the years ended December 31, 2022 and 2021, each indicate that there are a number of factors that raise substantial risks about our ability to continue as a going concern. Such factors identified in the report are our accumulated deficit since inception, our failure to attain profitable operations, the excess of liabilities over assets, and our dependence upon obtaining adequate additional financing to pay our liabilities. If we are not able to continue as a going concern, investors could lose their investments.

There is no assurance that we will achieve or maintain profitability or that our revenue and business models will be successful.

Our ability to achieve and maintain profitability is based on numerous factors, many of which are beyond our control. We may not be able to generate sufficient revenue to maintain profitability in the short or long-term. Our revenue growth may slow, or our revenue may decline for a number of other reasons, including reduced demand for our offerings, increased competition, a decrease in the growth or size of the industries in which we operate, in the usage our technologies generally, or any failure to capitalize on growth opportunities.

We are continually refining our revenue and business model and have shifted our focus to the development and commercialization of our products and services. There is no assurance that these efforts will be successful or that we will generate revenues commensurate with our efforts and expectations or become or stay profitable. We may be forced to make significant changes to our revenue and business model to compete with our competitors’ offerings, and even if such changes are undertaken, there is no guarantee that they will be successful or profitable. Additionally, we will need to hire, train, and integrate qualified personnel to meet and further such changes to our business objectives at potentially significant additional expense. Failure to successfully implement revenue and business models or manage related expenses could cause us to be unprofitable and have an adverse effect on pour business, operating results and financial condition.

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We may be affected by fluctuations in currency exchange rates

We are potentially exposed to adverse as well as beneficial movements in currency exchange rates. An increase in the value of the dollar could increase the real cost to our customers of our products in those markets outside the U.S. where we sell in dollars, and a weakened dollar could increase the cost of local operating expenses from sources outside the United States, and overseas capital expenditures. We also conduct certain investing and financing activities in local currencies. Therefore, changes in exchange rates could harm our financial condition and results of operations.

We may experience fluctuations in our quarterly operating results.

We could experience significant fluctuations in our quarterly operating results due to a number of factors, many of which are beyond our control. You should not rely on period-to-period comparisons of our operating results as an indication of our future performance. Factors that may cause fluctuations in our quarterly operating results include, but are not limited to, the following:

•	a change in the volume of our customers use of our products and services and generally;

•	planned and unplanned increases in marketing, sales and other operating expenses that we may incur to grow and expand our customer base and operations, and to remain competitive;

•	the success, or lack of success, in new marketing approaches we have recently undertaken or plan to undertake, which have not been previously or fully tested;

•	the continued market acceptance of our products and services in a highly competitive environment;

•	system disruptions, outages and other performance problems or interruptions on our products and technology, or breaches of data or system security, including ransomware or other major cyber-attacks, which, if extended or severe, may harm our credibility and reputation in the market;

•	our failure to provide adequate customer service;

•	our ability to successfully, and in a timely manner, continue development, improvement and feature-enhancement of our products and services, including our intellectual property, data analytics, proprietary technology and customer support functions;

•	the timing and success of new product and service introductions, and new product and service features or enhancements, by us and our subsidiaries, or our competitors, or other changes in the competitive landscape of the markets in which we operate;

•	the success of our expansion into new markets, products and services, or ones in which we are in the early stages;

•	changes in the adoption and use of our technologies and the public perception of them;

•	changes in the legislative or regulatory environment, scope or focus of regulatory investigations and inquiries, or interpretations of regulatory requirements, or outright prohibition of certain activities;

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•	disputes with our customers, adverse litigation and regulatory judgments, enforcement actions, settlements or other related costs and the reputational impact and public perception of such occurrences, including in emerging industries, or emerging components of industries;

•	the timing and amount of non-cash expenses, such as stock-based compensation and asset impairment;

•	changes in accounting standards, policies, guidance, interpretations or principles; and

•	general economic conditions in either domestic or international markets, including the impact of the ongoing COVID-19 pandemic.

Our operating results may fall below the expectations of market analysts and investors in some future periods, which could cause the market price of our Common Stock to decline substantially.

Changes in U.S. and foreign tax laws, as well as the application of such laws, could adversely impact our financial position and operating results.

We are subject to complex income and non-income tax laws and regulations in the United States and a variety of foreign jurisdictions. Both the United States and foreign jurisdictions may revise corporate income tax and other non-income tax laws which could impact the amount of tax due in such jurisdiction.

Our determination of our corporate income tax liability is subject to review and may be challenged by applicable U.S. and foreign tax authorities. Any adverse outcome of such challenge could harm our operating results and financial condition. The determination of our worldwide provision for income taxes and other tax liabilities requires significant judgment and, in the ordinary course of business, there are many transactions and calculations where the ultimate tax determination is complex and uncertain. Moreover, as a multinational business, we have subsidiaries that engage in many intercompany transactions in a variety of tax jurisdictions where the ultimate tax determination is complex and uncertain. Our existing corporate structure and intercompany arrangements have been implemented in a manner we believe is in compliance with current prevailing tax laws. Furthermore, as we operate in multiple taxing jurisdictions, the application of tax laws can be subject to diverging and sometimes conflicting interpretations by tax authorities of these jurisdictions. It is not uncommon for taxing authorities in different countries to have conflicting views with respect to, among other things, the characterization and source of income or other tax items, the manner in which the arm’s-length standard is applied for transfer pricing purposes, or with respect to the valuation of intellectual property. The taxing authorities of the jurisdictions in which we operate may challenge our tax treatment of certain items or the methodologies we use for valuing developed technology or intercompany arrangements, which could impact our worldwide effective tax rate and harm our financial position and operating results.

We are also subject to non-income taxes, such as payroll, sales, use, value-added, net worth, property, and goods and services taxes in the United States and various foreign jurisdictions. A change in the tax law could impact tax positions which could result in an increased exposure related to such tax liabilities. Such changes could have an adverse effect on our operating results and financial condition.

In addition, under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), a corporation that undergoes an “ownership change” (as defined under Sections 382 and 383 of the Code and applicable Treasury Regulations) is subject to limitations on its ability to utilize its pre-change NOLs and certain other tax attributes to offset post-change taxable income or taxes.

We have not performed a study to determine whether its NOLs are currently subject to Section 382 limitations. We may also experience a future ownership change under Section 382 of the Code that could affect our ability to utilize its NOLs to offset our income.

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If our estimates or judgment relating to our critical accounting policies prove to be incorrect, our operating results could be adversely affected.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, as provided in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. The results of these estimates form the basis for making judgments about the carrying values of assets, liabilities, and equity, and the amount of revenue and expenses that are not readily apparent from other sources. Significant estimates and judgments involve the identification of performance obligations in revenue recognition, evaluation of tax positions, inter-company transactions, and the valuation of stock-based awards and the fiat reserves we hold, among others. Our operating results may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which could cause our operating results to fall below the expectations of analysts and investors, resulting in a decline in the trading price of our Common Stock.

Business metrics and other estimates are subject to inherent challenges in measurement, and our business, operating results, and financial condition could be adversely affected by real or perceived inaccuracies in those metrics.

We regularly review business metrics and other measures to evaluate growth trends, measure our performance, and makes strategic decisions. These metrics are calculated using internal company data and have not been validated by an independent third party. While these numbers are based on what we currently believe to be reasonable estimates for the applicable period of measurement, there are inherent challenges in such measurements. If we fail to maintain an effective analytics platform, our calculations may be inaccurate, and we may not be able to identify those inaccuracies.

We are subject to changes in financial reporting standards or policies, including as a result of choices made by us, which could materially adversely affect our reported results of operations and financial condition and may have a corresponding material adverse impact on capital ratios.

Our consolidated financial statements are prepared in accordance with GAAP, which are periodically revised or expanded. Accordingly, from time to time we are required to adopt new or revised accounting standards issued by recognized bodies. It is possible that future accounting standards and financial reporting standards or policies, including as a result of choices made by us, which we are required to adopt, could change the current accounting treatment that applies to our consolidated financial statements and that such changes could have a material adverse effect on our reported results of operations and financial condition, and may have a corresponding material adverse effect on capital ratios.

Risks Related to Our Employees and Other Service Providers

We are heavily reliant on Dennis O’Leary, our Chairman and Chief Executive Officer, and the departure or loss of Dennis O’Leary could disrupt our business.

We depend heavily on the continued efforts of Dennis O’Leary, Chairman, Chief Executive Officer and director. Mr. O’Leary is essential to our strategic vision and day-to-day operations and would be difficult to replace. Although we have an employment agreement with Mr. O’Leary, we cannot be certain that he will desire to continue with us for the necessary time it will to complete the product development and initial sales channel development. The departure or loss of Mr. O’Leary, or the inability to hire and retain a qualified replacement, could negatively impact our ability to manage our business.

If we are unable to recruit and retain key management, technical and sales personnel, our business would be negatively affected.

For our business to be successful, we need to attract and retain highly qualified technical, management and sales personnel. The failure to recruit additional key personnel when needed with specific qualifications and on acceptable terms or to retain good relationships with our partners might impede our ability to continue to develop, commercialize and sell our products. To the extent the demand for skilled personnel exceeds supply, we could experience higher labor, recruiting and training costs in order to attract and retain such employees. We face competition for qualified personnel from other companies with significantly more resources available to them and thus may not be able to attract the level of personnel needed for our business to succeed.

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In the event of employee or service provider misconduct or error, our business may be adversely impacted.

Employee or service provider misconduct or error could subject us to legal liability, financial losses, and regulatory sanctions, and could seriously harm our reputation and negatively affect our business. Such misconduct could include engaging in improper or unauthorized transactions or activities, misappropriation of customer funds, and misappropriation of information, failing to supervise other employees or service providers, or improperly using confidential information.

Employee or service provider errors could expose us to the risk of material losses even if the errors are detected. Although we have implemented processes and procedures and provide trainings to our employees and service providers to reduce the likelihood of misconduct and error, these efforts may not be successful. Moreover, the risk of employee or service provider error or misconduct may be even greater for novel products and services.

This can lead to high risk of confusion among employees and service providers, particularly in a fast growth company like ours, with respect to compliance obligations particularly including confidentiality, data access, and conflicts. It is not always possible to deter misconduct and the precautions we take to prevent and detect this activity may not be effective in all cases. If we were found not to have met our regulatory oversight and compliance and other obligations, we could be subject to regulatory sanctions, financial penalties and restrictions on our activities for failure to properly identify, monitor and respond to potentially problematic activity, which could seriously damage our reputation. Our employees, contractors, and agents could also commit errors that subject us to financial claims for negligence, as well as regulatory actions, or result in financial liability. Further, allegations by regulatory or criminal authorities of improper transactions could affect our brand and reputation.

Risks Related to Our Common Stock

You may experience dilution of your ownership interests because of the future issuance of additional shares of our common or preferred stock or other securities that are convertible into or exercisable for our common or preferred stock.

We are authorized to issue an aggregate of 20,000,000,000 shares of common stock and 2,000,000 shares of “blank check” preferred stock. In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We may issue additional shares of our common stock or other securities that are convertible into or exercisable for our common stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock may create downward pressure on the trading price of the common stock. We will need to raise additional capital in the near future to meet our working capital needs, and there can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with these capital raising efforts, including at a price (or exercise or conversion prices) below the price an investor paid for stock.

Because the SEC imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that investors may have difficulty reselling their shares and may cause the price of the shares to decline.

Our shares qualify as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which imposes additional sales practice requirements on broker/dealers who sell our securities in this offering or in the aftermarket. In particular, prior to selling a penny stock, broker/dealers must give the prospective customer a risk disclosure document that: contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; contains a description of the broker/dealers’ duties to the customer and of the rights and remedies available to the customer with respect to violations of such duties or other requirements of Federal securities laws; contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask prices; contains the toll free telephone number for inquiries on disciplinary actions established pursuant to section 15(A)(i); defines significant terms used in the disclosure document or in the conduct of trading in penny stocks; and contains such other information, and is in such form (including language, type size, and format), as the SEC requires by rule or regulation. Further, for sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement before making a sale to you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent reselling of shares and may cause the price of the shares to decline.

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We do not expect to declare or pay any dividends.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.

Volatility of Stock Price.

Our common shares are currently publicly traded on the OTC Markets under the symbol “DPLS.” In the future, the trading price of our common shares may be subject to wide fluctuations. Trading prices of the common shares may fluctuate in response to a number of factors, many of which will be beyond our control. In addition, the stock market in general, and the market for technology companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies. Market and industry factors may adversely affect the market price of the common shares, regardless of our operating performance. Readers should carefully consider the risks and uncertainties described below before deciding whether to invest in shares of our common stock.

Our failure to successfully address the risks and uncertainties described below would have a material adverse effect on our business, financial condition and/or results of operations, and the trading price of our common stock may decline and investors may lose all or part of their investment. We cannot assure you that we will successfully address these risks or other unknown risks that may affect our business.

As an enterprise engaged in the development of new technology, our business is inherently risky. Our common shares are considered speculative during the development of our new business operations. Prospective investors should consider carefully the risk factors set out herein. The market price of our common stock has fluctuated significantly.

Being a public company is expensive and administratively burdensome.

As a public reporting company, we are subject to the information and reporting requirements of the Securities Act, the Exchange Act and other federal securities laws, rules and regulations related thereto, including compliance with the Sarbanes-Oxley Act. Complying with these laws and regulations requires the time and attention of our Board of Directors and management team, and increases our expenses.

Among other things, we are required to:

•	Maintain and evaluate a system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

•	Prepare and distribute periodic reports in compliance with our obligations under federal securities laws;

•	Institute a more comprehensive compliance function, including with respect to corporate governance; and

•	Involve, to a greater degree, our outside legal counsel and accountants in the above activities.

The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders are expensive and much greater than that of a privately-held company, and compliance with these rules and regulations may require us to hire additional financial reporting, internal controls and other finance personnel, and will involve a material increase in regulatory, legal and accounting expenses and the attention of management. There can be no assurance that we will be able to comply with the applicable regulations in a timely manner, if at all. In addition, being a public company makes it more expensive for us to obtain director and officer liability insurance. In the future, we may be required to accept reduced coverage or incur substantially higher costs to obtain this coverage.

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If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, we expect these new rules and regulations to increase our compliance costs in 2022 and beyond and to make certain activities more time consuming and costly. As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our Board of Directors or as executive officers.

You could lose all of your investment.

An investment in our securities is speculative and involves a high degree of risk. Potential investors should be aware that the value of an investment in the Company may go down as well as up. In addition, there can be no certainty that the market value of an investment in the Company will fully reflect its underlying value. You could lose your entire investment.

The ability of our Board of Directors to issue additional stock may prevent or make more difficult certain transactions, including a sale or merger of the Company.

Our Board of Directors is authorized to issue up to 2,000,000 shares of preferred stock with powers, rights and preferences designated by it. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company.  The ability of the Board of Directors to issue such additional shares of preferred stock, with rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means.  Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price for their shares in a tender offer or the temporary increase in market price that such an attempt could cause.  Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board of Directors could make it more difficult to remove incumbent officers and directors from office even if such change were to be favorable to stockholders generally.

Our stock may be traded infrequently and in low volumes, so you may be unable to sell your shares at or near the quoted bid prices if you need to sell your shares.

Until our common stock is listed on a national securities exchange such as the New York Stock Exchange or the Nasdaq, we expect our common stock to remain eligible for quotation on the OTC Markets, or on another over-the-counter quotation system. In those venues, however, the shares of our common stock may trade infrequently and in low volumes, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. An investor may find it difficult to obtain accurate quotations as to the market value of our common stock or to sell his or her shares at or near bid prices or at all. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our common stock, which may further affect the liquidity of our common stock. This would also make it more difficult for us to raise capital.

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There currently is no active public market for our common stock and there can be no assurance that an active public market will ever develop. Failure to develop or maintain a trading market could negatively affect the value of our common stock and make it difficult or impossible for you to sell your shares.

There is currently no active public market for shares of our common stock and one may never develop. Our common stock is quoted on the OTC Markets. The OTC Markets is a thinly traded market and lacks the liquidity of certain other public markets with which some investors may have more experience. We may not ever be able to satisfy the listing requirements for our common stock to be listed on a national securities exchange, which is often a more widely-traded and liquid market. Some, but not all, of the factors which may delay or prevent the listing of our common stock on a more widely-traded and liquid market include the following: our stockholders’ equity may be insufficient; the market value of our outstanding securities may be too low; our net income from operations may be too low; our common stock may not be sufficiently widely held; we may not be able to secure market makers for our common stock; and we may fail to meet the rules and requirements mandated by the several exchanges and markets to have our common stock listed. Should we fail to satisfy the initial listing standards of the national exchanges, or our common stock is otherwise rejected for listing, and remains listed on the OTC Markets or is suspended from the OTC Markets, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility, making it difficult or impossible to sell shares of our common stock.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction.  Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our common stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	The impact of conflict between the Russian Federation and Ukraine on our operations;

•	Geo-political events, such as the crisis in Ukraine, government responses to such events and the related impact on the economy both nationally and internationally;

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•	Changes in our industry;

•	Competitive pricing pressures;

•	Our ability to obtain working capital financing;

•	Additions or departures of key personnel;

•	Sales of our common stock;

•	Our ability to execute our business plan;

•	Operating results that fall below expectations;

•	Loss of any strategic relationship;

•	Regulatory developments; and

•	Economic and other external factors.

In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, including upon the expiration of any statutory holding period under Rule 144, or issued upon the conversion of preferred stock or exercise of warrants, it could create a circumstance commonly referred to as an "overhang" and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, including upon the expiration of any statutory holding period under Rule 144, or issued upon the conversion of preferred stock or exercise of warrants, it could create a circumstance commonly referred to as an "overhang" and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

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Risks Related to Government Regulation

Legislative and regulatory actions taken now or in the future may increase our costs and impact our business, governance structure, financial condition or results of operations.

Federal, state and international regulatory agencies frequently adopt changes to their regulations or change the way existing regulations are applied. Regulatory or legislative changes to laws applicable to the industries in which we operate, if enacted or adopted, may impact the profitability of our business activities, require more oversight or change certain of our business practices, including the ability to offer new products and services and to continue offering our current products and services, and could expose us to additional costs, including increased compliance costs. These changes also may require us to invest significant management attention and resources to make any necessary changes to operations to comply and could have a material adverse effect on its business, financial condition and results of operations.

The regulatory environment to which we are subject gives rise to various licensing requirements, legal and financial compliance costs and management time, and non-compliance could result in monetary and reputational damages, all of which could have a material adverse effect on our business, financial position and results of operations.

There can be no assurance that we will be able to maintain our existing, or obtain additional, required regulatory licenses, certifications and regulatory approvals in the countries where we provide services or want to expand to. Furthermore, where we have obtained such regulatory licenses, certifications and regulatory approvals, there are costs and potential product changes involved in maintaining such regulatory licenses, certifications, and approvals, and we could be subject to fines or other enforcement action if we are found to violate disclosure, reporting, anti-money laundering, capitalization, corporate governance or other requirements of such licenses. These factors could impose substantial additional costs and involve considerable delay to the development or provision of our products or services, or could require significant and costly operational changes or prevent us from providing any products or services in a given market.

If we are unable to commit sufficient resources to regulatory compliance, this could lead to delays and errors and may force us to choose between prioritizing compliance matters over administrative support for business activities, or may ultimately force us to cease offering certain products or services globally or in certain jurisdictions. Any delays or errors in implementing regulatory compliance could lead to substantial monetary damages and fines, public reprimands, a material adverse effect on our reputation, regulatory measures in the form of cease and desists orders, increased regulatory compliance requirements or other potential regulatory restrictions on our business, enforced suspension of operations and in extreme cases, withdrawal of regulatory licenses or authorizations to operate particular businesses, or criminal prosecution in certain circumstances.

We are and may continue to be subject to litigation, including individual and class action lawsuits, as well as regulatory audits, disputes, inquiries, investigations and enforcement actions by regulators and governmental authorities.

We have been and may from time to time become subject to material claims, arbitrations, individual and class action lawsuits, government and regulatory investigations, inquiries, actions or requests and other proceedings alleging violations of laws, rules, and regulations, both foreign and domestic, involving competition and antitrust law, intellectual property, privacy, data protection, information security, anti-money laundering, counter terrorist financing, sanctions, anti-corruption, accessibility claims, securities, tax, labor and employment, payment network rules, commercial disputes, services, and other matters.

The laws, rules and regulations affecting our business are subject to ongoing interpretation by the courts and governmental and supervisory authorities, and the resulting uncertainty in the scope and application of these laws, rules and regulations increases the risk that we will be subject to private claims, governmental and regulatory actions alleging violations of those laws, rules, and regulations.

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The scope, determination, and impact of claims, lawsuits, government and regulatory investigations, enforcement actions, disputes, and proceedings to which we are subject cannot be predicted with certainty, and may result in:

•	substantial payments to satisfy judgments, fines, or penalties;

•	substantial outside counsel legal fees and costs;

•	additional compliance and licensure requirements;

•	loss or non-renewal of existing licenses or authorizations, or prohibition from or delays in obtaining additional licenses or authorizations, required for our business;

•	loss of productivity and high demands on employee time;

•	civil or criminal sanctions or consent decrees;

•	termination of certain employees, including members of our management team;

•	barring of certain employees from participating in our business in whole or in part;

•	orders that restrict our business or prevent us from offering certain products or services;

•	changes to our business model and practices;

•	delays to planned transactions, product launches or improvements; and

•	damage to our brand and reputation.

Any such matters can have an adverse impact, which may be material, on our business, operating results, or financial condition because of legal costs, diversion of management resources, reputational damage, and other factors.

Risks Related to Our Intellectual Property

Our intellectual property rights are valuable, and any inability to protect them could adversely impact our business, operating results, and financial condition.

Our business depends in large part on our proprietary technology and our brand. We rely on, and expect to continue to rely on, a combination of trademark, trade dress, domain name, copyright, and trade secret and laws, as well as confidentiality and license agreements with our employees, contractors, consultants, and third parties with whom we have relationships, to establish and protect our brand and other intellectual property rights.

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Our efforts to protect our intellectual property rights may not be sufficient or effective. Our proprietary technology and trade secrets could be lost through misappropriation or breach of our confidentiality and license agreements, and any of our intellectual property rights may be challenged, which could result in them being narrowed in scope or declared invalid or unenforceable. There can be no assurance that our intellectual property rights will be sufficient to protect against others offering products, services, or technologies that are substantially similar to ours and that compete with our business.

As we grow, we will seek to obtain and protect our intellectual property rights in an increasing number of countries, a process that can be expensive and may not always be successful. For example, the U.S. Patent and Trademark Office and various foreign governmental intellectual property agencies require compliance with a number of procedural requirements to complete the trademark application process and to maintain issued trademarks, and noncompliance or non-payment could result in abandonment or lapse of a trademark or trademark application, resulting in partial or complete loss of trademark rights in a relevant jurisdiction. Further, intellectual property protection may not be available to us in every country in which our products and services are available. We may also agree to license our intellectual property to third parties as part of various agreements. Those licenses may diminish our ability, though, to counter-assert our intellectual property rights against certain parties that may bring claims against us.

In the future we may be sued by third parties for alleged infringement of their proprietary rights.

In recent years, there has been considerable patent, copyright, trademark, domain name, trade secret and other intellectual property development activity, as well as litigation, based on allegations of infringement or other violations of intellectual property, including by large financial institutions. Furthermore, individuals and groups can purchase patents and other intellectual property assets for the purpose of making claims of infringement to extract settlements from companies like ours. We use of third-party intellectual property rights also may be subject to claims of infringement or misappropriation.

We cannot guarantee that our internally developed or acquired/licensed technologies and content do not or will not infringe the intellectual property rights of others. From time to time, our competitors or other third parties may claim that we are infringing upon or misappropriating their intellectual property rights, and we may be found to be infringing upon such rights. Any claims or litigation could cause us to incur significant expenses and, if successfully asserted against us, could require that we pay substantial damages or ongoing royalty payments, prevent us from offering our products or services or using certain technologies, force us to implement expensive work-arounds, or impose other unfavorable terms. Our exposure to damages resulting from infringement claims could increase and this could further exhaust our financial and management resources. Further, during the course of any litigation, we may make announcements regarding the results of hearings and motions, and other interim developments. If securities analysts and investors regard these announcements as negative, the market price of our Common Stock may decline. Even if intellectual property claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and require significant expenditures. Any of the foregoing could prevent us from competing effectively and could have an adverse effect on our business, operating results, and financial condition.

Risks Related to the Offering

Our existing stockholders may experience significant dilution from the sale of our common stock pursuant to the GHS Equity Financing Agreement.

The sale of our common stock to GHS in accordance with the EFA may have a dilutive impact on our shareholders. As a result, the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise Puts, the more shares of our common stock we will have to issue to GHS in order to exercise a Put under the EFA. If our stock price decreases, then our existing shareholders would experience greater dilution for any given dollar amount raised through the offering.

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The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

The issuance of shares pursuant to the EFA may have a significant dilutive effect.

Depending on the number of shares we issue pursuant to the EFA, it could have a significant dilutive effect upon our existing shareholders. Although the number of shares that we may issue pursuant to the EFA will vary based on our stock price (the higher our stock price, the less shares we have to issue), there may be a potential dilutive effect to our shareholders, based on different potential future stock prices, if the full amount of the EFA is realized. Dilution is based upon common stock put to GHS and the stock price discounted to GHS’s purchase price.

GHS will pay less than the then-prevailing market price of our common stock which could cause the price of our common stock to decline.

Our common stock to be issued under the EFA will be purchased at an 8% discount, or 92% of the lowest volume weighted average price (“VWAP”) for the Company’s common stock during the five consecutive trading days immediately preceding each Put.

GHS has a financial incentive to sell our shares immediately upon receiving them to realize the profit between the discounted price and the market price. If GHS sells our shares, the price of our common stock may decrease. If our stock price decreases, GHS may have further incentive to sell such shares. Accordingly, the discounted sales price in the EFA may cause the price of our common stock to decline.

We may not have access to the full amount under the financing agreement.

The lowest VWAP of our Common Stock for the five consecutive trading days ended October 31, 2022 was $0.0017. At that price we would be able to sell shares to GHS under the EFA at the discounted price of $0.001564. At that discounted price, the remaining 306,779,878 shares would only represent $479,803, which is below the full amount of the EFA. In addition, any single drawdown must be at least $10,000 and cannot exceed $3,000,000 and any single drawdown may not exceed 200% of the average daily trading dollar volume of our Common Stock during the ten trading days preceding the Put.

There could be unidentified risks involved with an investment in our securities.

The foregoing risk factors are not a complete list or explanation of the risks involved with an investment in the securities. Additional risks will likely be experienced that are not presently foreseen by us. Prospective investors must not construe this the information provided herein as constituting investment, legal, tax or other professional advice. Before making any decision to invest in our securities, you should read this entire Prospectus and consult with your own investment, legal, tax and other professional advisors. An investment in our securities is suitable only for investors who can assume the financial risks of an investment in us for an indefinite period of time and who can afford to lose their entire investment. We make no representations or warranties of any kind with respect to the likelihood of the success or the business of our Company, the value of our securities, any financial returns that may be generated or any tax benefits or consequences that may result from an investment in us.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

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PRIVATE PLACEMENT

Equity Financing Agreement

On May 27, 2022, we entered the EFA (as amended on June 1, 2022) and Registration Rights Agreement (the “Registration Rights Agreement”) with GHS, pursuant to which GHS agreed to purchase up to $70,000,000 in shares of our Common Stock, from time to time over the course of 24 months (the “Contract Period”) after effectiveness of a registration statement on Form S-1 (the “Registration Statement”) of the underlying shares of Common Stock.

The EFA grants us the right, from time to time at our sole discretion (subject to certain conditions) during the Contract Period, to direct GHS to purchase shares of Common Stock on any business day (a “Put”), provided that at least ten Trading Days (as defined in the EFA) have passed since the most recent Put. The purchase price of the shares of Common Stock contained in a Put shall be 92% of the Market Price with “Market Price” defined as the lowest VWAP of the Common Stock during the Pricing Period (as defined in the EFA). No Put will be made in an amount less than $10,000 or greater than $3,000,000. In no event are we entitled to make a Put or is GHS entitled to purchase that number of shares of Common Stock of the Company, which when added to the sum of the number of shares of Common Stock beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the Exchange Act), by GHS, would exceed 4.99% of the number of shares of Common Stock outstanding on such date, as determined in accordance with Rule 13d-1(j) of the Exchange Act.

The EFA will terminate upon any of the following events: when GHS has purchased an aggregate of $70,000,000 in the Common Stock of the Company pursuant to the EFA; on the date that is 24 months from the date of the EFA; or by mutual written consent of the parties. Actual sales of shares of Common Stock to GHS under the EFA will depend on a variety of factors to be determined by us from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by us as to the appropriate sources of funding for the Company and its operations. The net proceeds under the EFA to us will depend on the frequency and prices at which we sell shares of our stock to GHS.

The Registration Rights Agreement provides that we shall (i) use our best efforts to file with the SEC the Registration Statement within calendar 45 days of the date of the Registration Rights Agreement; and (ii) have the Registration Statement declared effective by the SEC within 30 calendar days after the date the Registration Statement is filed with the SEC, but in no event more than calendar 90 days after the Registration Statement is filed.

We will use the proceeds from the Puts for global expansion and also potential acquisitions deemed beneficial to our operational capabilities.

See “Plan of Distribution” elsewhere in this prospectus for more information.

USE OF PROCEEDS

The Selling Security Holder will receive all the proceeds from the sales of the Shares under this prospectus. We will not receive any proceeds from these sales. To the extent we receive proceeds from the Puts to the Selling Security Holder, we will use those proceeds for global expansion and also potential acquisitions deemed beneficial to our operational capabilities. We have agreed to bear the certain expenses relating to the registration of the shares of Common Stock being registered herein for Selling Security Holder.

See “Plan of Distribution” elsewhere in this prospectus for more information.

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SELLING SECURITY HOLDER

This prospectus covers the offering of up to 1,800,000,000 shares of Common Stock being offered by the Selling Security Holder (306,779,878 of which are remaining to be sold), which includes shares of Common Stock acquirable upon the issuance of a Put to the Selling Security Holder, as described herein. We are registering the Shares in order to permit the Selling Security Holder to offer their shares of Common Stock for resale from time to time.

The table below lists the Selling Security Holder and other information regarding the “beneficial ownership” of the shares of Common Stock by the Selling Security Holder. In accordance with Rule 13d-3 of the Exchange Act, “beneficial ownership” includes any shares of Common Stock as to which the Selling Security Holder has sole or shared voting power or investment power and any shares of Common Stock the Selling Security Holder has the right to acquire within 60 days.

The Selling Security Holder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

The second column indicates the number of shares of Common Stock beneficially owned by the Selling Security Holder, based on its ownership as of October 31, 2023. The second column also assumes purchase of all shares of stock to be acquired under the maximum amount of securities to be sold by the Company to the Selling Security Holder, without regard to any limitations on purchase described in this prospectus or in the EFA.

The third column lists the shares of Common Stock being offered by this prospectus by the Selling Security Holder. Such aggregate amount of Common Stock does not take into account any applicable limitations on purchase of the securities under the EFA.

This prospectus covers the resale of (i) all of the shares of Common Stock issued and issuable upon the Company issuing a Put, and (ii) any securities issued or then issuable upon any full anti-dilution protection, stock split, dividend or other distribution, recapitalization or similar event with respect to the common shares.

Because the issuance price of the common shares may be adjusted, the number of shares of Common Stock that will actually be issued upon issuance of the common shares may be more or less than the number of shares of Common Stock being offered by this prospectus. The Selling Security Holder can offer all, some or none of its shares of Common Stock, thus we have no way of determining the number of shares of Common Stock it will hold after this offering. Therefore, the fourth and fifth columns assume that the Selling Security Holder will sell all shares of Common Stock covered by this prospectus. See “Plan of Distribution.”

The Selling Security Holder identified below has confirmed to us that it is not a broker-dealer or an affiliate of a broker-dealer within the meaning of United States federal securities laws.

	Number of Shares of Common Stock Owned Prior to Offering(1)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus		Number of Shares of Common Stock Owned After Offering	Percentage Beneficially Owned After Offering
GHS Investments, LLC (1)	216,416,267	306,779,878	(2)	–	–
TOTAL	216,416,267	306,779,878		–	–

__________

(1)	GHS Investments, LLC is a limited liability company organized under the laws of Nevada. Mark Grober has dispositive power over the shares owned by GHS.
(2)	306,779,878 shares remaining to be issued pursuant to the EFA.

Material Relationships with Selling Security Holder

The Selling Security Holder has not at any time during the past three years acted as one of our employees, officers or directors or had a material relationship with us except (i) with respect to transactions described above in “Private Placement,” (ii) the Purchase Agreement dated August 19, 2021 with GHS, (iii) the Equity Financing Agreement dated November 9, 2021 with GHS, and (iv) the Second Amended Equity Financing Agreement dated July 10, 2023.

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MARKET PRICE OF COMMON STOCK AND OTHER STOCKHOLDER MATTERS

Our Common Stock is currently quoted on the OTC Markets, which is sponsored by OTC Markets Group, Inc. The OTC Markets is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current “bids” and “asks,” as well as volume information. Our shares are quoted on the OTC Markets under the symbol “DPLS.”

The table below sets forth for the periods indicated the quarterly high and low bid prices as reported by OTC Markets. Limited trading volume has occurred during these periods. These quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not necessarily represent actual transactions.

2023	High	Low
First Quarter	$0.0108	$0.0032
Second Quarter	$0.0120	$0.0030
Third Quarter	$0.0054	$0.0014

2022	High	Low
First Quarter	$0.0890	$0.0252
Second Quarter	$0.0589	$0.0190
Third Quarter	$0.0455	$0.0189
Fourth Quarter	$0.0230	$0.0078

2021	High	Low
First Quarter	$0.0510	$0.0007
Second Quarter	$0.0969	$0.0106
Third Quarter	$0.2020	$0.0653
Fourth Quarter	$0.1400	$0.0511

Our common stock is considered to be penny stock under rules promulgated by the SEC. Under these rules, broker-dealers participating in transactions in these securities must first deliver a risk disclosure document which describes risks associated with these stocks, broker-dealers’ duties, customers’ rights and remedies, market and other information, and make suitability determinations approving the customers for these stock transactions based on financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing, provide monthly account statements to customers, and obtain specific written consent of each customer. With these restrictions, the likely effect of designation as a penny stock is to decrease the willingness of broker-dealers to make a market for the stock, to decrease the liquidity of the stock and increase the transaction cost of sales and purchases of these stocks compared to other securities.

The high and low bid price for shares of our Common Stock on October 31, 2023, was $0.0018 and $0.0017, respectively, based upon bids that represent prices quoted by broker-dealers on the OTC Markets.

Approximate Number of Equity Security Holders

As of October 31, 2023, there were approximately 950 stockholders of record. Because shares of our Common Stock are held by depositaries, brokers and other nominees, the number of beneficial holders of our shares is substantially larger than the number of stockholders of record.

Dividends

We have not declared or paid a cash dividend to our stockholders since we were organized and does not intend to pay dividends in the foreseeable future. Our board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon our earnings, capital requirements and other factors.

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Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Exchange Act that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser's written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Penny Stock

Our stock is considered a penny stock. The SEC has adopted rules that regulate broker-dealer practices in transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our Common Stock. Therefore, stockholders may have difficulty selling our securities.

Rule 10B-18 Transactions

During the year ended December 31, 2022, there were no repurchases of our common stock by the Company.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

This Management’s Discussion and Analysis of Financial Condition and Results of Operations contain certain forward-looking statements. Historical results may not indicate future performance. Our forward-looking statements reflect our current views about future events; are based on assumptions and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those contemplated by these statements. Factors that may cause differences between actual results and those contemplated by forward-looking statements include, but are not limited to, those discussed in the “Risk Factors” section. We undertake no obligation to publicly update or revise any forward-looking statements, including any changes that might result from any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements. Furthermore, we cannot guarantee future results, events, levels of activity, performance, or achievements

Critical Accounting Policies

The following discussions are based upon our financial statements and accompanying notes, which have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates

The preparation of the Company’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these financial statements include, but are not limited to, assumptions used to calculate derivative liabilities, revenue recognition and impairment of long-lived assets. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Long-Lived Assets and Goodwill

The Company accounts for long-lived assets in accordance with the provisions of ASC 360-10-35, Property, Plant and Equipment, Impairment or Disposal of Long-lived Assets. This accounting standard requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Indefinite-lived intangible assets established in connection with business combinations consist of the tradename. The impairment test for identifiable indefinite-lived intangible assets consists of a comparison of the estimated fair value of the intangible asset with its carrying value. If the carrying value exceeds its fair value, an impairment loss is recognized in an amount equal to that excess.

The Company accounts for goodwill and intangible assets in accordance with ASC 350, Intangibles – Goodwill and Other. Goodwill represents the excess of the purchase price of an entity over the estimated fair value of the assets acquired and liabilities assumed. ASC 350 requires that goodwill and other intangibles with indefinite lives be tested for impairment annually or on an interim basis if events or circumstances indicate that the fair value of an asset has decreased below its carrying value. This guidance simplifies the accounting for goodwill impairment by removing Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. The quantitative impairment test calculates any goodwill impairment as the difference between the carrying amount of a reporting unit and its fair value, but not to exceed the carrying amount of goodwill. It is our practice, at a minimum, to perform a qualitative or quantitative goodwill impairment test in the fourth quarter every year. The Company has one reporting unit it evaluates during its impairment test.

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In determining the fair value of the reporting unit, management estimated the price that would be received to sell the reporting unit as a whole in an orderly transaction between market participants at the measurement date. This includes reviewing market comparables such as revenue multipliers and assigning certain assets and liabilities to the reporting units, such as the respective working capital deficits of each entity and debt obligations that would need to be assumed by a market participant buyer in an orderly transaction. The Company calculated the carrying amounts of the reporting unit by utilizing the entities’ assets and liabilities at December 31, 2022, including the carrying value of the identifiable intangible assets and goodwill assigned to the respective reporting unit.

The Company recorded impairment expense of intangibles and goodwill of $12,222,598 upon its annual impairment test during the year ended December 31, 2022. Refer to Note 1 of the financial statements for the three-months ended June 30, 2023 for impairment records in 2023 upon the Optilan UK Liquidation.

Revenue Recognition

The Company’s revenues are generated primarily from the sale of our services, which consist primarily of advanced technology solutions for integrated communications and security systems, as well as habitat management. The Company’s sales of products are primarily generated from our TJM subsidiaries. Sales of products and services are separate from one another. At contract inception, we assess the goods and services promised in the contract with customers and identify a performance obligation for each. To determine the performance obligation, we consider all products and services promised in the contract regardless of whether they are explicitly stated or implied by customary business practices. The timing of satisfaction of the performance obligation is not subject to significant judgment. We measure revenue as the amount of consideration expected to be received in exchange for transferring goods and services. We recognize service revenues as the performance obligations are met, which is generally as milestones are satisfied over time. We generally recognize product revenues at the time of shipment, provided that all other revenue recognition criteria have been met.

The Company recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which we expect to receive in exchange for those goods or services. To determine revenue recognition for arrangements that the Company determines are within the scope of ASC 606, we perform the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) we satisfy a performance obligation. The five-step model is applied to contracts when it is probable that we will collect the consideration we are entitled to in exchange for the goods or services transferred to the customer. At contract inception, once the contract is determined to be within the scope of ASC 606, we assess the goods or services promised within each contract and determine those that are performance obligations and assess whether each promised good or service is distinct. We then recognize revenue in the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

The Company considers each individual sale of service contract to be its own performance obligation. Services in the contract are highly interdependent and interrelated, and the successful completion of each milestone is necessary for the overall success of the contract. Therefore, each milestone is not separately identifiable from other promises in the contract, and not distinct and ultimately not individual performance obligations.

The Company records revenue over time using the output measure as it is the most faithful depiction of an entity’s performance because it directly measures the value of the goods and services transferred to the customer. The Company utilizes the Right to Invoice for these contracts, as the pricing structure is based on various milestones that are specified in the contract. These milestones include Construction Phase Plan, Start of the construction phase, installation phase, site surveys, fiber splicing, recoveries, and closeouts. There are specified payments associated with these milestones in the contract, and the value allocated is commensurate with work done. In the event that there are advances such as upfront retainers and not based on the value, those are recorded as contract liabilities.

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In accordance with ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedient, which is to (1) clarify the objective of the collectability criterion for applying paragraph 606-10-25-7; (2) permit an entity to exclude amounts collected from customers for all sales (and other similar) taxes from the transaction price; (3) specify that the measurement date for noncash consideration is contract inception; (4) provide a practical expedient that permits an entity to reflect the aggregate effect of all modifications that occur before the beginning of the earliest period presented when identifying the satisfied and unsatisfied performance obligations, determining the transaction price, and allocating the transaction price to the satisfied and unsatisfied performance obligations; (5) clarify that a completed contract for purposes of transition is a contract for which all (or substantially all) of the revenue was recognized under legacy GAAP before the date of initial application, and (6) clarify that an entity that retrospectively applies the guidance in Topic 606 to each prior reporting period is not required to disclose the effect of the accounting change for the period of adoption. The amendments of this ASU are effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. There was no impact as a result of adopting this ASU on the financial statements and related disclosures. Based on the terms and conditions of the product arrangements, the Company believes that its products and services can be accounted for separately as its products and services have value to the Company’s customers on a stand-alone basis. When a transaction involves more than one product or service, revenue is allocated to each deliverable based on its relative fair value; otherwise, revenue is recognized as products are delivered or as services are provided over the term of the customer contract.

Derivative Financial Instruments

The Company evaluates the embedded conversion feature within its convertible debt instruments under ASC 815-15 and ASC 815-40 to determine if the conversion feature meets the definition of a liability and, if so, whether to bifurcate the conversion feature and account for it as a separate derivative liability. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses a lattice model, in accordance with ASC 815-15, Derivative and Hedging, to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether net-cash settlement of the derivative instrument could be required within 12 months after the balance sheet date.

Business Overview

DarkPulse, Inc., a Delaware corporation (the “Company” or “DarkPulse”), is a technology focused on the manufacture, sale, installation, and monitoring of laser sensing systems based on its patented BOTDA dark-pulse sensor technology. The Company develops, markets, and distributes a full suite of engineering, monitoring, installation and security management solutions for critical infrastructure/key resources to both industries and governments. Coupled with our patented BOTDA technology, DarkPulse provides its customers a comprehensive data stream of critical metrics for assessing the health and security of their infrastructure. Our systems provide rapid, precise analysis and responsive activities predetermined by the end-user customer. The Company’s activities since inception have consisted of developing various solutions, obtaining patents and trademarks related to its technology, raising capital, acquisition of companies deemed to expand global operations and/or capabilities, creating key partnerships to expand our suite of products and services. Our activities have evolved to a sales-focused mission since the successful completion of our BOTDA system.

Headquartered in Houston, DarkPulse is a globally-based technology company with presence through its subsidiaries in the United Kingdom, India, Dubai, Abu Dhabi, Turkey, Azerbaijan, United States and Canada. In addition to the Company’s BOTDA systems, through a series of strategic acquisitions the Company offers the manufacture, sale, installation, and monitoring of laser sensing systems, oil and gas pipeline leak detection, physical security services, telecommunications and satellite communications services, artificial intelligence-based camera systems, railway monitoring services, drone and rover systems, and Big Data as a Service (“BDaaS”). The Company is focused on expanding services through acquisitions and partnerships to address global infrastructure and critical environmental resource challenges.

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DarkPulse offers a full suite of engineering and environmental solutions that provide safety and security infrastructure projects. The sensing and monitoring capabilities offered by DarkPulse operate in the air, land, sea. Our patented technology provides rapid, precise analysis to protect and safeguard oil and gas pipelines above or below ground, physical security countermeasures, mining operations, and other critical infrastructure/key resources subject to vulnerability or risk. Our patented dark-pulse based BOTDA distributed fiber sensing system is best in class. The Company is able to monitor areas in around critical infrastructure buried or above ground including pipelines 100km or more in length and/ or localized pipes as small as eight CM DIA, detecting internal anomalies before catastrophic failure. We are developing an intelligent rock bolt to prevent causalities and fatalities in mining operations and include a real time sensor system that can detect the location and movement of personnel and equipment throughout a mining operation. We monitor airflow, air quality, temperature, seismic events, etc. Our sensors cover extended areas, protecting an area from intrusion by detecting events at any location along the sensing cable. Working safely every day is our first core value and employees at DarkPulse and our subsidiary companies are recognized experts in their fields, providing comprehensive services for all our clients' needs.

Our Subsidiaries

Our subsidiaries consist of DarkPulse UK Ltd,, a newly formed company headquartered in, United Kingdom whose focus is in engineering, telecommunications, energy, rail, critical network infrastructure, pipeline integrity systems, renewables and security; Remote Intelligence, Limited Liability Company, a company headquartered in Pennsylvania who provides unmanned aerial drone and unmanned ground crawler (UGC) services to a variety of clients from industrial mapping and ecosystem services, to search and rescue, to pipeline security; Wildlife Specialists, Limited Liability Company, a company headquartered in Pennsylvania who provides clients with comprehensive wildlife and environmental assessment, planning, and monitoring services; TerraData Unmanned, PLLC, a company headquartered in Florida who custom manufactures NDAA compliant drones and unmanned ground crawlers to meet the needs of its customers; and DarkPulse Electronics Manufacturing Inc., a company headquartered in Arizona who is a U.S. manufacturer of advanced electronics, cables and sub-assemblies specializing in advanced package and complex CCA and hardware.

Change in Ownership in Previously Consolidated Subsidiary Results in Deconsolidation in the Current Period

On June 28, 2023, the county court at Portsmouth, England made a winding up order raised by a (non-related party) creditor against the Company's subsidiary Optilan (UK) Limited. The subsidiary on that date ceased conducting further business and the director’s powers terminated. The consolidation of subsidiaries owned by Optilan (UK) Limited was no longer under its control as defined by ASC 810 (Consolidation). This compulsory liquidation resulted in a combined “Loss on Deconsolidation” of Optilan (UK) Limited and its subsidiaries in the amount of $1,624,795.

The subsidiaries of Optilan (UK) Limited are solvent and continue to operate. The Company will retain no measurable residual value nor direct or indirect investment in Optilan, its subsidiaries or its assets. The Company will have no continuing involvement with Optilan (UK) Limited, including its subsidiaries, and will not be owned or controlled by any related party of the Company

Recent Events

Liquidation/winding up of Optilan (UK) Limited

On May 3, 2023, Eversheds Sutherland (International) LLP, a creditor of Optilan (UK) Limited, filed a petition to wind up (the “Winding up Petition”) Optilan (UK) Limited, a wholly owned subsidiary of the Company’s Subsidiary, Optilan HoldCo 3 Limited, and the matter was due to be heard in the Portsmouth Combined Court Centre on June 28, 2023.

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On June 28, 2023, the High Court of Justice in the United Kingdom issued a winding-up order for the liquidation and winding up of the affairs of Optilan (UK) Limited (the “Optilan Liquidation”). In conjunction with the order, the court appointed the Offical Receiver’s Office (the “OR”) to take the appointment as liquidator of Optilan (UK) Limited and take control of Optilan (UK) Limited’s assets.

At the same time the court appointed the OR to take the appointment as liquidator of Optilan (UK) Limited. The OR has taken control of Optilan (UK) Limited’s assets. To date the ORs Office has initiated contact with Optilan but we still wait to receive details of the individual who will be taking the role of OR.

On July 3, 2023, Optilan (UK) Limited received a letter from The Insolvency Service, an executive agency sponsored by the Department for Business and Trade located in the U.K. Pursuant to the letter of The Insolvency Services, the Company was required to provide information relating to Optilan (UK) Limited to the Official Receiver’s Office (a government body of Plymouth, the United Kingdom) and attend an interview with staff of the Official Receiver’s Office to review the prospect of recovering the assets of Optilan (UK) Limited for the benefit of creditors. The interview is scheduled for July 18, 2023.

On July 18, 2023, the interview was held between the Official Receiver’s Office (“OR”) and the CEO at time of dissolution. The OR office requested a list of assets, bank account information and amounts along with any contracts held by Optilan (UK) Limited to begin the liquidation process

On August 9, 2023, Evelyn Partners was appointed Joint Liquidator.

The Company is an Unsecured creditor of Optilan (UK) Limited and is at risk of losing any repayment of obligations due from Optilan (UK) Limited because there are several intercompany relationships between the Company and Optilan (UK) Limited, the financial impact of any future claims and liabilities may not be known for several months. The Company has approximately $19.4 million intercompany payables due from Optilan (UK), which will increase the Company liabilities for any obligations not repaid. The Company expects the remaining assets held by Optilan (UK) Limited to be fully impaired and reported as discontinued operations during the second quarter of 2023 as a result of the winding-up order for liquidation. At the time of this filing the Company is still evaluating the full effects of the winding-up order for liquidation and the material adverse effects it will have on the Company’s continued operations and ability to meet future obligations.

Quarter Ended March 31 Accounting Analysis

The Company performed an analysis of the trade receivables related to Optilan (UK) Limited and determined that an additional $2,422,457 may not be collectible pursuant to the Optilan Liquidation. The Company recorded a bad debt provision for this amount.

As a result of the Optilan Liquidation, management determined that certain events and circumstances occurred that indicated that the carrying amount of the Company’s reporting unit may not be recoverable as of March 31, 2023. The qualitative assessment was primarily due to the customer contracts held by Optilan (UK) Limited at March 31, 2023 and the associated revenue projections by the UK subsidiary that is subject to the potential winding up. As such, the Company compared the fair value of the reporting unit to the carrying amounts and recorded an impairment loss of $6,925,137 pertaining to impairment and goodwill in the consolidated statements of operations. The Company recorded impairment of the indefinite-lived intangible asset of $356,260, and impairment of goodwill of $6,568,877. The Company has one reporting unit which was evaluated in the impairment test noted above. As a result of the impairment, the Company had a carrying value of $0 pertaining to goodwill and intangible assets as of June 30, 2023.

Quarter Ended June 30 Accounting Analysis

Optilan (UK) Limited became subject to the control of a government and was appointed an administrator. In this situation, when the parent ceases to have a financial interest in a subsidiary and does not retain an investment in that subsidiary, the parent should deconsolidate the subsidiary and recognize a gain or loss on deconsolidation in accordance with ASC 810-10-40-5.

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In addition, ASC 810-10-40-3A states when a parent deconsolidates a subsidiary or derecognizes a group of assets, the parent no longer controls the subsidiary's assets and liabilities or the group of assets. The parent therefore shall derecognize the assets, liabilities, and equity components related to that subsidiary or group of assets. The equity components will include any noncontrolling interest as well as amounts previously recognized in accumulated other comprehensive income. If the subsidiary or group of assets being deconsolidated or derecognized is a foreign entity (or represents the complete or substantially complete liquidation of the foreign entity in which it resides), then the amount of accumulated other comprehensive income that is reclassified and included in the calculation of gain or loss shall include any foreign currency translation adjustment related to that foreign entity.

Upon the liquidation, on June 28, 2023, the Company derecognized Optilan UK’s assets and liabilities and recorded a loss on consolidation of $1,624,795, which was recognized in other income (expenses) in the consolidated statements of operations.

Included in the loss on consolidation of $1,642,795 are the gains on intercompany receivables and payables and currency translation adjustment $12,721,532 and $1,545,008 respectively, offset by the net loss on impairment of investments of $12,623.

In addition, the allowance of $2,422,457 was recorded against receivables that have been deemed uncollectible.

Financings

On May 27, 2022 we entered an Equity Financing Agreement (the “2022 EFA”) and Registration Rights Agreement (the “RRA”) with GHS, pursuant to which GHS agreed to purchase up to $70,000,000 in shares of our Common Stock, from time to time over the course of 24 months after effectiveness of a registration statement on Form S-1 of the underlying shares of Common Stock.

The RRA provides that we shall (i) use our best efforts to file with the SEC a registration statement within 45 days of the date of the GHS Registration Rights Agreement; and (ii) have the registration statement declared effective by the SEC within 30 days after the date the GHS registration statement is filed with the SEC, but in no event more than 90 days after the registration statement is filed.

Below is a table of all puts made by the Company under the 2022 EFA during 2023:

Date of Put	Number of Common Shares Issued	Total Proceeds, Net of Discounts	Effective Price per Share	Net Proceeds
1/12/2023	64,130,435	$400,000	$0.006237	$370,975
1/24/2023	77,733,861	400,000	$0.005146	370,975
2/3/2023	61,173,706	300,000	$0.004904	277,975
2/17/2023	75,447,571	300,000	$0.003976	277,975
3/1/2023	83,113,044	324,000	$0.003898	300,295
3/16/2023	93,165,852	254,232	$0.002729	235,410
3/30/2023	65,465,384	166,903	$0.002549	154,195
4/11/2023	67,462,162	203,554	$0.003017	188,279
	587,692,015	$2,348,689		$2,176,079

On January 17, 2023, we entered into a Stock Purchase Agreement with an investor for the purchase of 11,441,647 shares of Common Stock in exchange for $100,000.

On April 28, 2023 we entered an Equity Financing Agreement, which was superseded by the Amended Equity Financing Agreement dated June 13, 2023, which was then superseded by the Second Amended Equity Financing Agreement dated July 10, 2023 (the “2023 EFA”) and Registration Rights Agreement (the “2023 RRA”) with GHS, pursuant to which GHS agreed to purchase up to $30,000,000 in shares of our Common Stock, from time to time over the course of 12 months after effectiveness of a registration statement on Form S-1 of the underlying shares of Common Stock.

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The 2023 RRA provides that we shall (i) use our best efforts to file with the SEC a registration statement within 15 days of the date of the GHS Registration Rights Agreement; and (ii) have the registration statement declared effective by the SEC within 30 days after the date the GHS registration statement is filed with the SEC, but in no event more than 90 days after the registration statement is filed.

Below is a table of all puts made by the Company under the 2022 EFA during 2023:

Date of Put	Number of Common Shares Issued	Total Proceeds, Net of Discounts	Effective Price per Share	Net Proceeds
4/28/2023	91,796,875	235,000	$0.002560	208,550
6/26/2023	44,583,334	214,000	$0.004800	141,020
	136,380,209	$449,000		$349,570

Partnerships

We have entered into a consulting agreement with the Bachner Group to assist in the successful transformation from an R&D focused company to a sales-focused company and assist us with federal contract opportunities.

Going Concern Uncertainty

As shown in the accompanying financial statements, we generated net losses of $18,917,360 and $9,569,843 during the six months ended June 30, 2023 and 2022, respectively, and net cash used in operating activities of $2,483,389 and $12,565,057, respectively. As of June 30, 2023, the Company’s current liabilities exceeded its current assets by $18,582,414 and has an accumulated deficit of $64,662,001. As of June 30, 2023, the Company had $48,573 of cash. Lastly, the Optilan Liquidation no longer raises serious concerns about the viability of the Optilan (UK) Limited entities. Optilan (UK) Limited and its subsidiaries have been deconsolidated and are no longer under the control of DarkPulse, Inc.

The Company generated net losses of $35,517,505 and $4,826,320 during the years ended December 31, 2022 and 2021, respectively, and net cash used in operating activities of $21,738,542 and $11,363,470, respectively. As of December 31, 2022, the Company’s current liabilities exceeded its current assets by $11,562,784 and an accumulated deficit of $46,555,334. As of December 31, 2022, the Company had $2,060,332 of cash

We will require additional funding to finance the growth of our operations and achieve our strategic objectives. These factors, as relative to capital raising activities, create doubt as to our ability to continue as a going concern. We are seeking to raise additional capital and are targeting strategic partners in an effort to accelerate the sales and marketing of our products and begin generating revenues. Our ability to continue as a going concern is dependent upon the success of future capital offerings or alternative financing arrangements, expansion of our operations and generating sales. The accompanying financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern. Management is actively pursuing additional sources of financing sufficient to generate enough cash flow to fund its operations; however, management cannot make any assurances that such financing will be secured.

Results of Operations

For the Three- and Six-Months Ended June 30, 2023 and 2022

The Company’s revenues are generated primarily from the sale of our services, which consist primarily of advanced technology solutions for integrated communications and security systems, as well as habitat management. The Company’s sales of products are primarily generated from our TJM subsidiaries.

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The Company’s future revenues will be derived from the following, among other things.

•	promote adoption if our patented technology through agency and distribution agreements;

•	cross-selling existing customer with products from other subsidiaries;

•	provide a wide array of diverse services, including enhanced or additional services that may become available in the future due to, among other things, advances in technology or improvements in our infrastructure;

•	pursue acquisitions of additional assets, in each case if available at attractive prices; and

•	market our products and services to new customers.

While the Company recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which we expect to receive in exchange for those goods or services, the Company also maintains multiple contracts for future material revenues, including part of framework contracts that will be recognized during future reporting periods.

For the three and six months ended June 30, 2023, total revenues were $412,769 and $1,950,602 compared to $4,435,043 and $6,435,376 for the three and six months ended June 30, 2022. The decreases were primarily due to the Optilan (UK) liquidation and lower revenues achieved by Wildlife and Remote given capital and resources restraints.

Cost of Revenues and Gross Margin

For the three and six months ended June 30, 2023, cost of revenues was $1,184,848 and $2,411,640 compared to $3,965,910 and $6,314,477 for the six months ended June 30, 2022. The decrease was attributable to the Optilan (UK) Limited liquidation and lower revenues from Remote Intelligence and Wildlife Specialists.

Gross profit (loss) for the six months ended June 30, 2023 was ($461,038) compared to $138,889 for the six months ended June 30, 2022. During 2022, it was realized that certain fixed price quoted contracts, with design and execution issues, prolonged the completion of the projects. This resulted in significant excess costs related to labor, subcontractor, and material costs. The Company has adequately reserved for these costs through completion of the projects in the third quarter of 2023. Unfortunately, there was very little foresight into the magnitude of the loss. The Company believes that this is not a recurring issue with Optilan and/or its business model. The Company has undertaken internal procedures during its bid process to assure that such practices will not occur in the future.

Operating Expenses

Selling, general and administrative expenses for three and six months ended June 30, 2023 decreased by $486,896 and $567,243, respectively. The decrease primarily consisted of decrease in advertising costs, insurance and information technology expenses.

Salaries, wages and payroll taxes for three and six months ended June 30, 2023 decreased by $797,276 and $1,222,136, respectively. The decrease primarily consisted of reduced headcount at each subsidiary.

As of June 30, 2023, the Company recorded a bad debt provision of $2,422,457 pertaining to the Optilan UK Liquidation.

Professional fees for the three months ended June 30, 2023 decreased by $1,224,909 for the three months ended June 30, 2022 as Optilan operations ceased. Professional fees increased by $187,686 for the six months ended June 30, 2023 due to the issuance of common stock per the settlement of a litigation matter.

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During the three months ended June 30, 2023, the Company recorded a gain on forgiveness of debt of $106,794.

As a result of the Optilan Liquidation as described in Note 1 of the financial statements for the three-months ended June 30, 2023 and 2022, management determined that certain events and circumstances occurred that indicated that the carrying amount of the Company’s reporting unit may not be recoverable. The qualitative assessment was primarily due to the customer contracts held by Optilan (UK) Limited and the associated revenue projections by the UK subsidiary that is subject to the potential winding up. As such, the Company compared the fair value of the reporting unit to the carrying amounts and recorded an impairment loss of $6,925,137 pertaining to impairment and goodwill in the consolidated statements of operations. The Company recorded impairment of the indefinite-lived intangible asset of $356,260, and impairment of goodwill of $6,568,877. The Company has one reporting unit which was evaluated in the impairment test noted above. As a result of the impairment, the Company had a carrying value of $0 pertaining to goodwill and intangible assets as of June 30, 2023.

Depreciation and amortization for three months ended June 30, 2023 and 2022 was $220,749 and $7,405, respectively.

Other Income (Expense)

For the three months ended June 30, 2023, we had other expenses of $(1,617,692) compared to other expenses of $(688,121) for the three months ended June 30, 2022. The increase in other expenses was primarily due to loss on deconsolidation in 2023.

For the six months ended June 30, 2023, we had other expenses of $(1,810,882) compared to other expenses of $(1,025,164) for the six months ended June 30, 2022. The decrease in other expenses was primarily due to loss on deconsolidation in 2023.

Net Loss

As a result of the above, we reported a net loss of $4,118,096 and $4,185,572 for the three months ended June 30, 2023 and 2022, respectively.

As a result of the above, we reported a net loss of $18,917,360 and $9,569,843 for the six months ended June 30, 2023 and 2022, respectively.

For the Years Ended December 31, 2022 and 2021

Revenues

Since 2021, we have recognized revenue derived from the acquisitions of our subsidiaries consummated during the periods ended September 30, 2021 through present.

The Company’s revenues are generated primarily from the sale of our services, which consist primarily of advanced technology solutions for integrated communications and security systems, as well as habitat management. The Company’s sales of products are primarily generated from our TJM subsidiaries.

The Company’s future revenues will be derived from the following, among other things.

•	promote adoption if our patented technology through agency and distribution agreements;

•	cross-selling existing customer with products from other subsidiaries;

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•	provide a wide array of diverse services, including enhanced or additional services that may become available in the future due to, among other things, advances in technology or improvements in our infrastructure;

•	pursue acquisitions of additional assets, in each case if available at attractive prices; and

•	market our products and services to new customers.

While the Company recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which we expect to receive in exchange for those goods or services, the Company also maintains multiple contracts for future material revenues, including part of framework contracts that will be recognized during future reporting periods.

For the year ended December 31, 2022, total revenues were $9,100,255 compared to $7,783,340 for the year ended December 31, 2021, an increase of $1,316,915. The increase was primarily due to a full year of revenue generated from the Company’s subsidiaries acquired in 2021. The breakdown of revenues by entity for the years ended December 31, 2022 and 2021 is as follows:

	Years Ended December 31,
	2022	2021
Optilan	$7,514,687	$7,232,210
Wildlife	842,811	306,548
TJM	560,406	174,266
Remote Intelligence	140,490	24,816
TerraData	41,861	45,500
	$9,100,255	$7,783,340

Cost of Revenues and Gross Margin

For the year ended December 31, 2022, cost of revenues was $14,543,529 compared to $6,685,210 for the year ended December 31, 2021, an increase of $7,858,319. The increase was primarily due to a full year of cost of revenue incurred from the Company’s subsidiaries acquired in 2021. The Optilan cost of revenue in 2022 of $13,069,792 increased $6,699,322 over 2021. During 2022, it was realized that certain Fixed Price quoted contracts, with design and execution issues, prolonged the completion of the projects. These delays resulted in significant excess costs of approximately $6,061,790. These costs were related to labor, subcontractor, and material costs, along with Covid-19 and current inflation rates. The remaining $637,532 increase is related to warranty and other work associated with different projects. The company has adequately reserved for these costs through completion of the projects in the third quarter of 2023. Unfortunately, there was very little foresight into the magnitude of the loss. The Company believes that this is not a recurring issue with Optilan and/or its business model. The Company has undertaken internal procedures during its bid process to assure that such practices will not occur in the future.

Gross (loss) profit for the year ended December 31, 2022 was ($5,443,275) with a gross loss of (60)% compared to $1,098,130 for the year ended December 31, 2021 with a 14% gross margin.

Operating Expenses

Selling, general and administrative expenses for year ended December 31, 2022 increased by $1,047,735, or 27%, to $4,966,702 from $3,918,967 for the year ended December 31, 2021. The increase primarily consisted of an increase to the operations from our various acquisitions, including higher travel, advertising costs, insurance and information technology expenses.

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Salaries, wages and payroll taxes for year ended December 31, 2022 increased to $7,457,491 from $2,653,683 for the year ended December 31, 2021. The increase primarily consisted of an increase in the numbers of employees inherited from our various acquisitions, and a full year of personnel costs from these entities. Salaries, wages and payroll taxes was primarily driven by $4,601,840 incurred at the Optilan subsidiary.

Professional fees for the year ended December 31, 2022, increased to $3,718,171 from $2,930,245 for the year ended December 31, 2021. This increase primarily consisted of legal expenditures incurred by DarkPulse for corporate matters, including the Company’s SPAC transaction, as well as a full year of professional fees incurred by Optilan.

Depreciation and amortization for year ended December 31, 2022, increased to $1,568,405 from $258,306 for the year ended December 31, 2021. This increase is primarily due to the increase in the depreciable assets we acquired from new acquisitions, primarily Optilan’s property and equipment as well as amortization of its intangible asset.

During the year ended December 31, 2022, the Company recorded a gain on forgiveness of payables of $312,685.

During the year ended December 31, 2022, the Company recorded $12,222,598 in impairment on the Company’s goodwill and intangible assets.

Other Income (Expense)

For the year ended December 31, 2022, we had other expense of ($453,549) compared to other income of $4,021,700 for the year ended December 31, 2021. The decrease in other income was primarily due to higher interest expense in 2022, a gain on forgiveness of liabilities of $3,488,860 in 2021, as well as a lower gain on the change in fair value of derivative liabilities.

Net Loss

As a result of the above, we reported a net loss of $35,517,505 and $4,826,320 for the years ended December 31, 2022 and 2021, respectively.

Liquidity and Capital Resources

June 30, 2023 Compared to June 30, 2022

As of June 30, 2023, we had cash of $48,573 compared to $2,060,332 as of December 31, 2022. We currently do not have sufficient cash to fund our operations for the next 12 months and we will require working capital to complete development, testing and marketing of our products and to pay for ongoing operating expenses. We anticipate adding consultants for technology development and the corresponding operations of the Company, but this will not occur prior to obtaining additional capital. Management is currently in the process of looking for additional investors. Currently, loans from banks or other lending sources for lines of credit or similar short-term borrowings are not available to us. We have been able to raise working capital to fund operations through the issuances of convertible notes or obtained through the issuance of our restricted common stock. As of June 30, 2023, our current liabilities exceeded our current assets by $18,582,412.

Several of our significant operating subsidiaries have borrowed funds from DarkPulse. The terms of the instruments governing the indebtedness of these borrowers or borrowing groups may restrict our ability to access their accumulated cash. In addition, our ability to access the liquidity of these and other subsidiaries may be limited by tax, legal and other considerations.

Our executive officers and our Board of Directors review our sources and potential uses of cash in connection with our annual budgeting process and whenever circumstances warrant. Generally speaking, our principal funding source is cash from financing activities, and our principal cash requirements include loans to our operating subsidiaries, operating expenses, and capital expenditures.

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December 31, 2022 Compared to December 31, 2021

We require working capital to fund the continued development and commercialization of our proprietary fiber optic sensing devices, and for operating expenses. During the year ended December 31, 2022, we had $24,276,308 in cash proceeds from our equity financings compared to $14,593,327 in 2021.

As of December 31, 2022, we had cash of $2,060,332 compared to $3,658,846 as of December 31, 2021. We currently do not have sufficient cash to fund our operations for the next 12 months and we will require working capital to complete development, testing and marketing of our products and to pay for ongoing operating expenses. We anticipate adding consultants for technology development and the corresponding operations of the Company, but this will not occur prior to obtaining additional capital. Management is currently in the process of looking for additional investors. Currently, loans from banks or other lending sources for lines of credit or similar short-term borrowings are not available to us. We have been able to raise working capital to fund operations through the issuances of convertible notes or obtained through the issuance of our restricted common stock. As of December 31, 2022, our current liabilities exceeded our current assets by $11,562,784.

Several of our significant operating subsidiaries have borrowed funds from DarkPulse. The terms of the instruments governing the indebtedness of these borrowers or borrowing groups may restrict our ability to access their accumulated cash. In addition, our ability to access the liquidity of these and other subsidiaries may be limited by tax, legal and other considerations.

Our executive officers and our Board of Directors review our sources and potential uses of cash in connection with our annual budgeting process and whenever circumstances warrant. Generally speaking, our principal funding source is cash from financing activities, and our principal cash requirements include loans to our operating subsidiaries, operating expenses, and capital expenditures,

Cash Flows from Operating Activities

Six Months Ended June 30, 2023 Compared to June 30, 2022

During the six months ended June 30, 2023, net cash used by operating activities was $2,483,389 resulting from our net loss of $18,917,360 partially offset by non-cash charges of $13,479,314 primarily driven by impairment charges, bad debt expense and the issuance of common stock for a legal settlement. In 2023, we had cash received by our operating assets and liabilities of $2,954,660 primarily driven by decreases in accounts receivable and contract assets and increases in accounts payable.

During the six months ended June 30, 2022, net cash used by operating activities was $12,565,057, resulting from our net loss of $9,569,843, partially offset by non-cash gains of $319,410. In 2022, we had cash used in our operating assets and liabilities of $3,314,624 primarily due to increases in accounts receivable and contract assets partially offset by increases in accounts payable and contract liabilities.

December 31, 2022 Compared to December 31, 2021

During the year ended December 31, 2022, net cash used by operating activities was $21,738,542 resulting from our net loss of $35,517,505, partially offset by non-cash charges of $13,307,813 primarily driven by our goodwill impairment. In 2022, we had cash provided by our operating assets and liabilities of $471,149 primarily driven by decreases in accounts receivable and increases in accounts payable partially offset by decreases in other liabilities.

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During the year ended December 31, 2021, net cash used by operating activities was $11,363,470, resulting from our net loss of $4,826,320, non-cash gains of $3,279,403 and cash used in our operating assets and liabilities of $3,257,746.

Cash Flows from Investing Activities

Six Months Ended June 30, 2023 Compared to June 30, 2022

During the six months ended June 30, 2023, we had net cash used in investing activities of $1,154,848, including $419,737 in notes and $519,637 in advances to related party, as well as our joint venture investment of $113,124 and purchase of property and equipment of $102,350.

During the three months ended June 30, 2022, we had net cash used in investing activities of $503,409 due to $64,980 in deposits and purchase of property and equipment of $438,429.

December 31, 2022 Compared to December 31, 2021

During the year ended December 31, 2022, we had net cash used in investing activities of $5,045,405, including the issuance of our note receivable and investment with the SPAC totaling $2,549,248, joint venture investment of $103,505 and purchase of property and equipment of $2,074,627.

During the year ended December 31, 2021, we had net cash used in investing activities of $1,689,153, primarily due from the purchase of property and equipment and net cash used in business acquisitions.

Cash Flows from Financing Activities

Six Months Ended June 30, 2023 Compared to June 30, 2022

During the six months ended June 30, 2023, net cash provided by financing activities was $2,598,603 which was primarily comprised of proceeds from the sale of common stock of $2,625,650, less net repayments of loans of $27,047.

During the six months ended June 30, 2022, net cash provided by financing activities was $12,415,875, comprised of proceeds from the sale of common stock from offering of $12,415,875.

December 31, 2022 Compared to December 31, 2021

During the year ended December 31, 2022, net cash provided by financing activities was $24,165,801 which was primarily comprised of proceeds from the sale of common stock of $24,276,308, net of costs of $1,934,200, less net repayments of loans of $110,507.

During the year ended December 31, 2021, net cash provided by financing activities was $17,311,427, comprised of proceeds from the sale of common stock from offering of $14,593,327, the issuance of convertible debt in the amount of $1,102,700, the issuance of notes payable of $2,000,000 offset by payments on convertible debt of $384,600.

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Factors That May Affect Future Results

Management’s Discussion and Analysis contains information based on management’s beliefs and forward-looking statements that involve a number of risks, uncertainties, and assumptions. There can be no assurance that actual results will not differ materially from the forward-looking statements as a result of various factors, including but not limited to, our ability to obtain the equity funding or borrowings necessary to market and launch our products, our ability to successfully serially produce and market our products; our success establishing and maintaining collaborative licensing and supplier arrangements; the acceptance of our products by customers; our continued ability to pay operating costs; our ability to meet demand for our products; the amount and nature of competition from our competitors; the effects of technological changes on products and product demand; and our ability to successfully adapt to market forces and technological demands of our customers.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our consolidated financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity capital expenditures or capital resources.

Recent Accounting Pronouncements

In November 2021, the FASB issued ASU No. 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, issued by the Financial Accounting Standards Board. This ASU requires entities to recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with ASU 2014-09, Revenue from Contracts with Customers (Topic 606). The update will generally result in the recognition of contract assets and contract liabilities at amounts consistent with those recorded by the acquiree immediately before the acquisition  date rather than at fair value. The Company expects that there would be no material impact on the Company’s condensed consolidated financial statements upon the adoption of this ASU.

In August 2020, the FASB issued ASU 2020-06, which simplifies the guidance on the issuer’s accounting for convertible debt instruments by removing the separation models for convertible debt with a cash conversion feature and convertible instruments with a beneficial conversion feature. As a result, entities will not separately present in equity an embedded conversion feature in such debt and will account for a convertible debt instrument wholly as debt, unless certain other conditions are met. The elimination of these models will reduce reported interest expense and increase reported net income for entities that have issued a convertible instrument that is within the scope of ASU 2020-06. ASU 2020-06 is applicable for fiscal years beginning after December 15, 2021, with early adoption permitted no earlier than fiscal years beginning after December 15, 2020. The Company adopted ASU 2020-06 on January 1, 2022 and the adoption of this ASU did not have a material impact on the Company’s consolidated financial statements and related disclosures.

In April 2019, the FASB issued ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments-Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments, which amends and clarifies several provisions of Topic 326. In May 2019, the FASB issued ASU 2019-05, Financial Instruments-Credit Losses (Topic 326): Targeted Transition Relief, which amends Topic 326 to allow the fair value option to be elected for certain financial instruments upon adoption. ASU 2019-10 extended the effective date of ASU 2016-13 until December 15, 2022. The Company adopted this new guidance, including the subsequent updates to Topic 326, on January 1, 2023 and the adoption did not have a material impact on the Company’s condensed consolidated financial statements and related disclosures.

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BUSINESS

Organization

DarkPulse, Inc. (“DPI” or “Company”) is a technology-security company incorporated in 1989 as Klever Marketing, Inc. (“Klever”). Its’ wholly-owned subsidiary, DarkPulse Technologies Inc. (“DPTI”), originally started as a technology spinout from the University of New Brunswick, Fredericton, Canada. The Company’s security and monitoring systems will initially be delivered in applications for border security, pipelines, the oil and gas industry and mine safety. Current uses of fiber optic distributed sensor technology have been limited to quasi-static, long-term structural health monitoring due to the time required to obtain the data and its poor precision. The Company’s patented BOTDA dark-pulse sensor technology allows for the monitoring of highly dynamic environments due to its greater resolution and accuracy.

The Company’s subsidiaries consist of Remote Intelligence, LLC, a company headquartered in Pennsylvania who provides unmanned aerial drone and unmanned ground crawler (UGC) services to a variety of clients from industrial mapping and ecosystem services, to search and rescue, to pipeline security; Wildlife Specialists, LLC, a company headquartered in Pennsylvania who provides clients with comprehensive wildlife and environmental assessment, planning, and monitoring services; TerraData Unmanned, PLLC, a company headquartered in Florida who custom manufactures NDAA compliant drones and unmanned ground crawlers to meet the needs of its customers; and TJM Electronics West, Inc., a company headquartered in Arizona who is a U.S. manufacturer and tester of advanced electronics, cables and sub-assemblies specializing in advanced package and complex CCA and hardware.

Our Operating Units

Remote Intelligence

Remote Intelligence (“RI”) provides unmanned aerial drone and unmanned ground crawler (“UGC”) services to a variety of clients in all markets, including, specifically: industrial mapping and ecosystem, search and rescue, and pipeline security. RI started in 2013 with a simple vision, to use the new and developing field of unmanned aerial vehicles to produce higher quality, safer, and more effective products for a variety of markets. RI strives to equip, educate and advance the use of the most advanced unmanned aerial systems and unmanned ground crawlers in the United States and around the world for commercial, government, and domestic use. RI’s top priorities are to find safe and ethical ways to use this new and exciting field of technology to make life better. RI provides holistic intelligence consultation and solutions including full-service methane detection and monitoring and quick, comprehensive site mapping and aerial inspection services. RI specializes in fully integrated, geo-rectified, 3D modeled mapping and artificial intelligence (“AI”) for industrial applications, specializing in the energy and environmental industries, with AI and live streaming capabilities anywhere in the world. RI also provides aerial survey, video inspection services, emergency support services, wildlife and habitat surveys, and comprehensive system design, training, and sales for both the commercial and private sectors. Integrating the latest tech solutions like artificial intelligence, RI is globally-connected with a base of operation in Wellsboro, Pennsylvania.

TerraData Unmanned

Comprised of a team with more than 30 years cumulative experience in the unmanned industry, TerraData Unmanned (“TerraData”) custom manufactures National Defense Authorization Act (“NDAA”) compliant drones and unmanned ground crawlers to meet the needs of its customers. TerraData has successfully delivered a custom drone platform per a customer’s specifications which exceeds current industry offering by more than 30 minutes. The team has manufactured, and successfully flight tested a Quad Copter drone with 1.5KG payload capabilities that delivers more than 60 minutes of continuous flight. This cutting-edge design is a combination of proprietary software and hardware. The custom platform offers NDAA compliant autopilot, communications links, Technical Standard Orders (“TSO”) certified GPS unit and ground control station. Future designs include integrating Real-Time Kinematic (“RTK”) for mapping, methane detectors, and true terrain following capabilities. There are also improvements scheduled that are intended to further extend the endurance and provide over 4KG of payload capacity, not including batteries. TerraData has also announced the research, development and successful testing of an autonomous crawler soon to be released to the market with methane and multi gas detection capabilities. Working seamlessly with its partners at DarkPulse and its subsidiary companies, TerraData can custom design, build and operate a system to meet our customers' needs 24 hours a day 365 days a year around the globe.

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Wildlife Specialists

Wildlife Specialists (“WS”) was founded in 2007 to provide clients with comprehensive wildlife and environmental assessment, planning, and monitoring services. WS currently maintains two regional offices located in north central and southeastern Pennsylvania and is available to provide services to clients nationwide and around the globe. WS’ staff is made up of well-established professionals who have a wide range of experience in wildlife management, research, and monitoring at the local and statewide levels throughout the United States. In addition, WS has specific expertise in providing the full range of sensitive species and habitat assessments necessary for your development projects. WS’ mission is to provide consulting services that use the latest technology to produce the highest quality results compatible with its clients’ management goals and the appropriate protocols developed by state and federal wildlife management agencies. WS is fully insured to industry standards and committed to the safety of its staff, clients, and the public. WS has maintained safety certification through ISNetWorld and other third-party certifiers. WS is also officially PennDOT, General Services Administration (“GSA”), Small Business, and HUBZone certified.

TJM West Electronics

TJM West Electronics (“TJM”) is an ISO9001 and AS9100 certified electronics and electro-mechanical assembly operation. TJM operates out of a high tech, 20,000 sq. ft. facility in Tempe, Arizona. TJM’s assembly team is trained to IPC 610 and J-STD-001 standards, Class 2 and 3. TJM has been in business since 1999. TJM’s latest website was developed to be a customer interface for rapid costing, build scheduling, open order status, and complete manufacturing history data records. Registered users can enter build and fabrication parameters for quantities of 2-20 units. TJM’s calculator provides itemized labor, printed circuit board (“PCB”) fabrication cost and delivery. Registered users can also access factory floor for the updated status and delivery date of open orders, a review of configuration, quotes and full quality history database.

As a U.S. manufacturer and test of advanced electronics, cables and sub-assemblies, TJM specializes in advanced package and complex confidential architecture (“CCA”) and hardware. Certified to space and flight AS9100D, TJM has over 20 years supplying ultra-high reliability, and fully documented electronic hardware. Per aerospace management standard AS9100D, TJM maintains all material certifications, process and measurement reports electronically as part of a complete quality history record. Manufacturing PCB design services on the most popular platforms including Cadence, Altium, and Mentor, TJM designs output data that integrates seamlessly to its automated manufacturing line. From test development in circuit test (“ICT”) to functional and burn-in, TJM develops a test plan and hardware system to deliver your 100% verified product. Low cost, high reliability manufacturing is the net result of quality planning, optimizing automation technology, operational efficiency, and communication. TJM provides a high value, low-cost domestic solution to replace offshore manufacturing.

Acquisitions

On August 9, 2021, we entered into a Share Purchase Agreement with Optilan Guernsey Limited and Optilan Holdco 2  Limited, pursuant to which we purchased from the sellers all of the issued and outstanding equity interests of Optilan HoldCo 3 Limited, a private company incorporated in England and Wales (“Optilan”), for £1.00. In connection with the acquisition, the Company acquired $14,828,459 in assets and assumed liabilities totaling $25,179,320. As a result of the transaction, Optilan became a wholly-owned subsidiary of the Company. See Note 4 – BUSINESS ACQUISITIONS to the audited financial statements for the years ended December 31, 2022 and 2021 on page F-20 herein.

On August 30, 2021, we closed two separate Membership Interest Purchase Agreements with RI and WS pursuant  to which we agreed to pay to the majority stockholder of each of RI and WS an aggregate of 15,000,000 shares of our Common Stock, $500,000 to be paid on the closing date, and an additional $500,000 to be paid 12 weeks from closing date in exchange for 60% ownership of each of RI and WS. As a result of the transactions, RI and WS each became subsidiaries of the Company with the respective non-controlling interests recoded on the consolidated balance sheets.

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On September 8, 2021, we entered into and closed the Stock Purchase Agreement with TJM and TJM’s stockholders, pursuant to which we agreed to purchase all of the equity interests in TJM in exchange for $450,000, subject to adjustments as defined in the Stock Purchase Agreement. As a result of the transaction, TJM became a wholly-owned subsidiary of the Company.

Effective October 1, 2021, we entered into and closed the Membership Purchase Agreement with TerraData and Justin Dee, the sole stockholder of TerraData, pursuant to which we agreed to purchase 60% of the equity interests in TerraData in exchange for 3,725,386 shares of our Common Stock and $400,000, subject to adjustments as defined in the Membership Purchase Agreement, to be paid within 12 weeks of closing. As a result of the transaction, TerraData became a subsidiary of the Company.

Liquidation/winding up of Optilan (UK) Limited

On May 3, 2023, Eversheds Sutherland (International) LLP, a creditor of Optilan (UK) Limited, filed a petition to wind up (“Winding up Petition”) Optilan (UK) Limited, a wholly owned subsidiary of the Company’s Subsidiary, Optilan HoldCo 3 Limited, and the matter was due to be heard in the Portsmouth Combined Court Centre on June 28, 2023.

On June 28, 2023, the High Court of Justice in the United Kingdom issued a winding-up order for the liquidation and winding up of the affairs of Optilan (UK) Limited (“Optilan Liquidation”). In conjunction with the order, the court appointed the Official Receiver’s Office (“OR”) to take the appointment as liquidator of Optilan (UK) Limited and take control of Optilan (UK) Limited’s assets.

At the same time the court appointed the OR to take the appointment as liquidator of Optilan (UK) Limited. The OR has taken control of Optilan (UK) Limited’s assets. To date the ORs Office has initiated contact with Optilan but we still wait to receive details of the individual who will be taking the role of OR.

On July 3, 2023, Optilan (UK) Limited received a letter from The Insolvency Service, an executive agency sponsored by the Department for Business and Trade located in the U.K. Pursuant to the letter of The Insolvency Services, the Company was required to provide information relating to Optilan (UK) Limited to the Official Receiver’s Office (a government body of Plymouth, the United Kingdom) and attend an interview with staff of the Official Receiver’s Office to review the prospect of recovering the assets of Optilan (UK) Limited for the benefit of creditors. The interview occurred July 18, 2023.

The Company is an Unsecured creditor of Optilan (UK) Limited and is at risk of losing any repayment of obligations due from Optilan (UK) Limited because there are several intercompany relationships between the Company and Optilan (UK) Limited, the financial impact of any future claims and liabilities may not be known for several months. The Company has approximately $19.4 million intercompany payables due from Optilan (UK), which will increase the Company liabilities for any obligations not repaid. The Company expects the remaining assets held by Optilan (UK) Limited to be fully impaired and reported as Loss on Deconsolidation during the second quarter of 2023 as a result of the winding-up order for liquidation. At the time of this filing the Company is still evaluating the full effects of the winding-up order for liquidation and the material adverse effects it will have on the Company’s continued operations and ability to meet future obligations.

On August 9, 2023, Evelyn Partners was appointed Joint Liquidator.

Global System Dynamics, Inc.

On December 14, 2022, we entered into a Business Combination Agreement (the “BCA”) by, between, and among our company, Global System Dynamics, Inc., a Delaware corporation (“GSD”), and Zilla Acquisition Corp, a Delaware corporation and wholly owned subsidiary of GSD (the “Merger Sub”). Pursuant to the terms of the BCA, a business combination between us and GSD will be effected through the merger of Merger Sub with and into DarkPulse, with DarkPulse surviving the merger as a wholly owned subsidiary of GSD (the “Merger”). Our board of directors has (i) approved and declared advisable the BCA, the Merger and the other transactions contemplated thereby and (ii) resolved to recommend approval of the BCA and related transactions by our stockholders. The total consideration to be paid at closing (the “Merger Consideration”) by GSD to DarkPulse security holders will be valued at $116,518,357.65. The Merger Consideration will be payable in shares of GSD Common Stock, valued at $10.00 per share.

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On August 8, 2023, we entered into Amendment No. 1 to the BCA pursuant to which the “Termination Date,” as defined in the BCA was amended from “August 9, 2023” to “February 9, 2024.” No other changes were made to the BCA.

The transactions contemplated by the BCA, and the other transactions contemplated by the other transaction documents contemplated by the BCA (collectively, the “Proposed Business Combination”) will constitute a “Business Combination.” The Business Combination and the transactions contemplated thereby were unanimously approved by the board of directors of the Company on December 14, 2022.

The Business Combination

The BCA provides, among other things, that Merger Sub will merge with and into DarkPulse, with DarkPulse as the surviving company in the merger and, after giving effect to such merger, DarkPulse shall be a wholly-owned subsidiary of GSD. GSD will continue to be named “Global System Dynamics, Inc.” and the combined entity will trade under the symbol “DARK.”

In accordance with the terms and subject to the conditions of the BCA, at the Effective Time, among other things: (i) each GSD Class A Share and each GSD Class B Share that is issued and outstanding immediately prior to the Merger will become one share of common stock, par value $0.0001 per share, of GSD; (ii) by virtue of the Merger and without any action on the part of any Party or any other Person, each share of DarkPulse Common Stock (other than shares of DarkPulse Common Stock cancelled and extinguished pursuant to Section 2.1(a)(viii) of the BCA) issued and outstanding as of immediately prior to the Effective Time shall be automatically canceled and extinguished and converted into the right to receive that number of GSD Class A Shares equal to the Merger Consideration; provided, however, that any DarkPulse shares that are Restricted Shares shall be converted into restricted GSD Class A Shares, subject to the same vesting, transfer and other restrictions as the applicable Restricted Shares; (iii) by virtue of the Merger and without any action on the part of any Party or any other Person, each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted into one share of common stock, par value $0.0001, of DarkPulse; (vi) Dennis O’Leary, Joseph Catalino, George Pappas, Geoff Mullins, Wayne Bale and John Bartrum shall become the directors of GSD, Dennis O’Leary shall become the Chief Executive Officer of GSD and of the surviving company, and J. Richard Iler shall become the Chief Financial Officer of GSD, each to hold office in accordance with the governing documents of GSD until such director’s or officer’s successor is duly elected or appointed and qualified, or until the earlier of their death, resignation or removal; (v) by virtue of the Merger and without any action on the part of any Party or any other Person, each DarkPulse share held immediately prior to the Effective Time by DarkPulse as treasury stock shall be automatically canceled and extinguished, and no consideration shall be paid with respect thereto.

The Business Combination is expected to close in the first calendar quarter of 2024 but in no event later than February 9, 2024 (unless extended), following the receipt of the required approval by the stockholders of DarkPulse and GSD, approval by the Nasdaq Stock Market (“Nasdaq”) of GSD’s initial listing application filed in connection with the Business Combination, and the fulfillment of other customary closing conditions.

Representations and Warranties; Covenants

The parties to the BCA have agreed to customary representations and warranties for transactions of this type. In addition, the parties to the BCA agreed to be bound by certain customary covenants for transactions of this type, including, among others, covenants with respect to the conduct of the Company and its subsidiaries during the period between execution of the BCA and the Closing. Each of the parties to the BCA has agreed to use its reasonable best efforts to cause all actions and things necessary to consummate and expeditiously implement the Business Combination.

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Conditions to Each Party’s Obligations

Under the BCA, the obligations of the parties to consummate the Merger are subject to the satisfaction or waiver of certain customary closing conditions of the respective parties, including, without limitation: (i) the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder relating to the Business Combination having expired or been terminated and any other required regulatory approvals applicable to the transactions contemplated by the BCA having been obtained and remaining in full force and effect; (ii) all the DarkPulse Preferred Stock being converted to DarkPulse Common Stock prior to the Effective Time; (iii) no order or law issued by any court of competent jurisdiction or other governmental entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by the Business Combination being in effect; (iv) the registration statement on Form S-4 containing the joint proxy statement/prospectus filed by DarkPulse and GSD relating to the BCA and the Merger (the “Registration Statement”) becoming effective in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), no stop order being issued by Securities and Exchange Commission (the “SEC”) and remaining in effect with respect to the Registration Statement, and no proceeding seeking such a stop order being threatened or initiated by the SEC and remaining pending; (v) GSD’s initial listing application with Nasdaq in connection with the Business Combination having been approved; (vi) GSD’s Board consisting of the number of directors, and comprising the individuals, determined pursuant to the BCA; (vii) the approval and adoption of the BCA and the transactions contemplated thereby by the requisite vote of the DarkPulse’s stockholders; (viii) the approval and adoption of the BCA and the transactions contemplated thereby by the requisite vote of GSD’s stockholders; (ix) after giving effect to the transactions contemplated (including the PIPE Financing), GSD has at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act of 1934, as amended (the “Exchange Act”)) immediately after the Effective Time; (x) the absence of a DarkPulse Material Adverse Effect since the date of the BCA that is continuing, and (xi) the absence of a GSD Material Adverse Effect since the date of the BCA that is continuing.

Termination

The BCA may be terminated under certain customary and limited circumstances at any time prior to the Closing, including, without limitation, (i) by the mutual written consent of GSD and DarkPulse; (ii) by GSD, subject to certain exceptions, if any of the representations or warranties made by DarkPulse are not true and correct or if DarkPulse fails to perform any of its covenants or agreements under the BCA (including an obligation to consummate the Closing) such that certain conditions to the obligations of GSD could not be satisfied and the breach (or breaches) of such representations or warranties or failure (or failures) to perform such covenants or agreements is (or are) not cured or cannot be cured within the earlier of (A) 30 days after written notice thereof, and (B) February 9, 2024 (the “Termination Date”); (iii) by DarkPulse, subject to certain exceptions, if any of the representations or warranties made by us are not true and correct or if GSD fails to perform any of GSD’s covenants or agreements under the BCA (including an obligation to consummate the Closing) such that the condition to the obligations of DarkPulse could not be satisfied and the breach (or breaches) of such representations or warranties or failure (or failures) to perform such covenants or agreements is (or are) not cured or cannot be cured within the earlier of (A) 30 days after written notice thereof, and (B) the Termination Date iv) by either GSD or DarkPulse, if the Closing does not occur on or prior to the Termination Date, unless the breach of any covenants or obligations under the BCA by the party seeking to terminate proximately caused the failure to consummate the transactions contemplated by the BCA; (v) by either GSD or DarkPulse, if (A) any governmental entity shall have issued an order or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by the BCA and such order or other action shall have become final and non-appealable; or (B) if the required DarkPulse or GSD stockholder consent is not obtained; (vi) by GSD, if (A) DarkPulse does not deliver, or cause to be delivered to GSD a Transaction Support Agreement duly executed by certain DarkPulse stockholders or (B) the DarkPulse stockholders meeting has been held, has concluded, DarkPulse stockholders have duly voted, and DarkPulse stockholder approval was not obtained; (vii) by GSD should DarkPulse not deposit into the Trust Account in a timely manner the funds necessary to extend the period for us to complete an initial business combination for an additional period of six months from August 9, 2023, in accordance with, and as required pursuant to, the BCA; and (x) by GSD should: (A) Nasdaq not approve the initial listing application for the combined company with Nasdaq in connection with the Business Combination; (B) the combined company not have satisfied all applicable initial listing requirements of Nasdaq; or (C) the common stock of the combined company not have been approved for listing on Nasdaq prior to the Closing Date.

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In the event of the termination of this BCA, the BCA will become void (and there will be no Liability or obligation on the part of the Parties and their respective Non-Party Affiliates) with the exception of Section 5.3(a), this Section 7.2, Article VIII and Article I (to the extent related to the termination), each of which will survive such termination and remain valid and binding obligations of the Parties.

The Stockholder Transaction Support Agreement

Concurrently with, or with respect to a certain stockholder holding all of the shares of Series A Preferred Stock of DarkPulse, within a specified time after the signing of the BCA, the “DarkPulse Stockholder” (collectively, the “Supporting Company Stockholder”) shall duly execute and deliver to GSD a transaction support agreement pursuant to which, among other things, such Supporting DarkPulse Stockholder will agree to, support and vote in favor of the BCA, the Ancillary Documents which DarkPulse is or will be a party and the transactions contemplated thereby (including the Merger).

Our Business

We offer a full suite of engineering, installation and security management solutions to industries and governments. Coupled with our patented BOTDA technology, we provide our customers a comprehensive data stream of critical metrics for assessing the health and security of their infrastructure. Our comprehensive system provides for rapid, precise analysis and responsive activities predetermined by the end-user customer. These responses include the use of “smart” AI platformed cameras, facial recognition technologies and multiple drone platforms. Our User Interface (UI) is cloud based which offers end-users access to their systems on any device located anywhere in the world. Additional programming of the UI is being completed within a game engine that will also offer access via Virtual Reality headsets, allowing end-users to virtually inspection their assets.

Historically, distributed sensor systems have been too costly, slow and limited in their capabilities to attain widespread use. In addition, Brillouin-based sensors have been plagued with temperature and strain cross-sensitivity, i.e. the inability to distinguish between temperature and strain change along the same fiber. The loss of spatial resolution with an increase in fiber length has also limited the use of distributed sensor systems. Due to these shortcomings, existing technologies are unable to succeed within today’s dynamic environments, and needs for more advanced sensor technologies have remained unsatisfied.

By contrast to existing technologies, our BOTDA technology is a distributed-fiber sensing system, based on dark-pulse Brillouin scattering, which reports in real-time on conditions such as temperature, stress, strain corrosion and structural health monitoring of Critical Infrastructure/Key Resources including Bridges, Buildings, Roadways pipelines and mining installations.

Our BOTDA technology’s differentiators from and advantages over existing technologies:

•	Real-time Reporting: Higher data acquisition speeds allowing for structural monitoring of dynamic systems;

•	Cost to Customer: Significantly lower acquisition and operating costs;

•	Precision: A greater magnitude of precision and spatial resolution than other systems currently available;

•	Applications: Wider range of capabilities than other systems currently available;

•	Power Consumption: Lower power consumption than existing systems allowing for off-grid installations;

•	Integration: Capable of integrating with existing systems; and

•	Central station monitoring/cloud based GUI.

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We believe that these key advantages should allow us not only to enter existing markets, but more importantly, to open new market opportunities with new applications. We intend to leverage new applications to target clients that have been unable to make use of distributed fiber optic technology to date.

Revenue

The Company’s revenues are generated primarily from the sales of our services, which consist primarily of advanced technology solutions for integrated communications and security systems, as well as habitat management. The Company’s sales of products are primarily generated from our TJM subsidiaries.

Our Market

Current uses of fiber optic distributed sensor technology have been limited to quasi-static, long-term structural health monitoring due to the time required to obtain the data and its poor precision. Our BOTDA technology allows for the monitoring of highly dynamic environments due to its magnitude of increased resolution and greater accuracy. The resulting high speed, real-time monitoring capabilities of our BOTDA technology should satisfy a broad range of existing and emerging requirements. Use of our BOTDA technology by our customers should result in lower production costs with increased sensing capabilities that can integrate with existing technology and be upgraded cost effectively.

Due to the characteristics of the fiber used in fiber optic sensing, the uses of our BOTDA technology are wide ranging. Optical fiber is hard-wearing, which allows it to be used in environments where other technologies fail (for example, at temperatures ranging from -40°C to 300°C and 1000psi). Additionally, our BOTDA sensors allow for live sensing due to the speed at which the analysis takes place.

Our management team is continually identifying markets in which our BOTDA technology may be readily applied. Once these markets (as described below) have been addressed, our technology may be adapted and applied to new markets.

Structural Monitoring

•	Buildings and Skyscrapers;

•	Bridges, Tunnels and Dams; and

•	Roads and Railway tracks.

Temperature Sensing

•	Fire Alarm and Environment control;

•	Low cost and maintenance;

•	Long life span; and

•	Ability to withstand harsh working environment.

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Security & Defense

•	National Border Protection; and

•	Protection of Military and other sensitive installations.

Consulting Services:

•	Consulting (as stand-alone or presales);

•	Post sales deployment and Support; and

•	Managed services (monitoring, etc.).

Additional Potential Markets:

•	Monitoring of composite structures in aircraft;

•	Dynamic stress monitoring of runways;

•	Dynamic ship hull stress monitoring, especially with a view to double-hull oil tankers;

•	Smart grid and power conservation applications based on cooling and/or heat proximity – for instance, computer rooms, cell towers for heat soak;

•	Monitor low temperatures as part of control systems;

•	Monitoring of temperatures in extreme refrigeration environments;

•	Avalanche early warning systems; and

•	Sea defense monitoring.

Marketing

We utilize our BOTDA technology as the foundation of our ongoing marketing initiatives. Most notably, the greater magnitude of increased capabilities of our BOTDA technology versus existing bright-pulsing technologies. Existing bright-pulse Brillouin-based sensors have historically been plagued with temperature and strain cross-sensitivity, i.e. the inability to distinguish between temperature and strain change along the same fiber. The loss of spatial resolution with an increase in fiber length is also a limiting factor for the use of distributed sensor systems. Because of these shortcomings, existing bright-pulse Brillouin-based technologies are unable to succeed within today’s dynamic environments, which coincides with our BOTDA technology’s increased capabilities over bright-pulse systems. Our marketing initiatives include daily, broad-based social media engagement, management of our website, email campaigns, national television commercials, magazine ads, and other ongoing initiatives designed to increase awareness of our products and services and drive conversion and adoption rates.

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Competition

The overall optical sensing market is projected to reach USD $3.47 billion by 2023 from USD $1.13 billion in 2016, at a CAGR of 15.47% between 2017 and 2023.1 We are active in the optical sensing market, including Oil & Gas pipeline health monitoring, Infrastructure, National Border Security applications, and the mining industry. We believe that fiber sensing applications which incorporate our BOTDA technology may provide significant competitive advantages over structural health monitoring applications offered by the long-term leaders in the field, such as Schlumberger, Hewlett-Packard, and Yokogawa, which collectively account for a significant portion of industry sales. These companies, as well as others, have numerous differences in feature sets and functionality, but all share certain basic attributes: a bright-pulse technology as the core of their systems architecture. An architecture designed using bright-pulsing technology has limited sensing capabilities and resolutions of one meter allowing for mostly long-term quasi-static deployments.

However, we utilize our BOTDA technology allowing for multiple applications into those markets unavailable to companies using bright-pulse technology. While many of the companies using bright-pulse technology have attempted to incorporate various sensing techniques into a legacy technology, none have been able to offer the order of magnitude resolutions offered by our patented dark-pulse based BOTDA technology. This magnitude in resolution coupled with our BOTDA technology’s increased data collection speeds allows our technology to be installed into areas of the market that our competitors cannot. Our future financial condition and operating results depend on our ability to provide a high-quality solution as well as increased distribution of the solutions in each of the markets in which we compete or intend to compete within.

The markets for our products and services are highly competitive and we are confronted by aggressive competition. These markets are characterized by frequent product introductions and rapid technological advances. Our financial condition and operating results can be adversely affected by these and other industry-wide downward pressures on gross margins. Principal competitive factors important to us include price, product features, relative price and performance, product quality and reliability, marketing and distribution capability, service and support and corporate reputation.

Intellectual Property

Our policy is to protect our technology by, among other things, patents, trade secret protection and copyrights. We have taken security measures to protect our trade secrets and proprietary know-how, to the greatest extent possible. Our means of protecting our proprietary rights may not prove to be adequate and our competitors may independently develop technology or products that are similar to ours or that compete with ours. Trade secret, patent and copyright laws afford only certain protections for our technology and products. The laws of many countries do not protect our proprietary rights to as great an extent as do the laws of the United States. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to obtain and use information that we regard as proprietary. Third parties may also design around our proprietary rights, which may render our protected technology and products less valuable, if the design around is favorably received in the marketplace.

In addition, any of our products or technology covered by patents or other intellectual property rights, could cause us to be subject to various legal actions. Litigation may be necessary to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement, invalidity, misappropriation, or other claims.

Through DPTI’s April 2017 Intellectual Property agreement with the University, DPTI was sold, transferred, and assigned U.S. Patent Nos. 7,245,790, 8,643,829, and 9,534,965, each of which are related to our BOTDA dark-pulse technology. In addition, Canadian Patent No. 2,502,275 was also assigned.

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1 https://www.marketsandmarkets.com/Market-Reports/optical-sensing-market-197592599.html

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Suppliers

We currently rely on a full-time, dedicated, external team of experienced professionals for the coding and maintenance of our products. We believe we have mitigated the associated risks of managing an external team of software and engineering development professionals by incorporating internal management and oversight, as well as appropriate systems, protocols, controls, and procedures and ensuring that we have access to additional qualified professionals to provide like or complementary services.

Government Regulation

Government regulation is not of significant concern for our business nor is government regulation expected to become an impediment to the business in the near- or mid-term as management is currently unaware of any planned or anticipated government regulation that would have a material impact on our business. Our management believes it currently possesses all requisite authority to conduct our business as described in this Prospectus.

Employees

As of October 31, 2023, we had 12 full-time employees and no part-time employees.

Legal Proceedings

DarkPulse, Inc. v. Twitter, Inc.

As disclosed in greater detail in the Company’s Form 10-Q, filed October 24, 2022, the Company is actively investigating potential claims against the @MIKEWOOD and @BullMeechum3 Twitter accounts. There are no material updates to this matter.

Carebourn Capital, L.P. v. DarkPulse, Inc.

As disclosed in greater detail in the Company’s Form 10-Q, filed October 24, 2022, the Company remains in active litigation with Carebourn Capital, L.P. (“Carebourn”) in Minnesota state court. The following discloses the material updates for this matter.

On April 21, 2023, the Minnesota state court granted the Company’s motion for partial summary judgment on its affirmative defenses. Specifically, the Court found that Carebourn is an unregistered dealer, acting in violation of Section 15(a) of the Securities Exchange Act of 1934 and, thus, the contracts between the Company and Carebourn are now void pursuant to Section 29(b) of the Exchange Act.

On July 24, 2023, the Company moved for summary judgment against Carebourn on its counterclaims for damages under the Minnesota Uniform Securities Act. Oral arguments were held on the Company’s motion on August 22, 2023. The Company is currently awaiting a decision from the Minnesota state court.

On August 22, 2023, the Minnesota state held oral arguments on the Company’s motion for summary judgment on its counterclaims, which seek an award of damages in the amount of $124,012.91 (excluding pre- and post-judgment interest), attorneys’ fees in the amount of $267,951.33, and costs in the amount of $50,785.50.

More Capital, LLC v. DarkPulse, Inc. et al

On July 24, 2023, the Company moved for summary judgment against More on its affirmative defenses asserted under the Exchange Act and counterclaims for damages under the Minnesota Uniform Securities Act. Oral arguments on the Company’s motion are scheduled for September 14, 2023. For more information, please see the Company’s historical Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.

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On August 22, 2023, the Minnesota state held oral arguments on the Company’s motion for summary judgment on its motion for summary judgment on its affirmative defenses and counterclaims, the latter of which seek an award of damages in the amount of $300,809.39 (excluding pre- and post-judgment interest), attorneys’ fees in the amount of $111,019.00, and costs in the amount of $195.75.

The Company remains committed to actively litigating its affirmative defenses and claims for relief under the Exchange Act and Minnesota Uniform Securities Act.

Carebourn Capital et al v. Standard Registrar and Transfer et al

On May 20, 2022, Carebourn and More Capital, LLC (“More,” and together with Carebourn, the “Noteholder Plaintiffs”) commenced an action against (i) Standard Registrar and Transfer Co., Inc. (“Standard”), (ii) Amy Merrill (“Merrill”) (Standard and Merrill, together, the “TA Defendants”), (iii) DarkPulse, Inc., (iv) Dennis O’Leary (“O’Leary”), (v) Thomas Seifert (“Seifert”), (vi) Carl Eckel (“Eckel”), (vii) Anthony Brown (“Brown”), and (viii) Faisal Farooqui (“Farooqui”) (DarkPulse, O’Leary, Seifert, Eckel, Brown, and Farooqui, collectively, the “DPLS Defendants”) in the United States District Court for the District of Utah.

The Noteholder Plaintiffs’ complaint alleges the DPLS Defendants violated the Racketeer Influenced and Corrupt Organizations (RICO) Act, are liable for attorneys’ fees pursuant to the Company’s breach of securities contracts between the Company and, separately, Carebourn and More, and engaged in civil conspiracy, fraudulent concealment, tortious interference with economic relations and conversion against the Noteholder Plaintiffs.

Thereafter, the TA Defendants and DPLS Defendants separately moved to dismiss the Noteholder Plaintiffs’ complaint. On February 10, 2023, the Court denied both motions without prejudice and stayed the action pending the conclusion of enforcement action commenced by the U.S. Securities and Exchange Commission against Carebourn and its principal, Chip Rice, in the U.S. District Court for the District of Minnesota.

The Company contends that the Noteholder Plaintiffs’ lawsuit is duplicative of the first-filed lawsuits commenced by the Noteholder Plaintiffs’ in Minnesota state court. The Company intends to vigorously defend itself against the Noteholder Plaintiffs’ lawsuit.

On September 27, 2023, the U.S. Securities and Exchange Commission (“SEC”) prevailed on its motion for summary judgment against Carebourn that sought declaratory judgment that Carebourn is an unregistered dealer acting in violation of Section 15(a) of the Securities Exchange Act of 1934.

Accordingly, later on September 27, 2023, the Company filed a letter with the Utah Court notifying it of the developments in the SEC enforcement action against Carebourn and requesting leave to renew its motions to dismiss Carebourn’s complaint and seek sanctions against Carebourn and its attorneys.

The Company contends that the Noteholder’s lawsuit is duplicative of the first-filed lawsuits commenced by the Noteholder’s in Minnesota state court. The Company intends to vigorously defend itself against the Noteholder’s Utah lawsuit.

DarkPulse, Inc. v. FirstFire Global Opportunities Fund, LLC, and Eli Fireman

As disclosed in greater detail in the Company’s Form 10-Q, filed October 24, 2022, the Company remains in active litigation with FirstFire Global Opportunities Fund, LLC (“FirstFire”), and Eli Fireman (“Fireman”) (FirstFire and Fireman together, the “FirstFire Parties”). The following discloses the material updates for this matter.

On January 17, 2023, the Court granted the FirstFire Parties’ motion to dismiss the Company’s complaint. Also on January 17, 2023, the Company appealed the trial court’s decision to the United States Court of Appeals for the Second Circuit. Briefing is currently taking place on the Company’s appeal.

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The Company’s opening memorandum in support of its appeal was filed on May 1, 2023. On July 31, 2023, the FirstFire Parties filed their memorandum in opposition. On August 21, 2023, the Company filed its reply memorandum.

On September 12, 2023, the United States Court of Appeals for the Second Circuit calendared oral arguments for the appeal—which challenges United States District Court for the Southern District of New York’s granting the FirstFire Parties’ motion to dismiss—for the week of December 11, 2023.

The Company remains committed to actively litigating its claims for relief under the Securities Exchange Act of 1934 and Racketeer Influenced and Corrupt Organizations (RICO) Act.

DarkPulse, Inc. v. EMA Financial, LLC et al

As disclosed in greater detail in the Company’s Form 10-Q, filed October 24, 2022, the Company remains in active litigation with EMA Financial, LLC (“EMA”), EMA Group, Inc. (“EMA Group”), and Felicia Preston (“Preston”) (EMA, EMA Group, and Preston together, the “EMA Parties”). The following discloses the material updates for this matter.

On March 1, 2023, the Court granted the EMA Parties’ motion to dismiss the Company’s claims asserted under the Securities Exchange Act of 1934, but denied dismissal of the Company’s claim asserted under the Racketeer Influenced and Corrupt Organizations (RICO) Act.

On or about May 15, 2023, the Company and the EMA Parties reached an understanding of settlement, which was subsequently memorialized. The action was subsequently dismissed on or about June 14, 2023. The Company views this matter as closed.

DarkPulse, Inc. v. Brunson Chandler & Jones, PLLC et al

On July 8, 2022, the Company commenced litigation against Brunson Chandler & Jones, PLLC (“Brunson Firm”), and Lance B. Brunson (“Brunson,” and together with the Brunson Firm, the “Brunson Parties”) through the filing of a complaint in the United States District Court for the District of Utah. The Company is alleging that the Brunson Parties have committed professional negligence and breach of contract.

On March 2, 2023, the Brunson Parties filed an answer, affirmative defenses, and counterclaims to the Company’s complaint, wherein the Brunson Firm alleged claims for (i) breach of contract against the Company, (ii) breach of contract against the Company’s subsidiary, DarkPulse Technologies, Inc., and (iii) quantum meruit.

On June 5, 2023, the Company filed its answer and affirmative defenses to the Brunson Firm’s counterclaims. The Company remains committed to litigating its claims and affirmative defenses against the Brunson Parties.

The parties are currently engaged in discovery in this matter.

The Company remains committed to vigorously litigating its claims for relief and defenses against the Brunson Parties.

DarkPulse, Inc., et al v. Crown Bridge Partners, LLC, et al

On September 23, 2022, the Company commenced an action along with two other plaintiffs (“Crown Bridge Plaintiffs”) against Crown Bridge Partners, LLC, Soheil Ahdoot, and Sepas Ahdoot (“Crown Bridge Defendants”) in the United States District Court for the Southern District of New York alleging violations of the Racketeer Influenced and Corrupt Organizations (RICO) Act.

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On January 13, 2023, the Crown Bridge Defendants filed a motion to dismiss. As of May 16, 2023, the Crown Bridge Defendants’ motion to dismiss was fully submitted to the court. As of the date hereof, no decision has been made on the motion.

On September 29, 2023, the United States District Court for the Southern District of New York granted the Crown Bridge Defendants’ motion to dismiss.

The Company is currently evaluating whether to appeal the court’s decision to the United States Court of Appeals for the Second Circuit.

The Company remains committed to actively litigating its RICO claims against the Crown Bridge Defendants.

Benner et al v. DarkPulse, Inc. et al

On March 29, 2023, J. Merlin Benner, Phillip J. Benner, Benjamin P. Benner, Jonas M. Benner, and Angelica M. Benner (collectively, the “Benner Parties”) commenced an action in the United States District Court for the Southern District of Texas against the Company and its Chief Executive Officer, Dennis O’Leary, individually, alleging (i) the Company is in breach of contracts between the Company and the Benner Parties as it concerns Remote Intelligence, LLC and Wildlife Specialists, LLC, (ii) violation of Texas Uniform Fraudulent Transfer Act by the Company, and (iii) defamation by Mr. O’Leary.

On June 30, 2023, the Company and Mr. O'Leary filed their Answer to the Benner Parties' Complaint. The Company intends to vigorously defend itself against the Benner Parties’ lawsuit.

The Company remains in active litigation with J. Merlin Benner, Phillip J. Benner, Benjamin P. Benner, Jonas M. Benner, and Angelica M. Benner (collectively, the “Benner Parties”) in the United States District Court for the Southern District of Texas. The following discloses the material updates for this matter.

The parties are currently engaged in discovery in this matter.

GS Capital Partners, LLC v. DarkPulse, Inc.

On June 2, 2023, GS Capital Partners, LLC (“GS Capital”) commenced an action in the Supreme Court for New York County against the Company through the filing of motion for summary judgment in lieu of a complaint. The motion claims that the Company is in breach of a convertible promissory note, dated July 14, 2021, and accompanying securities purchase agreement, dated the same.

The motion claims that GS Capital is entitled to an award of $2,407,671, plus prejudgment interest and attorney’s fees, costs and disbursements.

On July 27, 2023, the Company moved to set aside the default judgment entered in favor of GS Capital and against the Company on July 25, 2023. GS Capital’s opposition thereto is due on or before August 31, 2023. Thereafter, DarkPulse’s reply is due on or before September 6, 2023. Oral arguments are currently not scheduled on the Company’s motion.

On or about September 27, 2023, the Company and GS Capital confidentially settled the dispute. On or about October 3, 2023, the parties filed a stipulation with the court to vacate the judgment entered against the Company and in favor of GS Capital, vacate the motion filed by the Company, and discontinue the action.

On or about October 9, 2023, the court vacated the judgment. The parties are currently waiting for the court to dismiss the action.

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TJM Electronics West, Inc. v. Thomas J. McCarthy Family Limited Partnership

On August 18, 2023, TJM Electronics West, filed a Temporary Restraining Order (TRO) and Verified Complaint against Thomas J McCarthy Family Ltd Partnership asserting claims for Breach of Contract. The Court granted the TRO to TJM Electronics West Inc.

Thomas J McCarthy Family Ltd Partnership answered the complaint and asserted counterclaims.

The Company answered the counterclaims and raised affirmative defenses. Litigation is ongoing and a hearing is scheduled for November 13, 2023.

From time to time, we may become involved in litigation relating to claims arising out of our operations in the normal course of business. We are not currently involved in any pending legal proceeding or litigation and, to the best of our knowledge, no governmental authority is contemplating any proceeding to which we are a party or to which any of our properties is subject, which would reasonably be likely to have a material adverse effect on our business, financial condition and operating results.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers  and Directors

The following table sets forth the name, age, and position of each executive officer and director of the Company:

Director's Name	Age	Position
Dennis O’Leary	61	Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Secretary & Treasurer

Dr. Anthony Brown	49	Director

Craig Atkin	40	Director and Chief Commercial Officer of Optilan

Jason Keith	49	Chief Executive Officer of Optilan

Dennis M. O’Leary, Chairman, CEO, President, CFO. Mr. O’Leary was appointed as the DarkPulse’s Chief Executive Officer, President, Chief Financial Officer and Chairman of the Board in April 2018. Mr. O’Leary is a serial entrepreneur with significant international experience having founded Sulu Electric Power and Light Corp (Philippines), a firm with expertise in utility scale power generation and solar energy. In 2010, Mr. O’Leary co-founded DarkPulse Technologies Inc., a wholly-owned subsidiary of DarkPulse, which is developing specialized devices that monitor activities along national borders and provide structural health and safety monitoring of oil and gas pipelines. He holds extensive start-up experience including multiple exit strategies. Mr. O’Leary is an Ambassador for the Province of New Brunswick, Canada, and a Research Member of the NATO Science and Technology Organization. He served as a member of the Board at Arizona State University’s School of Engineering, Global Resolve as Chair of the Impact Committee. His previous employment includes the NYPD where he worked as a member of the Manhattan North Tactical Narcotics Team, which prosecuted establishments involved in the illegal distribution of narcotics. He was a member of a joint taskforce working with the DEA and USINS in the execution of warrants related to narcotics trafficking. While at the NYPD, he was assigned to the Department of Justice as a member of the FBI’s investigative team with internal designation C14. He is a licensed private pilot with turbine experience. Mr. O’Leary was appointed as a Director due to his extensive experience in the industries in which DarkPulse operates. Mr. O’Leary is not, and has not been during the past five years, the director of any other public companies.

Dr. Anthony Brown, Director. Dr. Brown has served as a Director of DarkPulse since April 2019. He is a physicist and scientist with extensive experience in the development of Brillouin scattering-based distributed fiber optic sensing. In 2010, Dr. Brown co-founded DarkPulse Technologies, Inc., a wholly-owned subsidiary of DarkPulse. Dr. Brown has more than 25 years of research and lecturing experience gained at the University of New Brunswick (“UNB”), focusing primarily on the development of Brillouin scattering-based distributed fiber optic sensor technology. From 2001 to 2012, Dr. Brown served as an assistant professor and research associate at UNB. During Dr. Brown’s tenure at UNB, he was instrumental in developing numerous patents in the field of fiber optic sensing. From 2012 to 2015, Dr. Brown served as an Adjunct Professor at UNB. From 2013 through the present, Dr. Brown has served as a data scientist for Xplornet Communications, Inc. From 2018 through the present, Dr. Brown has served as a consultant for DarkPulse. Dr. Brown received a Bachelor of Science degree in Physics from UNB in 1995, and a PhD in Physics from UNB in 2001. Dr. Brown was appointed as a Director due to his extensive experience in the development of Brillouin scattering-based distributed fiber optic sensing. Dr. Brown is not, and has not been during the past five years, the director of any other public companies.

Craig Atkin, Director. Mr. Atkin has served as a Director of DarkPulse since June 2023. He is also the Chief Commercial Officer of Optilan. Mr. Atkin has an engineering background with a first class honours degree in Electrical/Electronic Engineering and a Master’s Degree in Project Management. With over 20 years’ experience across energy, security, communications and technology sectors in both operational and leadership roles. His previous role was the management of two power stations within the UK for a multinational energy company. Mr. Atkin has also worked in conventional, renewable and offshore wind environments. He is experienced working and leading international teams and large scale projects. Mr. Atkin is commercially-experienced across contract setup and negotiation, M&A and operational works. Mr. Atkin was appointed as a Director due to his experience with Optilan. Mr. Atkin is not, and has not been during the past five years, the director of any other public companies.

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Jason Keith, CEO, Optilan – On July 4, Optilan (UK) received an official letter that all employees’ contracts were terminated as of June 28, 2023. At that time Mr. Keith’s tenure as CEO of Optilan expired.

Legal Proceedings

Besides the disclosure below, during the past ten years there have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any of our directors or executive officers, and none of these persons has been involved in any judicial or administrative proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business entity, any judicial or administrative proceedings based on violations of federal or state securities, commodities, banking or insurance laws or regulations, or any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization.

Liquidation/winding up of Optilan (UK) Limited

On May 3, 2023, Eversheds Sutherland (International) LLP, a creditor of Optilan (UK) Limited, filed a petition to wind up (“Winding up Petition”) Optilan (UK) Limited, a wholly owned subsidiary of the Company’s Subsidiary, Optilan HoldCo 3 Limited, and the matter was due to be heard in the Portsmouth Combined Court Centre on June 28, 2023.

On June 28, 2023, the High Court of Justice in the United Kingdom issued a winding-up order for the liquidation and winding up of the affairs of Optilan (UK) Limited (“Optilan Liquidation”). In conjunction with the order, the court appointed the Official Receiver’s Office (“OR”) to take the appointment as liquidator of Optilan (UK) Limited and take control of Optilan (UK) Limited’s assets.

At the same time the court appointed the OR to take the appointment as liquidator of Optilan (UK) Limited. The OR has taken control of Optilan (UK) Limited’s assets. To date the ORs Office has initiated contact with Optilan but we still wait to receive details of the individual who will be taking the role of OR.

On July 3, 2023, Optilan (UK) Limited received a letter from The Insolvency Service, an executive agency sponsored by the Department for Business and Trade located in the U.K. Pursuant to the letter of The Insolvency Services, the Company was required to provide information relating to Optilan (UK) Limited to the Official Receiver’s Office (a government body of Plymouth, the United Kingdom) and attend an interview with staff of the Official Receiver’s Office to review the prospect of recovering the assets of Optilan (UK) Limited for the benefit of creditors. The interview occurred July 18, 2023.

We are an unsecured creditor of Optilan (UK) Limited and are at risk of losing any repayment of obligations due from Optilan (UK) Limited because there are several intercompany relationships between the Company and Optilan (UK) Limited, the financial impact of any future claims and liabilities may not be known for several months. We have approximately $19.4 million intercompany payables due from Optilan (UK), which will increase our liabilities for any obligations not repaid. We expect the remaining assets held by Optilan (UK) Limited to be fully impaired and reported as Loss on Deconsolidation during the second quarter of 2023 as a result of the winding-up order for liquidation. We are still evaluating the full effects of the winding-up order for liquidation and the material adverse effects it will have on our continued operations and ability to meet future obligations.

On August 9, 2023, Evelyn Partners was appointed Joint Liquidator.

Family Relationships

There are no family relationships between any of our directors and executive officers.

Audit Committee

We currently do not have a functioning Audit Committee. Our management is currently reviewing our SEC filings and relying on outside experts to assist with this process.

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EXECUTIVE COMPENSATION

Summary Compensation for Named Executive Officers

The following table shows the executive compensation paid to our named executive officers for the years ended December 31, 2022 and 2021.

Name and Principal Position	Year Ended Dec 31,	Salary	All Other Compensation	Total
Dennis O’Leary	2022	$285,000	$–	$285,000
Chairman/CEO and Director	2021	$60,000	$60,000	$60,000

Bill Bayliss	2022	$250,000	$19,000	$269,000
CEO, Optilan(2)	2021	$343,918	$68,782	$412,700

Jason Keith	2022	$186,000	$62,700	$248,700
CEO, Optilan(2)	2021	$212,350	$14,813	$227,163

(1)	On June 24, 2022, Mr. O’Leary was awarded 100 shares of Series A Preferred Stock. Since the shares have no voluntary conversion feature, they are deemed to have no monetary value.

(2)	In April 2022, Mr. Bayliss was removed as CEO and Mr. Keith was appointed as CEO in May 2022.

O’Leary Employment Agreement

On June 22, 2022, our Board of Directors, with Dennis O’Leary abstaining, approved the Employment Agreement dated effective April 1, 2022 with Mr. O’Leary, our Chief Executive Officer. The term of the agreement is three years from the April 1, 2022, subject to termination. The agreement may be terminated upon the death or disability of Mr. O’Leary or for “Cause,” as defined in the agreement. Pursuant to the agreement, Mr. O’Leary is entitled to an annual salary of $300,000, which may accrue and be paid once we have available funds. Any accrued and unpaid base salary may also be converted subject to mutual agreement of the Company and Mr. O’Leary. Also, pursuant to the agreement, Mr. O’Leary was issued 100 shares of Series A Super Voting Preferred Stock.

Summary Compensation for Directors

The following table shows the executive compensation paid to our directors (excluding named executive officers) for the year ended December 31, 2022.

Name and Principal Position	Salary	Total
Dr. Anthony Brown, Director	$–	$–
Carl Eckel, Director	$240,000	$240,000

Equity Awards

As of December 31, 2022, there were no outstanding equity awards.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information as to our directors, named executive officers, and executive officers and each person owning of record or was known by the Company to own beneficially shares of stock greater than 5% of the 7,540,033,524 (7,539,945,289 common plus 88,235 preferred) shares as of October 31, 2023. The table includes preferred stock that is convertible into common stock and information as to the ownership of the Company's Stock by each of its directors, named executive officers, and executive officers and by the directors and executive officers as a group. There were no stock options outstanding as of October 31, 2023. Except as otherwise indicated, all shares are owned directly, and the persons named in the table have sole voting and investment power with respect to shares shown as beneficially owned by them. The address for each of our directors, named executive officers, and executive officers is 815 Walker Street, Suite 1155, Houston, Texas 77002.

Name and Position	Shares of Common Stock Owned	Shares of Series D Preferred Stock Owned(1)	Amount and Nature of Beneficial Ownership(2)	Percentage of Beneficial Ownership
Dennis O’Leary, CEO and Director	–	67,647	135,294	*
Dr. Anthony Brown, Director	–	5,882	11,764	*
Craig Atkin, Director	–	–	–	–
Bill Bayliss, CEO, Optilan	–	–	–	–
Total named executive officers, executive officers, and directors (four persons)	–	73,529	147,058	*

*Less than 1%

(1)	Each share of Series D Preferred Stock is convertible, at the option of the holder, into two shares of our Common Stock.

(2)	Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the above table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the date of this prospectus.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions

Except as disclosed below, for transactions with our executive officers and directors, please see the disclosure under “EXECUTIVE COMPENSATION” above.

Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the board of directors be “independent” and, as a result, we are not at this time required to have our Board of Directors comprised of a majority of “independent directors.”

We currently have not established any committees of the Board of Directors. Our Board of Directors may designate from among its members an executive committee and one or more other committees in the future. We do not have a nominating committee or a nominating committee charter. Further, we do not have a policy with regard to the consideration of any director candidates recommended by security holders. To date, other than as described above, no security holders have made any such recommendations. The entire Board of Directors performs all functions that would otherwise be performed by committees. Given the present size of our board it is not practical for us to have committees. If we are able to grow our business and increase our operations, we intend to expand the size of our board and allocate responsibilities accordingly.

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DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of the following. The total number of shares of capital stock which the Company has the authority to issue is: 20,002,000,000. These shares shall be divided into two classes with 20,000,000,000 shares designated as common stock at $0.0001 par value (the “Common Stock”) and 2,000,000 shares designated as preferred stock at $0.01 par value (the “Preferred Stock”).The Preferred Stock of the Company is issuable by authority of the Board of Director(s) of the Company in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as our Board of Directors may determine, from time to time. We have 7,539,945,289 common shares and 88,235 preferred shares outstanding as of the date of this prospectus.

Common Stock

Our Certificate of Incorporation authorize us to issue 20,000,000,000 shares of common stock, par value $0.0001 per share. The holders of outstanding common shares are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election. The common shares are not entitled to pre-emptive rights and are not subject to conversion or redemption. Upon liquidation, dissolution or winding up of the Company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common shares after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Each outstanding common share is duly and validly issued, fully paid and non-assessable.

Preferred Stock

Our Certificate of Incorporation authorize us to issue 2,000,000 shares of preferred stock, par value $0.01 per share. Our Board of Directors has the authority to issue additional shares of preferred stock in one or more series, and fix for each series, the designation of and number of shares to be included in each such series. Our Board of Directors is also authorized to set the powers, privileges, preferences, and relative participating, optional or other rights, if any, of the shares of each such series and the qualifications, limitations or restrictions of the shares of each such series.

Unless our Board of Directors provides otherwise, the shares of all series of preferred stock will rank on parity with respect to the payment of dividends and to the distribution of assets upon liquidation. Any issuance by us of shares of our preferred stock may have the effect of delaying, deferring or preventing a change of our control or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock.

On July 12, 2018, we filed a Certificate of Designation with the State of Delaware amending the designation of its previously designated “Class D Voting Preferred Stock,” designating 100,000 shares of the Company’s preferred stock as “Series D Preferred Stock.” As of July 18, 2018, all shares of the Company’s Class A Voting Preferred Stock, Class B Voting Preferred Stock, and Class C Voting Preferred Stock had been returned to the Company and cancelled. There are presently 88,235 shares of Series D Preferred Stock outstanding.

On December 23, 2021, we amended the Certificate of Designation for the Series D Preferred Stock. Pursuant to the amendment, Section 4 was changed to the following:

4.	Conversion. Each share of Series D Stock shall be convertible, at the sole and exclusive election of the holder of such share of Series D Preferred Stock, into two (2) shares of Common Stock of the Corporation.

Each share of Series D Preferred Stock entitles the holder to 6,000 votes on all matters submitted to a vote of our stockholders and is convertible at the election of the holder into two shares of Common Stock.

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Stock Options

We currently have no outstanding stock options.

Dividend Policy

We have never declared a cash dividend on our common stock and our Board of Directors does not anticipate that we will pay cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, restrictions contained in our agreements and other factors which our Board of Directors deems relevant.

Transfer Agent

We have appointed Standard Registrar and Transfer Company, 440 East 400 South, Suite 200, Salt Lake City, UT 84111, to act as transfer agent for the common stock.

Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation and Bylaws

Certain provisions of our charter documents and Delaware law could have an anti-takeover effect and could delay, discourage or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might otherwise result in a premium being paid over the market price of our common stock.

Charter and Bylaws

Our Certificate of Incorporation and Bylaws contain provisions that could have the effect of delaying or preventing changes in control or changes in our management without the consent of our board of directors, including, among other things:

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•	the ability of our board of directors to issue shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•	the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of our board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

•	the requirement that a special meeting of stockholders may be called only by a majority vote of our board of directors or by stockholders holding shares of our common stock representing in the aggregate a majority of votes then outstanding, which could delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors; and

the ability of our board of directors, by majority vote, to amend our bylaws, which may allow our board of directors to take additional actions to prevent a hostile acquisition and inhibit the ability of an acquirer to amend our by-laws to facilitate a hostile acquisition.

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Delaware Anti-Takeover Statute

Under Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”), a corporation may not, in general, engage in a business combination with any holder of 15% or more of its capital stock unless the holder has held the stock for three years or (i) our board of directors approves the transaction prior to the stockholder acquiring the 15% ownership position, (ii) upon consummation of the transaction that resulted in the stockholder acquiring the 15% ownership position, the stockholder owns at least 85% of the outstanding voting stock (excluding shares owned by directors or officers and shares owned by certain employee stock plans) or (iii) the transaction is approved by the board of directors and by the stockholders at an annual or special meeting by a vote of 66 2/3% of the outstanding voting stock (excluding shares held or controlled by the interested stockholder). In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any such entity or person.

A Delaware corporation may opt out of this provision by express provision in its original certificate of incorporation or by amendment to its certificate of incorporation or by-laws approved by its stockholders. We have opted out of Section 203.

Authorized but Unissued Shares

Our authorized but unissued shares of Common Stock and Preferred Stock will be available for future issuance without stockholder approval, except as may be required under the listing rules of any stock exchange on which our Common Stock is then listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Limitations on Liability and Indemnification of Officers and Directors

Under our Certificate of Incorporation, our directors have no personal liability to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL as it may from time to time be amended or any successor provision thereto, or (iv) for any transaction from which a director derives an improper personal benefit.

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PLAN OF DISTRIBUTION

The common stock offered by this prospectus is being offering by the Selling Security Holder. The common stock may be sold or distributed from time to time by the Selling Share Holder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market price prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices , or at fixed prices, which may be changed .. The Selling Security Holder may use any one or more of the following methods when selling securities:

•	ordinary brokers’ transactions;

•	transactions involving cross or block trades;

•	through brokers, dealers, or underwriters may act solely as agents;

•	“at the market” into an existing market for the common stock;

•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•	in privately negotiated transactions; or

•	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

The Selling Security Holder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

GHS has informed us that it intends to use an unaffiliated broker-dealer to effectuate all sales, if any, of the common stock that it may purchase from us pursuant to the EFA. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. GHS has informed us that each such broker-dealer will receive commissions from GHS that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the Selling Security Holder and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Neither we nor GHS can presently estimate the amount of compensation that any agent will receive.

We know of no existing arrangements between GHS or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from the Selling Security Holder, and any other required information.

We will pay the expenses incident to the registration, offering, and sale of the shares to GHS. We have agreed to indemnify GHS and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. GHS has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by GHS specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

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GHS has represented to us that at no time prior to the EFA has GHS or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction , which establishes a net short position with respect to our common stock. GHS agreed that during the term of the EFA, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised GHS that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares offered by this prospectus have been sold by GHS or November 9, 2023, whichever occurs sooner.

Our common stock is quoted on the OTC Markets under the symbol “DPLS.”

The Selling Security Holder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

The Selling Security Holder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Security Holder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

Because the Selling Security Holder is deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Security Holder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Security Holder.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Security Holder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Security Holder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Security Holder or any other person. We will make copies of this prospectus available to the Selling Security Holder and have informed the Selling Security Holder of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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SHARES ELIGIBLE FOR FUTURE SALE

The sale of a substantial number of shares of our Common Stock, or the perception that such sales could occur, could adversely affect prevailing market prices for our Common Stock. In addition, any such sale or perception could make it more difficult for us to sell equity, or equity related, securities in the future at a time and price that we deem appropriate. If and when this Registration Statement becomes effective, we might elect to adopt a stock option plan and file a Registration Statement under the Securities Act registering the shares of Common Stock reserved for issuance thereunder. Following the effectiveness of any such Registration Statement, the shares of Common Stock issued under such plan, other than shares held by affiliates, if any, would be immediately eligible for resale in the public market without restriction.

The sale of shares of our Common Stock which are not registered under the Securities Act, known as “restricted” shares, typically are effected under Rule 144. As of October 31, 2023, we had outstanding an aggregate of 7,539,945,289 shares of Common Stock of which approximately 364,129,088 shares are restricted Common Stock. All our shares of Common Stock might be sold under Rule 144 after having been held for six months. No prediction can be made as to the effect, if any, that future sales of “restricted” shares of our Common Stock, or the availability of such shares for future sale, will have on the market price of our Common Stock or our ability to raise capital through an offering of our equity securities.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

As of December 31, 2022, the Company had no securities authorized for issuance under equity compensation plans either approved or not approved by the Company’s shareholders.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Dismissal/Resignation of Principal Independent Accountants

Boyle CPA

On January 24, 2022, we informed Boyle CPA, the Company’s independent registered public accounting firm (“Boyle”), of our decision (approved by the Board of Directors) to dismiss Boyle as our independent registered public accounting firm effective as of January 24, 2022. Boyle was not dismissed for any cause.

None of the reports of Boyle on our financial statements for the year ended December 31, 2020 contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, other than all such reports contained statements indicating there is substantial doubt about our ability to continue as a going concern.

There were no disagreements between the Company and Boyle, for the fiscal year ended December 31, 2020 and any subsequent interim period through January 24, 2022 (date of dismissal) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Boyle, would have caused them to make reference to the subject matter of the disagreement in connection with its report.

Urish Popeck & Co., LLC

On December 28, 2022, Urish Popeck & Co., LLC (“Urish”), informed the Company, that it would be terminating its engagement with the Company as of December 28, 2022.

None of the reports of Urish, on the Company's financial statements for the past year or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that Urish’s report dated April 15, 2022 included an emphasis of matter for going concern.

There were no disagreements between the Company and Urish, for the most recent fiscal year ended December 31, 2021 and any subsequent interim period through the Effective Date on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Urish, would have caused them to make reference to the subject matter of the disagreement in connection with its report. Further, Urish has not advised the Company that:

1)	information has come to the attention of Urish which made it unwilling to rely upon management's representations, or made it unwilling to be associated with the financial statements prepared by management; or

2)	the scope of the audit should be expanded significantly, or information has come to the attention of Urish that they have concluded will, or if further investigated, might materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal year ended December 31, 2021.

Mazars USA LLP

On July 28, 2023, we dismissed Mazars USA LLP (“Mazars”) as the Company’s independent registered public accounting firm. The dismissal was approved by the Company’s board of directors.

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None of the reports of Mazars, on the Company's financial statements for the past year contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that Mazars’ report dated June 23, 2023 included an emphasis of matter for substantial doubt about the Company’s ability to continue as a going concern.

There were no disagreements between the Company and Mazars, for the most recent fiscal year ended December 31, 2022 and any subsequent interim period through the Effective Date on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Mazars, would have caused them to make reference to the subject matter of the disagreement in connection with its report. Further, Mazars has not advised the Company that:

1)	information has come to the attention of Mazars which made it unwilling to rely upon management's representations, or made it unwilling to be associated with the financial statements prepared by management; or

2)	the scope of the audit should be expanded significantly, or information has come to the attention of Mazars that they have concluded will, or if further investigated, might materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal year ended December 31, 2022.

Engagement of New Principal Independent Accountant

Urish Popeck & Co., LLC

On January 24, 2022, we engaged Urish as our independent registered public accounting firm for the year ended December 31, 2021.

During our two most recent fiscal years, and any subsequent interim period prior to engaging Urish, neither we nor anyone on our behalf consulted Urish regarding either: (i) the application of accounting principles to a specified transaction regarding the Company, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter regarding the Company that was either the subject of a disagreement or a reportable event.

Mazars USA LLP

On February 6, 2023, we engaged Mazars to serve as the Company’s independent registered public accounting firm for the year ended December 31, 2022. During the past two fiscal years ended December 31, 2022 and 2021, and from December 31, 2022 to February 6, 2023, the Company did not consult with Mazars regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements. The decision to engage Mazars was approved by the Company’s board of directors on February 6, 2023.

Fruci & Associates II, PLLC

On July 31, 2023, the Company engaged Fruci & Associates II, PLLC (“Fruci”) to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2023. During the past two fiscal years ended December 31, 2022 and 2021, and from December 31, 2022 to July 31, 2023, the Company did not consult with Fruci regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements. The decision to engage Fruci was approved by the Company’s board of directors on July 31, 2023.

75

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES

We have entered into indemnification agreements with each of our directors, executive officers and other key employees. The indemnification agreements will require us to indemnify our directors to the fullest extent permitted by Delaware law. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

76

LEGAL MATTERS

The legality of the issuance of the shares of Common Stock offered by this Prospectus will be passed upon for us by Business Legal Advisors, LLC of Draper, Utah.

EXPERTS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements of DarkPulse, Inc. as of December 31, 2021, which include an explanatory paragraph relating to our ability to continue as a going concern, included in this Prospectus have been audited by Urish Popeck & Co., LLC, an independent auditor, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the reports of such firm given its authority as experts in accounting and auditing.

The financial statements of DarkPulse, Inc. as of December 31, 2022, which include an explanatory paragraph relating to our ability to continue as a going concern, included in this Prospectus have been audited by Mazars, an independent auditor, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the reports of such firm given its authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act (SEC File No. 333-265401) relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of DarkPulse, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the SEC.

Upon the effective date of the registration statement of which this prospectus is a part, we will be required to file reports and other documents with the SEC. We do not presently intend to voluntarily furnish you with a copy of our Prospectus. You may read and copy any materials we file with the SEC at the public reference room of the SEC at 100 F Street, NE., Washington, DC 20549, between the hours of 10:00 a.m. and 3:00 p.m., except federal holidays and official closings, at the Public Reference Room. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to you on the Internet website for the SEC at http://www.sec.gov.

77

INDEX TO FINANCIAL STATEMENTS

As of June 30, 2023 and 2022

and for the Three- and Six-Months Ended June 30, 2023 and 2022

(Unaudited)

As of December 31, 2022 and 2021

and for the Years Ended December 31, 2022 and 2021

F-1

DarkPulse, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2023	2022
	Unaudited	Audited
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$48,573	$2,060,332
Accounts receivable, net	134,132	2,952,293
Inventory	32,077	23,825
Contract assets	–	1,439,844
Due from related party	837,662	318,025
Prepaid expenses and other current assets	159,815	180,530
TOTAL CURRENT ASSETS	1,212,260	6,974,849

NON-CURRENT ASSETS:
Property and equipment, net	905,688	1,933,871
Operating lease right-of-use assets	1,071,661	2,724,226
Patents, net	242,361	267,875
Notes receivable, related party	1,468,985	1,049,248
Investment in related party	1,500,000	1,500,000
Joint venture	20,764	46,724
Intangible assets, net	–	390,330
Goodwill	–	6,462,153
Other assets, net	167,752	689,869
TOTAL NON-CURRENT ASSETS	5,377,210	15,064,296
TOTAL ASSETS	$6,589,470	$22,039,145

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$16,055,090	$10,736,373
Contract liabilities	–	2,215,212
Loss provision for contracts in progress	–	945,928
Convertible notes, net	324,866	378,263
Notes payable, current	2,000,000	2,000,000
Derivative liability	236,736	306,467
Loan payable, current	468,067	472,700
Loan payable, related party	361,747	361,747
Secured debenture, current	137,406	136,353
Operating lease liabilities - current	136,410	512,373
Other current liabilities	74,352	472,217
TOTAL CURRENT LIABILITIES	19,794,672	18,537,633

NON-CURRENT LIABILITIES:
Secured debenture	961,844	954,474
Loan payable	306,098	328,508
Operating lease liabilities - non-current	1,015,512	2,547,524
TOTAL NON-CURRENT LIABILITIES	2,283,454	3,830,506
TOTAL LIABILITIES	22,078,126	22,368,139

Commitments and contingencies

STOCKHOLDERS' DEFICIT:
Series A Super Voting preferred stock - par value $0.01; 100 shares designated, 100 shares issued and outstanding at both June 30, 2023 and December 31, 2022	1	1
Convertible preferred stock - Series D, par value $0.01, 100,000 shares designated, 88,235 shares issued and outstanding as of both June 30, 2023 and December 31, 2022	883	883
Common stock, par value $0.0001, 20,000,000,000 shares authorized, 7,459,909,231 and 6,427,495,360 shares issued as of June 30, 2023 and December 31, 2022, respectively	745,992	642,740
Treasury stock at cost, 100,000 shares at June 30, 2023 and December 31, 2022	(1,000)	(1,000)
Additional paid-in capital	49,114,351	44,602,052
Non-controlling interests	1,308,873	2,119,566
Accumulated other comprehensive income (loss)	(1,995,755)	(1,137,902)
Accumulated deficit	(64,662,001)	(46,555,334)
TOTAL STOCKHOLDERS' DEFICIT	(15,488,656)	(328,994)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$6,589,470	$22,039,145

See the accompanying notes to the unaudited condensed consolidated financial statements

F-2

DarkPulse, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
REVENUES	$412,769	$4,435,043	$1,950,602	$6,453,376
COST OF REVENUES	1,184,848	3,965,910	2,411,640	6,314,477
GROSS PROFIT (LOSS)	(772,079)	469,133	(461,038)	138,899

OPERATING EXPENSES:
Selling, general and administrative	615,508	1,102,404	1,513,368	2,080,613
Salaries, wages and payroll taxes	578,900	1,376,176	2,126,108	3,348,244
Bad debt expense	57,480	–	2,422,457	–
Professional fees	255,690	1,480,599	3,206,388	3,018,702
Depreciation and amortization	220,749	7,405	451,983	236,019
Impairment expense	–	–	6,925,137	–
TOTAL OPERATING EXPENSES	1,728,326	3,966,584	16,645,441	8,683,578

OPERATING LOSS	(2,500,405)	(3,497,451)	(17,106,479)	(8,544,679)

OTHER INCOME (EXPENSE):
Interest expense	(39,647)	(852)	(157,062)	(518,606)
Loss on deconsolidation	(1,642,795)	–	(1,642,795)	–
Change in fair market of derivative liabilities	16,334	42,049	16,334	167,156
Loss on equity investment	(74,028)	–	(139,084)	–
Gain on the forgiveness of debt	106,794	–	106,794	35,750
Restructuring costs	–	(501,431)	–	(501,431)
Foreign currency exchange rate variance	15,651	(227,887)	4,932	(208,033)
TOTAL OTHER INCOME (EXPENSE)	(1,617,691)	(688,121)	(1,810,881)	(1,025,164)

Net loss	(4,118,096)	(4,185,572)	(18,917,360)	(9,569,843)
Net loss attributable to non-controlling interests	30,997	234,725	810,693	348,406
Net loss attributable to DarkPulse, Inc.	$(4,087,099)	$(3,950,847)	$(18,106,669)	$(9,221,437)

Net loss per share - basic and diluted	$(0.00)	$0.00	$(0.00)	$0.00

Weighted average common shares outstanding - basic and diluted	7,445,611,222	5,480,767,991	7,202,813,171	5,385,964,474

See the accompanying notes to the unaudited condensed consolidated financial statements

F-3

DarkPulse, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

UNAUDITED

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
NET LOSS	$(4,118,096)	$(4,185,572)	$(18,917,360)	$(9,569,843)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation	(395,508)	(737,874)	(857,853)	(219,569)
COMPREHENSIVE LOSS	$(4,513,604)	$(4,923,446)	$(19,775,213)	$(9,789,412)

See the accompanying notes to the unaudited condensed consolidated financial statements

F-4

DarkPulse, Inc.

CONDSENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

FOR THE THREE MONTHS ENDED JUNE 30, 2023 AND 2022

UNAUDITED

	Preferred stock
	Series A		Series D		Common stock
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2021	–	$–	88,235	$883	5,197,821,885	$519,782
Conversion of convertible notes	–	–	–	–	–	–
Common stock issued for cash	–	–	–	–	200,121,061	20,012
Foreign currency adjustment	–	–	–	–	–	–
Net loss	–	–	–	–	–	–
Balance at March 31, 2022	–	$–	88,235	$883	5,397,942,951	$539,794
Common stock issued for cash	–	–	–	–	192,448,404	19,250
Common stock issued for TerraData acquisition	–	–	–	–	3,725,386	373
Stock based compensation	100	–	–	–	–	–
Foreign currency adjustment	–	–	–	–	–	–
Net loss	–	–	–	–	–	–
Balance at June 30, 2022 (unaudited)	100	$–	88,235	$883	5,594,116,746	$559,417

Balance at December 31, 2022	100	$1	88,235	$883	6,427,395,360	$642,740
Common stock issued for cash, net of fees	–	–	–	–	531,671,500	53,167
Issuance of common stock for legal settlement	–	–	–	–	297,000,000	29,700
Foreign currency adjustment	–	–	–	–	–	–
Net loss	–	–	–	–	–	–
Balance at March 31, 2023	100	$1	88,235	$883	7,256,066,860	$725,607
Common stock issued for cash	–	–	–	–	203,842,371	20,384
Effect of deconsolidation of Optilan UK	–	–	–	–	–	–
Foreign currency adjustment	–	–	–	–	–	–
Net loss	–	–	–	–	–	–
Balance at June 30, 2023	100	$1	88,235	$883	7,459,909,231	$745,992

	Treasury stock		Additional paid-in	Non-controlling	Accumulated other comprehensive	Accumulated	Total stockholders’ deficit
	Shares	Amount	capital	interests	loss	deficit	(equity)
Balance at December 31, 2021	100,000	$(1,000)	$20,248,703	$2,358,227	$(284,463)	$(11,276,490)	$11,565,642
Conversion of convertible notes	–	–	–	–	–	–	–
Common stock issued for cash	–	–	7,679,988	–	–	–	7,700,000
Foreign currency adjustment	–	–	–	–	(219,569)	–	(219,569)
Net loss	–	–	–	–	–	(5,384,270)	(5,384,270)
Balance at March 31, 2022	100,000	$(1,000)	$27,928,691	$2,358,227	$(504,032)	$(16,660,760)	$13,661,803
Common stock issued for cash	–	–	4,696,625	–	–	–	4,715,875
Common stock issued for TerraData acquisition	–	–	199,627	–	–	–	200,000
Stock based compensation	–	–	(1)	–	–	–	–
Foreign currency adjustment	–	–	–	–	(737,874)	–	(737,874)
Net loss	–	–	–	–	–	(4,185,572)	(4,185,572)
Balance at June 30, 2022 (unaudited)	100,000	$(1,000)	$32,824,942	$2,358,227	$(1,241,906)	$(20,846,332)	$13,654,232

Balance at December 31, 2022	100,000	$(1,000)	$44,602,052	$2,119,566	$(1,137,902)	$(46,555,334)	$(328,994)
Common stock issued for cash, net of fees	–	–	2,034,634	–	–	–	2,087,801
Issuance of common stock for legal settlement	–	–	1,960,200	–	–	–	1,989,900
Foreign currency adjustment	–	–	–	–	(462,345)	–	(462,345)
Net loss	–	–	–	(779,696)	–	(14,019,568)	(14,799,264)
Balance at March 31, 2023	100,000	$(1,000)	$48,596,886	$1,339,870	$(1,600,247)	$(60,574,902)	$(11,512,902)
Common stock issued for cash	–	–	517,465	–	–	–	537,849
Effect of deconsolidation of Optilan UK	–	–	–	–	–	–	–
Foreign currency adjustment	–	–	–	–	(395,508)	–	(395,508)
Net loss	–	–	–	(30,997)	–	(4,087,099)	(4,118,096)
Balance at June 30, 2023	100,000	$(1,000)	$49,114,351	$1,308,873	$(1,995,755)	$(64,662,001)	$(15,488,656)

See the accompanying notes to the unaudited condensed consolidated financial statements

F-5

DarkPulse, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

UNAUDITED

	Six Months Ended
	June 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(18,917,360)	$(9,569,843)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	451,983	236,020
Loss on equity investment	139,084	–
Issuance of common stock for legal settlement	1,989,900	–
Impairment of goodwill and intangible assets	6,925,137	–
Bad debt expense	2,422,457	–
Loss on deconsolidation	1,642,795	–
Operating lease expense	31,087	(215,135)
Gain on forgiveness of debt	(53,397)	(35,750)
Change in fair market of derivative liabilities	(69,731)	(167,156)
Restructuring costs	–	501,431
Changes in operating assets and liabilities:
Accounts receivable	80,303	550,803
Inventory	(8,252)	(805,960)
Contract assets	(73,048)	(218,371)
Prepaid expenses and other assets	20,715	(173,891)
Contract liabilities	323,471	1,264,350
Loss provision for contracts in progress	15,968	(370,564)
Accounts payable and accrued expenses	2,699,960	(3,120,422)
Operating lease liabilities, net	(30,372)	315,285
Other current liabilities	(74,087)	(755,854)
Net cash used in operating activities	(2,483,389)	(12,565,057)
Cash flows from investing activities:
Purchases of property and equipment	(102,350)	(438,429)
Investment in joint venture	(113,124)	–
Issuance of note receivable, related party	(419,737)	–
Advances to related party	(519,637)	–
Deposits	–	(64,980)
Net cash used in investing activities	(1,154,848)	(503,409)
Cash flows from financing activities:
Proceeds from sale of common stock, net of fees	2,625,650	12,415,875
Net repayments of loan payable	(27,043)	–
Net cash provided by financing activities	2,598,607	12,415,875
Net change in cash	(1,039,630)	(652,591)
Effect of exchange rate on cash	(972,129)	(493,587)
Cash at beginning of period	2,060,332	3,658,846
Cash at end of period	$48,573	$2,512,668

Supplemental disclosure of cash flow information:
Cash paid for interest	$47,948	$–
Cash paid for income taxes	$–	$–

Non-cash financing and investing activities:
Stock issued for acquisition of TerraData	$–	$200,000

See the accompanying notes to the unaudited condensed consolidated financial statements

F-6

DarkPulse, Inc.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business

DarkPulse, Inc. (“DPI” or “Company”) is a technology-security company incorporated in 1989 as Klever Marketing, Inc. (“Klever”). Its’ wholly-owned subsidiary, DarkPulse Technologies Inc. (“DPTI”), originally started as a technology spinout from the University of New Brunswick, Fredericton, Canada. The Company’s security and monitoring systems will initially be delivered in applications for border security, pipelines, the oil and gas industry and mine safety. Current uses of fiber optic distributed sensor technology have been limited to quasi-static, long-term structural health monitoring due to the time required to obtain the data and its poor precision. The Company’s patented BOTDA dark-pulse sensor technology allows for the monitoring of highly dynamic environments due to its greater resolution and accuracy.

The Company’s subsidiaries consist of Optilan HoldCo 3 Limited, a company headquartered in Coventry, United Kingdom (“Optilan”) whose focus is in telecommunications, energy, rail, critical network infrastructure, pipeline integrity systems, renewables and security; Remote Intelligence, LLC, a company headquartered in Pennsylvania who provides unmanned aerial drone and unmanned ground crawler (UGC) services to a variety of clients from industrial mapping and ecosystem services, to search and rescue, to pipeline security; Wildlife Specialists, LLC, a company headquartered in Pennsylvania who provides clients with comprehensive wildlife and environmental assessment, planning, and monitoring services; TerraData Unmanned, PLLC, a company headquartered in Florida who custom manufactures NDAA compliant drones and unmanned ground crawlers to meet the needs of its customers; and TJM Electronics West, Inc., a company headquartered in Arizona who is a U.S. manufacturer and tester of advanced electronics, cables and sub-assemblies specializing in advanced package and complex CCA and hardware.

Liquidation/winding up of Optilan (UK) Limited

On May 3, 2023, Eversheds Sutherland (International) LLP, a creditor of Optilan (UK) Limited, filed a petition to wind up (“Winding up Petition”) Optilan (UK) Limited, a wholly owned subsidiary of the Company’s Subsidiary, Optilan HoldCo 3 Limited, and the matter was due to be heard in the Portsmouth Combined Court Centre on June 28, 2023.

On June 28, 2023, the High Court of Justice in the United Kingdom issued a winding-up order for the liquidation and winding up of the affairs of Optilan (UK) Limited (“Optilan Liquidation”). In conjunction with the order, the court appointed the Official Receiver’s Office (“OR”) to take the appointment as liquidator of Optilan (UK) Limited and take control of Optilan (UK) Limited’s assets.

At the same time the court appointed the OR to take the appointment as liquidator of Optilan (UK) Limited. The OR has taken control of Optilan (UK) Limited’s assets. To date the ORs Office has initiated contact with Optilan but we still wait to receive details of the individual who will be taking the role of OR.

On July 3, 2023, Optilan (UK) Limited received a letter from The Insolvency Service, an executive agency sponsored by the Department for Business and Trade located in the U.K. Pursuant to the letter of The Insolvency Services, the Company was required to provide information relating to Optilan (UK) Limited to the Official Receiver’s Office (a government body of Plymouth, the United Kingdom) and attend an interview with staff of the Official Receiver’s Office to review the prospect of recovering the assets of Optilan (UK) Limited for the benefit of creditors. The interview occurred July 18, 2023.

F-7

The Company is an Unsecured creditor of Optilan (UK) Limited and is at risk of losing any repayment of obligations due from Optilan (UK) Limited because there are several intercompany relationships between the Company and Optilan (UK) Limited, the financial impact of any future claims and liabilities may not be known for several months. The Company has approximately $19.4 million intercompany payables due from Optilan (UK), which will increase the Company liabilities for any obligations not repaid. The Company expects the remaining assets held by Optilan (UK) Limited to be fully impaired and reported as Loss on Deconsolidation during the second quarter of 2023 as a result of the winding-up order for liquidation. At the time of this filing the Company is still evaluating the full effects of the winding-up order for liquidation and the material adverse effects it will have on the Company’s continued operations and ability to meet future obligations.

On August 9, 2023, Evelyn Partners was appointed Joint Liquidator.

Quarter Ended March 31 Accounting Analysis

The Company performed an analysis of the trade receivables related to Optilan (UK) Limited and determined that an additional $2,422,457 may not be collectible pursuant to the Optilan Liquidation. As of March 31, 2023, the Company recorded a bad debt provision for this amount.

As a result of the Optilan Liquidation, management determined that certain events and circumstances occurred that indicated that the carrying amount of the Company’s reporting unit may not be recoverable as of March 31, 2023. The qualitative assessment was primarily due to the customer contracts held by Optilan (UK) Limited at March 31, 2023 and the associated revenue projections by the UK subsidiary that is subject to the potential winding up. As such, the Company compared the fair value of the reporting unit to the carrying amounts and recorded an impairment loss of $6,925,137 pertaining to impairment and goodwill in the consolidated statements of operations. The Company recorded impairment of the indefinite-lived intangible asset of $356,260, and impairment of goodwill of $6,568,877. The Company has one reporting unit which was evaluated in the impairment test noted above. As a result of the impairment, the Company had a carrying value of $0 pertaining to goodwill and intangible assets as of June 30, 2023.

Quarter Ended June 30 Accounting Analysis

Optilan (UK) Limited became subject to the control of a government and was appointed an administrator. In this situation, when the parent ceases to have a financial interest in a subsidiary and does not retain an investment in that subsidiary, the parent should deconsolidate the subsidiary and recognize a gain or loss on deconsolidation in accordance with ASC 810-10-40-5.

In addition, ASC 810-10-40-3A states when a parent deconsolidates a subsidiary or derecognizes a group of assets, the parent no longer controls the subsidiary's assets and liabilities or the group of assets. The parent therefore shall derecognize the assets, liabilities, and equity components related to that subsidiary or group of assets. The equity components will include any noncontrolling interest as well as amounts previously recognized in accumulated other comprehensive income. If the subsidiary or group of assets being deconsolidated or derecognized is a foreign entity (or represents the complete or substantially complete liquidation of the foreign entity in which it resides), then the amount of accumulated other comprehensive income that is reclassified and included in the calculation of gain or loss shall include any foreign currency translation adjustment related to that foreign entity.

Upon the liquidation, on June 28, 2023, the Company derecognized Optilan UK’s assets and liabilities and recorded a loss on consolidation of $1,642,795, which was recognized in other income (expenses) in the consolidated statements of operations.

Included in the loss on consolidation of $1,642,795 are the gains on intercompany receivables and payables and currency translation adjustment $12,721,532 and $1,545,008 respectively, offset by the net loss of $12,623,745 which is the impairment of investments and intercompany receivables no longer expected to be collected.

In addition, the allowance of $2,422,457 was recorded against receivables that have been deemed uncollectible.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The consolidated financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles of the United States of America (“U.S. GAAP”) and the rules and regulations of the U.S Securities and Exchange Commission for Interim Financial Information. The condensed consolidated financial statements of the Company include the Company and its wholly owned subsidiaries. All intercompany transactions and balances have been eliminated. All adjustments (consisting of normal recurring items) necessary to present fairly the Company’s financial position as of June 30, 2023, and the results of operations for six months and cash flows for the six months ended June 30, 2023 and 2022 have been included.

F-8

The Company evaluates its relationships with other entities to identify whether they are variable interest entities (“VIE”) as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 810, Consolidation (“ASC 810”), and to assess whether it is the primary beneficiary of such entities. If the determination is made that the Company is the primary beneficiary, then that entity is consolidated.

Unaudited Interim Financial Information

The accompanying unaudited condensed consolidated balance sheet as of June 30,2023, the unaudited condensed consolidated statements of operations for the three and six months ended June 30, 2023 and 2022 and of cash flows for the six months ended June 30, 2023 and 2022 have been prepared by the Company, pursuant to the rules and regulations of the SEC for the interim financial statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to rules and regulations. However, the Company believes that the disclosures are adequate to make the information presented not misleading. The unaudited interim consolidated financial statements have been prepared on a basis consistent with the audited consolidated financial statements and in the opinion of management, reflect all adjustments, consisting of only normal recurring adjustments, necessary for the fair presentation of the consolidated results for the interim periods presented and of the consolidated financial condition as of the date of the interim consolidated balance sheet. The results of operations are not necessarily indicative of the results expected for the year ending December 31, 2023.

The accompanying unaudited interim condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and the notes thereto for the year ended December 31, 2022 included in the Company’s Annual Form 10-K filed with SEC on June 23, 2023.

Use of Estimates

The preparation of the Company’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these financial statements include, but are not limited to, assumptions used to calculate derivative liabilities, revenue recognition and impairment of long-lived assets. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Cash

The Company considers all highly liquid investments with a maturity of three months or less when acquired to be cash equivalents. The Company places its cash with high credit quality financial institutions. The Company’s account at this institution is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. To reduce its risk associated with the failure of such a financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits.

Accounts Receivable

Accounts receivable and contract assets include amounts billed to customers under the terms and provisions of the contracts. Most billings are determined based on contractual terms. As is common practice in the industry, the Company classifies all accounts receivable and contract assets, including retainage, as current assets. The contracting cycle for certain long-term contracts may extend beyond one year, and accordingly, collection of retainage on those contracts may extend beyond one year. Contract assets include amounts billed to customers under retention provisions in construction contracts. Such provisions are standard in the Company’s industry and usually allow for a portion of progress billings on the contract price, typically 5-10%, to be withheld by the customer until after the Company has completed work on the project. Billings for such retention balances at each balance sheet date are finalized and collected after project completion. Generally, unbilled amounts will be billed and collected within one year. The Company determined that there are no material amounts due past one year and no material amounts billed but not expected to be collected within one year.

F-9

Each month, the Company reviews its receivables on a customer-by-customer basis and evaluates whether an allowance for doubtful accounts is necessary based on any known or perceived collection issues. Any balances that are eventually deemed uncollectible are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. As of both June 30, 2023 and December 31, 2022, the Company determined that the allowance for doubtful accounts was $0 and $3,320,983, respectively. The allowance pertaining to Optilan UK was derecognized upon the Optilan Liquidation.

Accounts receivable includes retainage amounts for the portion of the contract price earned by us for work performed but held for payment by the customer as a form of security until we reach certain construction milestones or complete the project. As of June 30, 2023 and December 31, 2022, retainage receivable was $0 and $824,777, respectively. The retainage pertaining to Optilan UK was derecognized upon the Optilan Liquidation.

Foreign Currency Translation

The Company’s reporting currency is U.S. Dollars. The accounts of one of the Company’s subsidiaries is maintained using the appropriate local currency, British Pound (“GBP”) as the functional currency, as well as the Turkish lira, Emirates Dirham, Azerbajani Manat and Indian Rupee. The accounts of one of the Company’s subsidiaries are maintained using the appropriate local currency, Canadian Dollar (“CAD”) as the functional currency. All assets and liabilities are translated into U.S. Dollars at balance sheet date, shareholders' equity is translated at historical rates and revenue and expense accounts are translated at the average exchange rate for the year or the reporting period. The translation adjustments are reported as a separate component of stockholders’ equity, captioned as accumulated other comprehensive (loss) gain. Transaction gains and losses arising from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the statements of operations as foreign currency exchange variance.

The relevant translation rates are as follows: for the six months ended June 30, 2023 closing rate at 1, average rate at 1.232546 US$: GBP, and closing rate at 1.32585 US$:CAD.

The relevant translation rates are as follows: for the six months ended June 30, 2022 closing rate at 1.216007 US$:GBP, average rate at 1.299973 US$:GBP, and closing rate at 1.2872 US$:CAD.

 Long-Lived Assets and Goodwill

The Company accounts for long-lived assets in accordance with the provisions of ASC 360-10-35, Property, Plant and Equipment, Impairment or Disposal of Long-lived Assets. This accounting standard requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Indefinite-lived intangible assets established in connection with business combinations consist of the tradename. The impairment test for identifiable indefinite-lived intangible assets consists of a comparison of the estimated fair value of the intangible asset with its carrying value. If the carrying value exceeds its fair value, an impairment loss is recognized in an amount equal to that excess.

The Company accounts for goodwill and intangible assets in accordance with ASC 350, Intangibles – Goodwill and Other. Goodwill represents the excess of the purchase price of an entity over the estimated fair value of the assets acquired and liabilities assumed. ASC 350 requires that goodwill and other intangibles with indefinite lives be tested for impairment annually or on an interim basis if events or circumstances indicate that the fair value of an asset has decreased below its carrying value. This guidance simplifies the accounting for goodwill impairment by removing Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. The quantitative impairment test calculates any goodwill impairment as the difference between the carrying amount of a reporting unit and its fair value, but not to exceed the carrying amount of goodwill. It is our practice, at a minimum, to perform a qualitative or quantitative goodwill impairment test in the fourth quarter every year. The Company has one reporting unit it evaluates during its impairment test.

F-10

As a result of the Optilan Liquidation as described in Note 1, management determined that certain events and circumstances occurred that indicated that the carrying amount of the Company’s reporting unit may not be recoverable. The qualitative assessment was primarily due to the customer contracts held by Optilan (UK) Limited and the associated revenue projections by the UK subsidiary that is subject to the potential winding up. As such, the Company compared the fair value of the reporting unit to the carrying amounts and recorded an impairment loss of $6,925,137 pertaining to impairment and goodwill in the consolidated statements of operations. The Company recorded impairment of the indefinite-lived intangible asset of $356,260, and impairment of goodwill of $6,568,877. The Company has one reporting unit which was evaluated in the impairment test noted above. As a result of the impairment, the Company had a carrying value of $0 pertaining to goodwill and intangible assets as of June 30, 2023.

Property and Equipment

Property and equipment are carried at historical cost less accumulated depreciation. Depreciation is based on the estimated service lives of the depreciable assets and is calculated using the straight-line method. Expenditures that increase the value or productive capacity of assets are capitalized. Fully depreciated assets are retained in the property and equipment, and accumulated depreciation accounts until they are removed from service. When property and equipment are retired, sold or otherwise disposed of, the asset’s carrying amount and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations. Repairs and maintenance are expensed as incurred.

The estimated useful lives of property and equipment are generally as follows:

Years
Office furniture and fixtures	4
Plant and equipment	4-8
Leasehold Improvements	10
Motor vehicles	3

Revenue Recognition

The Company’s revenues are generated primarily from the sale of our services, which consist primarily of advanced technology solutions for integrated communications and security systems, as well as habitat management. The Company’s sales of products are primarily generated from our TJM subsidiaries. Sales of products and services are separate from one another. At contract inception, we assess the goods and services promised in the contract with customers and identify a performance obligation for each. To determine the performance obligation, we consider all products and services promised in the contract regardless of whether they are explicitly stated or implied by customary business practices. The timing of satisfaction of the performance obligation is not subject to significant judgment. We measure revenue as the amount of consideration expected to be received in exchange for transferring goods and services. We recognize service revenues as the performance obligations are met, which is generally as milestones are satisfied over time. We generally recognize product revenues at the time of shipment, provided that all other revenue recognition criteria have been met.

The Company recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which we expect to receive in exchange for those goods or services. To determine revenue recognition for arrangements that the Company determines are within the scope of ASC 606, we perform the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) we satisfy a performance obligation. The five-step model is applied to contracts when it is probable that we will collect the consideration we are entitled to in exchange for the goods or services transferred to the customer. At contract inception, once the contract is determined to be within the scope of ASC 606, we assess the goods or services promised within each contract and determine those that are performance obligations and assess whether each promised good or service is distinct. We then recognize revenue in the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

F-11

The Company considers each individual sale of service contract to be its own performance obligation. Services in the contract are highly interdependent and interrelated, and the successful completion of each milestone is necessary for the overall success of the contract. Therefore, each milestone is not separately identifiable from other promises in the contract, and not distinct and ultimately not individual performance obligations.

The Company records revenue over time using the input measure as it is the most faithful depiction of an entity’s performance because it directly measures the value of the goods and services transferred to the customer. The Company utilizes the Right to Invoice for these contracts, as the pricing structure is based on various milestones that are specified in the contract. These milestones include Construction Phase Plan, Start of the construction phase, installation phase, site surveys, fiber splicing, recoveries, and closeouts. There are specified payments associated with these milestones in the contract, and the value allocated is commensurate with work done. In the event that there are advances such as upfront retainers and not based on the value, those are recorded as contract liabilities.

Cost of Revenues

Cost of revenues consists primarily of materials and overhead costs incurred internally and amounts incurred to contract manufacturers to produce our products, airtime and other implementation costs incurred to install our products and train customer personnel, and customer service and third-party original equipment manufacturer costs to provide continuing support to our customers. Cost of revenues also includes direct labor attributable to revenue service arrangements.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company has not experienced any losses related to its cash and does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

Leases

The Company accounts for its leases under ASC 842, Leases. Under this guidance, arrangements meeting the definition of a lease are classified as operating or financing leases and are recorded on the consolidated balance sheet as both a right of use asset and lease liability, calculated by discounting fixed lease payments over the lease term at the rate implicit in the lease or the Company’s incremental borrowing rate. Lease liabilities are increased by interest and reduced by payments each period, and the right of use asset is amortized over the lease term. For operating leases, interest on the lease liability and the amortization of the right of use asset result in straight-line rent expense over the lease term. For finance leases, interest on the lease liability and the amortization of the right of use asset results in front-loaded expense over the lease term. Variable lease expenses are recorded when incurred.

In calculating the right of use asset and lease liability, the Company has elected to combine lease and non-lease components. The Company excludes short-term leases having initial terms of 12 months or less from the new guidance as an accounting policy election and recognizes rent expense on a straight-line basis over the lease term.

Fair Value of Financial Instruments

The Company measures its financial assets and liabilities in accordance with the requirements of FASB ASC 820, Fair Value Measurements and Disclosures. As defined in FASB ASC 820, the fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilized the market data of similar entities in its industry or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observability of those inputs. FASB ASC 820 established a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement) as follows:

F-12

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 2 – Pricing inputs are other than quoted prices in active markets included in level 1, which are either directly or indirectly observable as of the reported date and includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, options and collars.

Level 3 – Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

The Company’s derivative liability is a Level 3 liability measured at fair value on a recurring basis. See Note 10.

Non-controlling Interests

Non-controlling interests are classified as a separate component of equity in the Company's consolidated balance sheets and statements of changes in stockholders’ equity. Net income (loss) and comprehensive income (loss) attributable to non-controlling interests are reflected separately from consolidated net income (loss) and comprehensive income (loss) in the consolidated statements of comprehensive income (loss) and statements of changes in stockholders’ equity. Any change in ownership of a subsidiary while the controlling financial interest is retained is accounted for as an equity transaction between the controlling and non-controlling interests. In addition, when a subsidiary is deconsolidated, any retained non-controlling equity investment in the former subsidiary will be initially measured at fair value and the difference between the carrying value and fair value of the retained interest will be recorded as a gain or loss. The Company has non-controlling interests via its subsidiaries TerraData, Remote Intelligence and Wildlife Specialists.

During the six months ended June 30, 2023 and 2022, the Company recorded a loss of $810,693 and $348,406, respectively, attributable to non-controlling interests.

Comprehensive Loss

Comprehensive loss includes net loss well as other changes in stockholders’ equity that result from transactions and economic events other than those with stockholders. During the six months ended June 30, 2023 and 2022, the Company’s only element of other comprehensive loss was foreign currency translation.

Loss Per Common Share

The Company accounts for earnings per share pursuant to ASC 260, Earnings per Share, which requires disclosure on the financial statements of "basic" and "diluted" earnings (loss) per share. Basic earnings (loss) per share are computed by dividing net income (loss) by the weighted average number of common shares outstanding for the year. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding plus common stock equivalents (if dilutive) related to stock options and warrants for each year. In periods where the Company has a net loss, all dilutive securities are excluded. Potentially dilutive items outstanding as of June 30, 2023 and 2022 are as follows:

	June 30,
	2023	2022
Convertible notes	50,369,362	87,775,272
Series D preferred stock	176,470	176,470
	50,545,832	87,951,742

F-13

Recent Accounting Pronouncements

In April 2019, the FASB issued ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments-Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments, which amends and clarifies several provisions of Topic 326. In May 2019, the FASB issued ASU 2019-05, Financial Instruments-Credit Losses (Topic 326): Targeted Transition Relief, which amends Topic 326 to allow the fair value option to be elected for certain financial instruments upon adoption. ASU 2019-10 extended the effective date of ASU 2016-13 until December 15, 2022. The Company adopted this new guidance, including the subsequent updates to Topic 326, on January 1, 2023 and the adoption did not have a material impact on the Company’s condensed consolidated financial statements and related disclosures.

On January 1, 2023, the Company adopted ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (ASC 326). This standard replaced the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss (“CECL”) methodology. CECL requires an estimate of credit losses for the remaining estimated life of the financial asset using historical experience, current conditions, and reasonable and supportable forecasts and generally applies to financial assets measured at amortized cost, including loan receivables and held-to-maturity debt securities, and some off-balance sheet credit exposures such as unfunded commitments to extend credit. Financial assets measured at amortized cost will be presented at the net amount expected to be collected by using an allowance for credit losses. The Company adopted this new guidance on January 1, 2023 and the adoption did not have a material impact on the Company’s condensed consolidated financial statements and related disclosures.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable.

NOTE 3 – LIQUIDITY AND GOING CONCERN

The Company generated net losses of $18,917,360 and $9,569,843 during the six months ended June 30, 2023 and 2022, respectively, and net cash used in operating activities of $2,483,389 and $12,565,057, respectively. As of June 30, 2023, the Company’s current liabilities exceeded its current assets by $18,582,414 and has an accumulated deficit of $64,662,001. As of June 30, 2023, the Company had $48,573 of cash. Lastly, the Optilan Liquidation no longer raises serious concerns about the viability of the Optilan (UK) Limited entity. Optilan (UK) Limited and its subsidiaries are not controlled by DarkPulse, Inc.

The Company will require additional funding during the next twelve months to finance the growth of its current operations and achieve its strategic objectives. These factors, as well as the uncertain conditions that the Company faces relative to capital raising activities, create substantial doubt as to the Company’s ability to continue as a going concern. The Company is seeking to raise additional capital principally through private placement offerings and is targeting strategic partners in an effort to finalize the development of its products and begin generating revenues. The ability of the Company to continue as a going concern is dependent upon the success of future capital offerings or alternative financing arrangements or expansion of its operations. The accompanying consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. Management is actively pursuing additional sources of financing sufficient to generate enough cash flow to fund its operations for twelve months from the issuance date of these consolidated financial statements. However, management cannot make any assurances that such financing will be secured.

NOTE 4 – REVENUE

The following table is a summary of the Company’s timing of revenue recognition for the three and six months ended June 30, 2023 and 2022:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Services and products transferred at a point in time	$76,120	$1,405,335	$764,548	$2,089,167
Services and products transferred over time	336,649	3,029,708	1,186,054	4,364,209
Total revenue	$412,769	$4,435,043	$1,950,602	$6,453,376

F-14

The Company disaggregates revenue by source and geographic destination to depict how the nature, amount, timing and uncertainty of revenue and cash flows are affected by economic factors.

Revenue by source consisted of the following for the three and six months ended June 30, 2023 and 2022:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Products	$137,342	$712,449	$257,514	$1,110,076
Services	275,427	3,722,594	1,693,088	5,343,300
Total revenue	$412,769	$4,435,043	$1,950,602	$6,453,376

Revenue by geographic destination consisted of the following for the three and six months ended June 30, 2023 and 2022:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
North America	$155,386	$373,062	$374,652	$534,434
United Kingdom	207,404	–	1,389,667	–
Rest of world	49,979	4,061,981	186,283	5,918,942
Total revenue	$412,769	$4,435,043	$1,950,602	$6,453,376

Contracts

Contract revenue is recognized over time using the cost-to-cost measure of progress for fixed price contracts. The cost-to-cost measure of progress best depicts the continuous transfer of control of goods or services to the customer. The contractual terms provide that the customer compensates the Company for services rendered.

Contract costs include all direct materials, labor and subcontracted costs, as well as indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and the costs of capital equipment. The cost estimation and review process for recognizing revenue over time under the cost-to-cost method is based on the professional knowledge and experience of the Company’s project managers, engineers and financial professionals. Management reviews estimates of total contract transaction price and total project costs on an ongoing basis. Changes in job performance, job conditions and management’s assessment of expected variable consideration are factors that influence estimates of the total contract transaction price, total costs to complete those contracts and profit recognition. Changes in these factors could result in revisions to revenue and costs of revenue in the period in which the revisions are determined on a prospective basis, which could materially affect the Company’s consolidated results of operations for that period. Provisions for losses on uncompleted contracts are recorded in the period in which such losses are determined.

Performance Obligations

A performance obligation is a contractual promise to transfer a distinct good or service to the customer and is the unit of account under Accounting Standards Codification (“ASC”) Topic 606. The transaction price of a contract is allocated to distinct performance obligations and recognized as revenue when or as the performance obligations are satisfied. The Company’s contracts often require significant integrated services and, even when delivering multiple distinct services, are generally accounted for as a single performance obligation. Contract amendments and change orders are generally not distinct from the existing contract due to the significant integrated service provided in the context of the contract and are accounted for as a modification of the existing contract and performance obligation. The majority of the Company’s performance obligations are completed within one year.

F-15

When more than one contract is entered into with a customer on or close to the same date, the Company evaluates whether those contracts should be combined and accounted for as a single contract as well as whether those contracts should be accounted for as more than one performance obligation. This evaluation requires significant judgment and is based on the facts and circumstances of the various contracts, which could change the amount of revenue and profit recognition in a given period depending upon the outcome of the evaluation.

Contract Assets and Liabilities

The Company bill its customers based on contractual terms, including, milestone billings based on the completion of certain phases of the work. Sometimes, billing occurs after revenue recognition, resulting in unbilled revenue, which is accounted for as a contract asset. Sometimes the Company receives advances payments from our customers before revenue is recognized, resulting in deferred revenue, which is accounted for as a contract liability.

Contract assets in the consolidated balance sheets represents costs and estimated earnings in excess of billings, which arise when revenue has been recorded but the amount has not been billed. As of June 30, 2023, contract assets were $0 upon derecognized pursuant to the Optilan Liquidation.

Contract liabilities on June 30, 2023 are $0 upon the deconsolidation related to the Optilan liquidation.

Variable Consideration

Transaction pricing for the Company’s contracts may include variable consideration, such as unapproved change orders, claims, incentives and liquidated damages. Management estimates variable consideration for a performance obligation utilizing estimation methods that best predict the amount of consideration to which the Company will be entitled. Variable consideration is included in the estimated transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is resolved. Management’s estimates of variable consideration and determination of whether to include estimated amounts in transaction price are based on past practices with the customer, specific discussions, correspondence or preliminary negotiations with the customer, legal evaluations and all other relevant information that is reasonably available. The effect of a change in variable consideration on the transaction price of a performance obligation is typically recognized as an adjustment to revenue on a cumulative catch-up basis. To the extent unapproved change orders, claims and liquidated damages reflected in transaction price are not resolved in the Company’s favor, or to the extent incentives reflected in transaction price are not earned, there could be reductions in, or reversals of, previously recognized revenue.

NOTE 5 – ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following as of June 30, 2023 and December 31, 2022:

	June 30,	December 31,
	2023	2022
Accounts receivable	$134,132	$6,273,276
Less: Allowance for doubtful accounts	–	(3,320,983)
Accounts receivable, net	$134,132	$2,952,293

NOTE 6 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of June 30, 2023 and December 31, 2022:

	June 30,	December 31,
	2023	2022
Property and equipment	$1,300,521	$3,942,421
Leasehold improvements	46,934	46,934
Property and equipment at cost	1,347,455	3,989,355
Less - accumulated depreciation	(441,767)	(2,055,484)
Property and equipment, net	$905,688	$1,933,871

F-16

NOTE 7 – GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill

The following is a summary of activity of goodwill for the six months ended June 30, 2023:

Goodwill
Balances at December 31, 2022	$6,462,153
Impairment of goodwill pertaining to Optilan	(6,568,877)
Foreign exchange translation	106,724
Balances at June 30, 2023	$–

Intangible Assets, Net

On January 1, 2023, the Company revised the estimated useful life of the trade name intangible asset from 25 years to 10 years. Amortization expense for the six months ended June 30, 2023 and 2022 was $34,063 and $25,514, respectively.

During the three months ended March 31, 2023, the Company recorded impairment of the trade name of $356,260. At June 30, 2023 and December 31, 2022, the carrying value of the intangible assets was $0 and $390,330, respectively.

Patents - Intrusion Detection Intellectual Property

The following is a summary of the DPTI patents:

	June 30,	December 31,
	2023	2022
Patents	$904,269	$904,269
Less: accumulated amortization	(661,908)	(636,394)
Patents, net	$242,361	$267,875

For the six months ended June 30, 2023 and 2022, the Company amortized $25,514 and $25,514, respectively.

NOTE 8 – JOINT VENTURE

On September 9, 2022, the Company entered into a Joint Venture Agreement with Neural Signals Inc, (“NSI”), for the purpose of developing, marketing and selling products and services based on the patents issued to NSI. The parties established the Joint Venture, Neural Logistics Inc., under a separate entity to conduct business. The Company has 50% ownership in NSI. The Company determined that the investment was accounted for as an equity investment under ASC 323-10-30-2.

During the six months ended June 30, 2023, the Company contributed $113,124 to the joint venture and recorded a loss on the equity investment of $139,084.

F-17

NOTE 9 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following as of June 30, 2023 and December 31, 2022:

	June 30,	December 31,
	2023	2022
Accounts payable	$14,474,333	$8,677,648
Accrued liabilities	1,580,757	2,058,725
Total accounts payable and accrued expenses	$16,055,090	$10,736,373

NOTE 10 – DEBT

Convertible Notes

As of both June 30, 2023 and December 31, 2022, there was $324,866 and $378,263 of convertible debt outstanding and a derivative liability of $236,736 and $306,467.

As of June 30, 2023, all outstanding convertible debt is default.

Notes Payable

On July 14, 2021, the Company entered a Securities Purchase Agreement (the “GS SPA”) with GS Capital Partners, LLC pursuant to which the Company issued to the Lender a 6% Redeemable Note in the principal amount of $2,000,000 (the “GS Note”). The purchase price of the GS Note is $1,980,000. The GS Note matures on July 14, 2022 upon which time all accrued and unpaid interest will be due and payable. Interest accrues on the GS Note at 6% per annum until the GS Note becomes due and payable. The GS Note is subject to various “Events of Default,” which are disclosed in the GS Note. Upon the occurrence of an “Event of Default,” the interest rate on the GS Note will be 18%. The GS Note is not convertible into shares of the Company’s Common Stock and is not dilutive to existing or future shareholders and the Company used a portion of the proceeds of the GS Note to retire convertible debt. As of June 30, 2023 and December 31, 2022, $2,000,000 remains outstanding. As of June 30, 2023, the GS note is in default.

Loans Payable

The Company’s RI and WS subsidiaries have various loans including Small Business Association (“SBA”) Economic Injury Disaster Loan (“EIDL’) loans, lines of credit and other advances. The loans bear interest with varying rates up to 9.25% per annum. The following is a summary of the loans payable at June 30, 2023 and December 31, 2022:

	June 30,	December 31,
	2023	2022
RI - line of credit	$99,971	$99,971
RI - Short-term loans	41,279	43,899
WS - line of credit	200,000	200,000
WS- Short-term loans	126,816	128,830
Loan payable, current	$468,067	$472,700

RI - SBA EIDL	$102,597	$102,597
RI - long-term loans	84,748	86,041
WS - SBA EIDL	26,307	26,307
WS - long-term loans	92,446	113,564
Loan payable, non-current	$306,098	$328,508

F-18

NOTE 11 – SECURED DEBENTURE

DPTI issued a convertible Debenture to the University (see Note 1) in exchange for the Patents assigned to the Company, in the amount of Canadian $1,500,000, or US$1,491,923 on December 16, 2010, the date of the Debenture. On April 24, 2017 DPTI issued a replacement secured term Debenture in the same CAD 1,500,000 amount as the original Debenture. The interest rate is the Bank of Canada Prime overnight rate plus 1% per annum. The Debenture had an initial required payment of CAD 42,000 (US$33,385) due on April 24, 2018 for reimbursement to the University of its research and development costs, and this has been paid. Interest-only maintenance payments are due annually starting after April 24, 2018. Payment of the principal begins on the earlier of (a) three years following two consecutive quarters of positive earnings before interest, taxes, depreciation and amortization, (b) six years from April 24, 2017, or (c) in the event DPTI fails to raise defined capital amounts or secure defined contract amounts by April 24 in the years 2018, 2019, and 2020. The Company has raised funds in excess of the amount required for 2020, 2019 and 2018. Beginning in 2023, The principal repayment amounts will be due quarterly over a six year period in the amount of Canadian Dollars 62,500. Based on the exchange rate between the Canadian Dollar and the U.S. Dollar on December 31, 2018, the quarterly principal repayment amounts will be US$48,447. The Debenture is secured by the Patents assigned by the University to DPTI by an Assignment Agreement on December 16, 2010. DPTI has pledged the Patents, and granted a lien on them pursuant to an Escrow Agreement dated April 24, 2017, between DPTI and the University.

The Debenture was initially recorded at the $1,491,923 equivalent U.S. Dollar amount of Canadian 1,500,000 as of December 16, 2010, the date of the original Debenture. The liability is being adjusted quarterly based on the current exchange value of the Canadian dollar to the U.S. dollar at the end of each quarter. The adjustment is recorded as unrealized gain or loss in the change of the value of the two currencies during the quarter. The Debenture also includes a provision requiring DPTI to pay the University a 2% royalty on sales of any and all products or services which incorporate the Patents for a period of five years from April 24, 2018. To date, no royalties have been paid.

For the six months ended June 30, 2023, and 2022, the Company recorded interest expense of $28,875 and $24,854, respectively.

As of June 30, 2023 and December 31, 2022, the debenture liability totaled $1,099,250 and $1,090,827, respectively.

NOTE 12 – LEASES

The following was included in our balance sheet as of June 30, 2023 and December 31, 2022:

	June 30,	December 31,
Operating leases	2023	2022

Assets
ROU operating lease assets	$1,071,661	$2,724,226

Liabilities
Current portion of operating lease	136,410	512,373
Operating lease, net of current portion	1,015,512	2,547,524
Total operating lease liabilities	$1,151,922	$3,059,897

F-19

The weighted average remaining lease term and weighted average discount rate at June 30, 2023 and December 31, 2022 were as follows:

	June 30,	December 31,
Operating leases	2023	2022
Weighted average remaining lease term (years)	8.00	7.25
Weighted average discount rate	6.00%	6.00%

Operating Leases

On January 12, 2021, the Company’s newly acquired subsidiary entered into an operating lease agreement to rent office space in Mumbai, India. This three-year agreement commenced January 12, 2021 with an annual rent of approximately $50,000.

On May 27, 2021, the Company’s newly acquired subsidiary entered into an operating lease agreement to rent office space in Warwick, United Kingdom. This ten-year agreement commenced May 27, 2021 with an annual rent of approximately $85,000 with the first six months rent free.

On August 31, 2021, the Company’s newly acquired subsidiary entered into an operating lease agreement to rent office space in Tempe, Arizona. This five-year agreement commenced August 31, 2021 with an annual rent of approximately $192,000.

On October 20, 2021, the Company’s newly acquired subsidiary entered into an operating lease agreement to rent office space in Warwick, United Kingdom. This ten-year agreement commenced October 20, 2021 with an annual rent of approximately $200,000 with the first six months rent free.

On March 9, 2022, the Company entered into an operating lease agreement to rent office space in Houston, Texas. This ten-year agreement commenced March 9. 2022 with an annual rent of approximately $81,000 with the first twelve months rent free.

On June 28, 2023 the company recognized a gain on deconsolidation of $1,775,869 related to Optilan (UK) and its subsidiaries leases.

NOTE 13 - STOCKHOLDERS' EQUITY (DEFICIT)

Preferred Stock

In accordance with the Company’s bylaws, the Company has authorized a total of 2,000,000 shares of preferred stock, par value $0.01 per share, for all classes. As of June 30, 2023 and December 31, 2022, there were 88,335 and 88,335 total preferred shares issued and outstanding for all classes, respectively.

Common Stock

In accordance with the Company’s bylaws, the Company has authorized a total of 20,000,000,000 shares of common stock, par value $0.0001 per share. As of June 30, 2023 and December 31, 2022, there were 7,459,909,231 and 6,427,495,360 common shares issued, respectively. As of June 30, 2023 and December 31, 2022, there were 7,459,909,231 and 6,427,395,360 common shares outstanding, respectively.

2023 Transactions

On May 27, 2022 we entered an Equity Financing Agreement (the “2022 EFA”) and Registration Rights Agreement (the “RRA”) with GHS, pursuant to which GHS agreed to purchase up to $70,000,000 in shares of our Common Stock, from time to time over the course of 24 months after effectiveness of a registration statement on Form S-1 (the “Registration Statement”) of the underlying shares of Common Stock.

F-20

The RRA provides that we shall (i) use our best efforts to file with the SEC a Registration Statement within 45 days of the date of the GHS Registration Rights Agreement; and (ii) have the Registration Statement declared effective by the SEC within 30 days after the date the GHS Registration Statement is filed with the SEC, but in no event more than 90 days after the GHS Registration Statement is filed.

Below is a table of all puts made by the Company under the 2022 EFA during 2023:

Date of Put	Number of Common Shares Issued	Total Proceeds, Net of Discounts	Effective Price per Share	Net Proceeds
1/12/2023	64,130,435	$400,000	$0.006237	$370,975
1/17/2023*	11,441,647	100,000	$0.008740	100,000
1/24/2023	77,733,861	400,000	$0.005146	370,975
2/3/2023	61,173,706	300,000	$0.004904	277,975
2/17/2023	75,447,571	300,000	$0.003976	277,975
3/1/2023	83,113,044	324,000	$0.003898	300,295
3/16/2023	93,165,852	254,232	$0.002729	235,410
3/30/2023	65,465,384	166,903	$0.002549	154,195
4/11/2023	67,462,162	203,554	$0.003017	188,279
4/28/2023	91,796,875	235,000	$0.002560	208,550
6/26/2023	44,583,334	214,000	$0.004800	141,020
	735,513,871	$2,897,689		$2,625,649

*	Issued shares pursuant to an individual stock purchase agreement with an unrelated investor (not under 2022 EFA)

In January 2023, the Company entered into a settlement of a dispute between certain stockholders in which the Company decided, during the period ended June 30, 2023, to issue shares to settle the dispute. In January 2023, the Company issued 297,000,000 shares of common stock to the individuals. The fair value of $1,989,900, or $0.0067 per share, was included in professional fees in the consolidated statements of operations in the six months ended June 30, 2023.

NOTE 14 - COMMITMENTS & CONTINGENCIES

Potential Royalty Payments

The Company, in consideration of the terms of the debenture to the University of New Brunswick, shall pay to the University a two percent royalty on sales of any and all products or services, which incorporate the Company's patents for a period of five years from April 24, 2018.

Legal Matters

DarkPulse, Inc. v. Twitter, Inc.

As disclosed in greater detail in the Company’s Form 10-Q, filed October 24, 2022, the Company is actively investigating potential claims against the @MIKEWOOD and @BullMeechum3 Twitter accounts. There are no material updates to this matter.

Carebourn Capital, L.P. v. DarkPulse, Inc.

As disclosed in greater detail in the Company’s Form 10-Q, filed October 24, 2022, the Company remains in active litigation with Carebourn Capital, L.P. (“Carebourn”) in Minnesota state court. The following discloses the material updates for this matter.

F-21

On April 21, 2023, the Minnesota state court granted the Company’s motion for partial summary judgment on its affirmative defenses. Specifically, the Court found that Carebourn is an unregistered dealer, acting in violation of Section 15(a) of the Securities Exchange Act of 1934 and, thus, the contracts between the Company and Carebourn are now void pursuant to Section 29(b) of the Exchange Act.

On July 24, 2023, the Company moved for summary judgment against Carebourn on its counterclaims for damages under the Minnesota Uniform Securities Act. Oral arguments were held on the Company’s motion on August 22, 2023. The Company is currently awaiting a decision from the Minnesota state court.

More Capital, LLC v. DarkPulse, Inc. et al

On July 24, 2023, the Company moved for summary judgment against More on its affirmative defenses asserted under the Securities Exchange Act of 1934 (“Exchange Act”) and counterclaims for damages under the Minnesota Uniform Securities Act. Oral arguments on the Company’s motion are scheduled for September 14, 2023.

The Company remains committed to actively litigating its affirmative defenses and claims for relief under the Securities Exchange Act of 1934 and Minnesota Uniform Securities Act.

Carebourn Capital et al v. Standard Registrar and Transfer et al

On May 20, 2022, Carebourn Capital, L.P. (“Carebourn”) and More Capital, LLC (“More,” and together with Carebourn, the “Noteholder Plaintiffs”) commenced an action against (i) Standard Registrar and Transfer Co., Inc. (“Standard”), (ii) Amy Merrill (“Merrill”) (Standard and Merrill, together, the “TA Defendants”), (iii) DarkPulse, Inc., (iv) Dennis O’Leary (“O’Leary”), (v) Thomas Seifert (“Seifert”), (vi) Carl Eckel (“Eckel”), (vii) Anthony Brown (“Brown”), and (viii) Faisal Farooqui (“Farooqui”) (DarkPulse, O’Leary, Seifert, Eckel, Brown, and Farooqui, collectively, the “DPLS Defendants ”) in the United States District Court for the District of Utah.

The Noteholder Plaintiffs’ complaint alleges the DPLS Defendants violated the Racketeer Influenced and Corrupt Organizations (RICO) Act, are liable for attorneys’ fees pursuant to the Company’s breach of securities contracts between the Company and, separately, Carebourn and More, and engaged in civil conspiracy, fraudulent concealment, tortious interference with economic relations and conversion against the Noteholder Plaintiffs.

Thereafter, the TA Defendants and DPLS Defendants separately moved to dismiss the Noteholder Plaintiffs’ complaint. On February 10, 2023, the Court denied both motions without prejudice and stayed the action pending the conclusion of enforcement action commenced by the U.S. Securities and Exchange Commission against Carebourn and its principal, Chip Rice, in the U.S. District Court for the District of Minnesota.

The Company contends that the Noteholder Plaintiffs’ lawsuit is duplicative of the first-filed lawsuits commenced by the Noteholder Plaintiffs’ in Minnesota state court. The Company intends to vigorously defend itself against the Noteholder Plaintiffs’ lawsuit.

Th~~e~~ Company remains in active litigation with Carebourn Capital, L.P. (“Carebourn”) and More Capital, LLC (“More,” and together with Carebourn, the “Noteholder Plaintiffs”) in the United States District Court for the District of Utah. There are no material updates to this litigation.

The Company intends to vigorously defend itself against the Noteholder Plaintiffs’ lawsuit.

DarkPulse, Inc. v. FirstFire Global Opportunities Fund, LLC, and Eli Fireman

As disclosed in greater detail in the Company’s Form 10-Q, filed October 24, 2022, the Company remains in active litigation with FirstFire Global Opportunities Fund, LLC (“FirstFire”), and Eli Fireman (“Fireman”) (FirstFire and Fireman together, the “FirstFire Parties”). The following discloses the material updates for this matter.

F-22

On January 17, 2023, the Court granted the FirstFire Parties’ motion to dismiss the Company’s complaint. Also on January 17, 2023, the Company appealed the trial court’s decision to the United States Court of Appeals for the Second Circuit. Briefing is currently taking place on the Company’s appeal.

The Company’s opening memorandum in support of its appeal was filed on May 1, 2023. On July 31, 2023, the FirstFire Parties filed their memorandum in opposition. On August 21, 2023, the Company filed its reply memorandum. As of the date hereof, oral arguments are not scheduled for the appeal.

The Company remains committed to actively litigating its claims for relief under the Securities Exchange Act of 1934 and Racketeer Influenced and Corrupt Organizations (RICO) Act.

DarkPulse, Inc. v. EMA Financial, LLC et al

As disclosed in greater detail in the Company’s Form 10-Q, filed October 24, 2022, the Company remains in active litigation with EMA Financial, LLC (“EMA”), EMA Group, Inc. (“EMA Group”), and Felicia Preston (“Preston”) (EMA, EMA Group, and Preston together, the “EMA Parties”). The following discloses the material updates for this matter.

On March 1, 2023, the Court granted the EMA Parties’ motion to dismiss the Company’s claims asserted under the Securities Exchange Act of 1934, but denied dismissal of the Company’s claim asserted under the Racketeer Influenced and Corrupt Organizations (RICO) Act.

On or about May 15, 2023, the Company and the EMA Parties reached an understanding of settlement, which was subsequently memorialized. The action was subsequently dismissed on or about June 14, 2023. The Company views this matter as closed.

DarkPulse, Inc. v. Brunson Chandler & Jones, PLLC et al

On July 8, 2022, the Company commenced litigation against Brunson Chandler & Jones, PLLC (“Brunson Firm”), and Lance B. Brunson (“Brunson,” and together with the Brunson Firm, the “Brunson Parties”) through the filing of a complaint in the United States District Court for the District of Utah. The Company is alleging that the Brunson Parties have committed professional negligence and breach of contract.

On March 2, 2023, the Brunson Parties filed an answer, affirmative defenses, and counterclaims to the Company’s complaint, wherein the Brunson Firm alleged claims for (i) breach of contract against the Company, (ii) breach of contract against the Company’s subsidiary, DarkPulse Technologies, Inc., and (iii) quantum meruit.

On June 5, 2023, the Company filed its answer and affirmative defenses to the Brunson Firm’s counterclaims. The Company remains committed to litigating its claims and affirmative defenses against the Brunson Parties.

The parties are currently engaged in discovery in this matter.

The Company remains committed to vigorously litigating its claims for relief and defenses against the Brunson Parties.

DarkPulse, Inc., et al v. Crown Bridge Partners, LLC, et al

On September 23, 2022, the Company commenced an action along with two other plaintiffs (“Crown Bridge Plaintiffs”) against Crown Bridge Partners, LLC, Soheil Ahdoot, and Sepas Ahdoot (“Crown Bridge Defendants”) in the United States District Court for the Southern District of New York alleging violations of the Racketeer Influenced and Corrupt Organizations (RICO) Act.

F-23

On January 13, 2023, the Crown Bridge Defendants filed a motion to dismiss. As of May 16, 2023, the Crown Bridge Defendants’ motion to dismiss was fully submitted to the court. As of the date hereof, no decision has been made on the motion.

As of the date hereof, the court has not yet rendered its decision on the Crown Bridge Defendants’ motion to dismiss.

The Company remains committed to actively litigating its RICO claims against the Crown Bridge Defendants.

Benner et al v. DarkPulse, Inc. et al

On March 29, 2023, J. Merlin Benner, Phillip J. Benner, Benjamin P. Benner, Jonas M. Benner, and Angelica M. Benner (collectively, the “Benner Parties”) commenced an action in the United States District Court for the Southern District of Texas against the Company and its Chief Executive Officer, Dennis O’Leary, individually, alleging (i) the Company is in breach of contracts between the Company and the Benner Parties as it concerns Remote Intelligence, LLC and Wildlife Specialists, LLC, (ii) violation of Texas Uniform Fraudulent Transfer Act by the Company, and (iii) defamation by Mr. O’Leary.

On June 30, 2023, the Company and Mr. O'Leary filed their Answer to the Benner Parties' Complaint. The Company intends to vigorously defend itself against the Benner Parties’ lawsuit.

The Company remains in active litigation with J. Merlin Benner, Phillip J. Benner, Benjamin P. Benner, Jonas M. Benner, and Angelica M. Benner (collectively, the “Benner Parties”) in the United States District Court for the Southern District of Texas. The following discloses the material updates for this matter.

The parties are currently engaged in discovery in this matter.

GS Capital Partners, LLC v. DarkPulse, Inc.

On June 2, 2023, GS Capital Partners, LLC (“GS Capital”) commenced an action in the Supreme Court for New York County against the Company through the filing of motion for summary judgment in lieu of a complaint. The motion claims that the Company is in breach of a convertible promissory note, dated July 14, 2021, and accompanying securities purchase agreement, dated the same.

The motion claims that GS Capital is entitled to an award of $2,407,671, plus prejudgment interest and attorney’s fees, costs and disbursements.

On July 27, 2023, the Company moved to set aside the default judgment entered in favor of GS Capital and against the Company on July 25, 2023. GS Capital’s opposition thereto is due on or before August 31, 2023. Thereafter, DarkPulse’s reply is due on or before September 6, 2023. Oral arguments are currently not scheduled on the Company’s motion.

The Company intends to vigorously defend itself against GS Capital.

From time to time, we may become involved in litigation relating to claims arising out of our operations in the normal course of business. We are not currently involved in any pending legal proceeding or litigation and, to the best of our knowledge, no governmental authority is contemplating any proceeding to which we are a party or to which any of our properties is subject, which would reasonably be likely to have a material adverse effect on our business, financial condition and operating results.

F-24

NOTE 15 – RELATED PARTY TRANSACTIONS

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions. Pursuant to Section 850-10-20 the related parties include a) affiliates of the Company; b) Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825-10-15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests. The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

During the six months ended June 30, 2023 and 2022, certain executives of the Company received $120,000 and $0, respectively, in Directors fees from Optilan for being members of Optilan’s Board of Directors.

Remote Intelligence and Wildlife Specialists Loan Payables

RI has a loan payable with the former majority shareholder, who is a shareholder in the Company after the acquisition of 60% of RI’s membership interests. The loan is unsecured, non-interest bearing and due on demand. As of both June 30, 2023 and December 31, 2022, the outstanding balance was $226,247.

WS has a loan payable with the former majority shareholder, who is a shareholder in the Company after the acquisition of 60% of WS’s membership interests. The loan is unsecured, non-interest bearing and due on demand. As of both June 30, 2023 and December 31, 2022, the outstanding balance was $135,500.

SPAC Transaction

On October 12, 2022, the Company entered into and closed the Purchase Agreement (the “Agreement”) pursuant to which the Company purchased 2,623,120 shares of Class B Common Stock (the “Class B Common Stock”) and 4,298,496 Private Placement Warrants, each of which is exercisable to purchase one share of Class A Common Stock (the “Warrants,” together, with the Class B Common Stock, the “Securities”) of Gladstone Acquisition Corp., a Delaware corporation (NASDAQ: GLEE) (the “SPAC”), from Gladstone Sponsor, LLC (“Original Sponsor”) for $1,500,000 (the “Purchase Price”). The SPAC subsequently changed its name to Global Systems Dynamics, Inc. (“GSD”).

As of June 30, 2023 and December 31, 2022, the Company’s $1,500,000 investment in GSD was accounted for as cost.

In addition to the payment of the Purchase Price, the Company also assumed the following obligations: (i) responsibility for all of SPAC’s public company reporting obligations, (ii) the right to provide an extension payment and extend the deadline of the SPAC to complete an initial business combination from 15 months from August 9, 2021 to 18 months for an additional $1,150,000, and (iii) all other obligations and liabilities of the Original Sponsor related to the SPAC.  The principal balance of this note shall be payable by GSD on the earlier to occur of: (i) the date on which GSD consummates its initial business combination (the “Business Combination”) and (ii) the date that the winding up of GSD is effective. The note does not bear interest. On February 7, 2023 and March 9, 2023, GSD issued a non-convertible promissory note in the aggregate principal amount of $167,894 ($83,947 per month) to the Company in connection with the extension of the termination date for the GSD’s initial business combination. As of June 30, 2023 and December 31, 2022, the outstanding note receivable was $1,468,985 and $1,049,248, respectively.

F-25

As of June 30, 2023 and December 31, 2022, the Company has $837,662 and $318,025, respectively, owed from GSD and included as due from related party on the consolidated balance sheet. These advances were made to pay for certain expenses on behalf of the SPAC, as well as $90,000 in accrued management fees. The advances are unsecured, non-interest bearing and due on demand.

NOTE 16 – SUBSEQUENT EVENTS

On August 7, 2023, the Company entered into a convertible note for a principal of $57,750. The note bears interest at a rate of 10% per annum and matures after one year. Following 180 days from the note, the noteholder may convert at a discount of 39%. The company had reserved a sufficient number of shares of Common Stock 342,725,409 for issuance upon full conversion of the Note in accordance with the terms.

Subsequent to period end the company issued 80,036,058 shares to a third party in exchange for cash in accordance with its equity financing agreement.

F-26

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of DarkPulse, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of DarkPulse, Inc. (the “Company”) as of December 31, 2022, and the related consolidated statements of operations, comprehensive loss, stockholders’ (deficit) equity, and cash flows for the year ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred significant operating losses and negative cash flows. The Company also has an accumulated deficit of approximately $46.6 million at December 31, 2022. The Company is dependent on obtaining additional working capital funding from the sale of equity and/or debt securities to execute its plans and continue operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing a separate opinion on the critical audit matters or on the accounts or disclosures to which it relates.

Revenue Recognition

As discussed in Note 2 to the financial statements, the Company recognizes revenue from the sale of services, which consist primarily of advanced technology solutions for integrated communications and security systems. At contract inception, the Company assesses the goods and services promised in the contract with customers and identifies a performance obligation for each, in accordance with ASC 606, Revenue from Contracts with Customers. To determine the performance obligation, the Company considers all products and services promised in the contract. Revenue is recognized over time using the input measure as it most accurately represents the value of goods and services transferred to the customer.

F-27

The primary procedures we performed to address this critical audit matter included:

•	We reviewed the underlying agreements and contracts and assessed the terms to determine if the performance obligation was met and for the correct amount.
•	We recalculated the mathematical accuracy of the revenue.
•	We tested the contract costs to ensure they are being properly recorded.
•	We assessed the adequacy of any loss provisions by reviewing the Company’s estimated costs to complete contracts and to ensure it is sufficient.
•	We recalculated the margins on contracts to ensure they are consistent over the entire term of the contract and its related performance obligation.

Impairment Analysis

As discussed in Note 8 to the financial statements, management performed their annual impairment analysis during the year ended December 31, 2022. As disclosed by management, the determination of fair value using the income approach requires the use of significant estimates and assumptions, including forecasted revenue growth rates and discount rates. The determination of fair value using the market multiples approach requires the use of revenue multiples, as applicable, based on operating data from guideline publicly traded companies. If the fair value of the reporting unit is less than its carrying value, a non-cash impairment charge is recorded in an amount equal to that difference with the loss not to exceed the total amount of goodwill allocated to the reporting unit. Additionally, intangible assets subject to amortization were also reviewed for impairment. An impairment on the intangible assets shall be recognized only if the carrying amount is not recoverable and exceeds its fair value. The carrying amount of an intangible asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposal of the asset. An impairment loss shall be measured as the amount by which the carrying amount of an intangible asset exceeds its fair value.

As a result of the annual impairment assessment, the Company concluded that there was impairment to the intangible assets and goodwill in the aggregate of approximately $12.2 million.

The principal considerations for our determination that performing procedures relating to the impairment analyses is a critical audit matter are the significant judgment by management when developing the fair value measurements of the reporting unit, which in turn led to a high degree of auditor judgment, subjectivity and effort in performing procedures and evaluating audit evidence related to management's significant assumptions related to forecasted revenue growth rates, discount rates, and revenue multiples, as applicable. In addition, the audit effort involved the use of professionals with specialized skill and knowledge.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. These procedures included, among others (1) testing management’s process for developing the fair value estimates of the reporting units, (2) evaluating the allocation of assets and liabilities to the reporting units, (3) evaluating the appropriateness of the income and market approaches, (4) testing the completeness and accuracy of the underlying data used in the income and market multiple approaches, and (5) evaluating the significant assumptions used by management related to forecasted revenue growth rates, discount rates, and revenue multiples, as applicable. Evaluating management’s assumptions related to forecasted revenue growth rates involved evaluating whether the assumptions used by management were reasonable considering (1) the current and past performance of the reporting unit, (2) the actions necessary to achieve future forecasts, (3) the consistency with external market data, and (4) whether these assumptions were consistent with evidence obtained in other areas of the audit. Professionals with specialized skill and knowledge were used to assist in the evaluation of the income approach and the discount rates, as well as the selection and calculation of revenue multiples, as applicable.

The primary procedures we performed to address this critical audit matter included:

•	We evaluated and recomputed the methodology used in connection with the Company’s impairment analysis, including review of the appropriate accounting literature, valuation model, significant assumptions used, and the completeness and accuracy of the underlying data used;
•	With the assistance of our valuation specialists, we assessed the significant assumptions used by management relating to forecasted revenue growth rates, discount rates, and revenue multiples as applicable.;
•	We assessed the appropriate interpretation and application used by management of the FASB’s Accounting Standards Codification for the impairment analysis including topics ASC 350 - Intangibles – Goodwill and Other, ASC 360 - Property, Plant, and Equipment, and ASC 820 – Fair Value Measurements and Disclosures;
•	We evaluated the reasonableness of the Company’s projections of future cash flows by comparing the assumptions used in the projections to actual results and other information deemed necessary as well as tested the mathematical accuracy of the calculations;
•	We evaluated the adequacy of the Company’s disclosures in the financial statements related to the impairment.

/s/ Mazars USA LLP

We have served as the Company’s auditor since 2023.

Fort Washington, PA

June 23, 2023

F-28

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors

Of DarkPulse, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of DarkPulse, Inc. and its subsidiaries (the “Company”) as of December 31, 2021, the related consolidated statements of operations, comprehensive loss, stockholders’ deficit, and cash flows for the year ended December 31, 2021, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2021, and the results of its operations and its cash flows for the year ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern – See also Critical Audit Matters Section Below

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency at December 31, 2021. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate) to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

F-29

Accounting for Embedded Derivative Liabilities Related to Convertible Debentures

As described in Note 6 to the financial statements, the Company had convertible debentures that required accounting considerations and significant estimates.

The Company determined that variable conversion features issued in connection with certain convertible debentures required derivative liability classification. These variable conversion features were initially measured at fair value and subsequently have been remeasured to fair value at each reporting period. The Company determined the fair value of the embedded derivatives using the Black-Scholes-Merton option pricing model. The value of the embedded derivative liabilities related to the convertible debentures was $533,753 at December 31, 2021.

We identified the accounting considerations and related valuations, including the related fair value determinations of the embedded derivative liabilities of such as a critical audit matter.

Our audit procedures related to the Company’s accounting considerations and significant estimate included the following, among others:

•	We reviewed the accounting considerations made by the Company in determining the nature of the various features;
•	We evaluated of the potential derivatives and potential bifurcation in the instruments;
•	We evaluated the determination of the fair value of the various debt and equity instruments and the conversion features that include valuation models and assumptions utilized by management against current accounting guidance.
•	We tested the mathematical accuracy of management’s calculations related to the estimate.

Auditing these elements is especially challenging and requires auditor judgement due to the nature and extent of audit effort required to address these matters, including the extent of specialized skill or knowledge needed.

Going Concern Uncertainty – See also Going Concern Uncertainty explanatory paragraph above

As described further in Note 3 to the consolidated financial statements, the Company has suffered recurring losses from operations and does not have an established source of revenues sufficient to cover its operating costs. The ability of the Company to continue as a going concern is dependent on executing its business plan and ultimately to attain profitable operations. Accordingly, the Company has determined that these factors raise substantial doubt as to the Company’s ability to continue as a going concern for a period of one year from the issuance of these financial statements. Management intends to continue to fund its business by way of public or private offerings of the Company’s stock or through loans from private investors, in order satisfy the Company’s obligations as they come due for at least one year from the financial statement issuance date. However, the Company has not concluded that these plans alleviate the substantial doubt related to its ability to continue as a going concern.

We determined the Company’s ability to continue as a going concern is a critical audit matter due to the estimation and uncertainty regarding the Company’s available capital and the risk of bias in management’s judgments and assumptions in their determination. Our audit procedures related to the Company’s assertion on its ability to continue as a going concern included the following, among others:

•	We performed testing procedures such as analytical procedures to identify conditions and events that indicate that there could be substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.
•	We reviewed and evaluated management's plans for dealing with adverse effects of these conditions and events.
•	We inquired of Company management and reviewed company records to assess whether there are additional factors that contribute to the uncertainties disclosed.
•	We assessed whether the Company’s determination that there is substantial doubt about its ability to continue as a going concern was adequately disclosed.

F-30

Revenue Recognition

The Company recognizes revenue upon transfer of control of promised services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those services.

Significant judgment is exercised by the Company in determining revenue recognition for customer agreements, and include the pattern of delivery (i.e., timing of when revenue is recognized) for each distinct performance obligation.

The related audit effort in evaluating management’s judgments in determining revenue recognition for customer agreements required a high degree of auditor judgment.

Our principal audit procedures related to the Company’s revenue recognition for customer agreements included the following:

•	We gained an understanding of internal controls related to revenue recognition.
•	We evaluated management’s significant accounting policies for reasonableness.
•	We selected a sample of revenues recognized and performed the following procedures:

o	Obtained and read contract source documents for each selection and other documents that were part of the agreement, if applicable.
o	Assessed the terms in the customer agreement and evaluated the appropriateness of management’s application of their accounting policies, along with their use of estimates, in the determination of revenue recognition conclusions.
o	We tested the mathematical accuracy of management’s calculations of revenue and the associated timing of revenue recognized in the financial statements.

Business Combinations – Valuation of Intangible Assets

As described in note 4 of the Consolidated Financial Statements, the Company completed the acquisitions of 100% of Optilan Guernsey Limited and Optilan Holdco 2 Limited (Optilan) and TJM Electronics West for $694,527 and $450,000, respectively and 60% of Wildlife Specialists LLC, Remote Intelligence, LLC and TerraData Unmanned, PLLC for $1,478,000 and $1,478,000, and $600,000 respectively (collectively referred to as the “Acquisitions”) and accounted for as business combinations. The acquired intangible assets included Optilan Holdco 3, Limited tradename for valued at $4,033,638. The Company recorded the acquired intangible assets at fair value on the date of acquisition considering a discounted cash flow methodology. The methods used to estimate the fair value of acquired intangible assets involve assumptions. The assumptions applied by management in estimating the fair value of acquired intangible assets included income projections and discount rates.

The principal considerations for our determination that performing procedures relating to the valuation of intangible assets in the Acquisitions is a critical audit matter are (1) there was a degree in significant auditor judgement and subjectivity in applying procedures to the fair value of the intangible assets acquired due to the judgment by management when developing estimates and (2) audit effort was required relating to the estimates, projections, discount rates, and weighted average cost of capital utilized by the Company. In addition, the audit effort involved the use of professionals with specialized skill and knowledge to assist in performing these procedures and evaluating the conclusions.

Our principal audit procedures to evaluate the valuation of intangible assets included the following:

•	We read the purchase agreements used in the underlying acquisitions and utilized by the Company to allocate the purchase price.
•	We obtained the valuation reports prepared by management’s third-party expert.
•	Utilized professionals with specialized skill and knowledge to evaluate the reasonableness of the methodology, assumptions, including the discount rate and weighted average cost of capital, as compared to their experience and publicly available market data.
•	Considered the reasonableness of the overall allocation of the total purchase price.

/s/ Urish Popeck & Co., LLC

We have served as the Company's auditor since 2021.

Pittsburgh, PA

April 15, 2022

F-31

DARKPULSE, INC.

Consolidated Balance Sheets

	December 31,
	2022	2021
ASSETS
CURRENT ASSETS:
Cash	$2,060,332	$3,658,846
Accounts receivable, net	2,952,293	4,528,249
Inventory	23,825	11,948
Contract assets	1,439,844	485,825
Due from related party	318,025	–
Prepaid expenses and other current assets	180,530	181,000
TOTAL CURRENT ASSETS	6,974,849	8,865,869

NON-CURRENT ASSETS:
Property and equipment, net	1,933,871	1,787,824
Operating lease right-of-use assets	2,724,226	2,620,993
Patents, net	267,875	342,962
Notes receivable, related party	1,049,248	–
Investment in related party (see Note 17)	1,500,000	–
Joint venture	46,724	–
Intangible assets, net	390,330	3,886,588
Goodwill	6,462,153	17,088,501
Other assets, net	689,869	843,644
TOTAL NON-CURRENT ASSETS	15,064,297	26,570,512
TOTAL ASSETS	$22,039,145	$35,436,380

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$10,736,373	$7,761,241
Contract liabilities	2,215,212	6,019,371
Loss provision for contracts in progress	945,928	–
Convertible notes, net	378,263	378,263
Notes payable, current	2,000,000	2,000,000
Derivative liability	306,467	533,753
Loan payable, current	472,700	594,562
Loan payable, related party	361,747	185,247
Secured debenture, current	136,353	–
Operating lease liabilities - current	512,373	364,105
Other current liabilities	472,217	1,896,218
TOTAL CURRENT LIABILITIES	18,537,633	19,732,759

NON-CURRENT LIABILITIES:
Secured debenture	954,474	1,172,364
Loan payable	328,508	358,153
Operating lease liabilities - non-current	2,547,524	2,474,530
Other liabilities - non-current	–	132,931
TOTAL NON-CURRENT LIABILITIES	3,830,506	4,137,978
TOTAL LIABILITIES	22,368,139	23,870,738

Commitments and contingencies

STOCKHOLDERS’ (DEFICIT) EQUITY:
Series A Super Voting preferred stock, par value $0.01; 100 shares designated, 100 and 0 shares issued and outstanding at December 31, 2022 and 2021, respectively	1	–
Convertible preferred stock - Series D, par value $0.01, 100,000 shares designated, 88,235 shares issued and outstanding as of both December 31, 2022 and 2021	883	883
Common stock, par value $0.0001, 20,000,000,000 shares authorized, 6,427,495,360 and 5,197,921,885 shares issued as of December 31, 2022 and 2021, respectively, 6,427,395,360 and 5,197,821,885 shares outstanding as of December 31, 2022 and 2021, respectively	642,740	519,782
Treasury stock at cost, 100,000 shares at December 31, 2022 and 2021	(1,000)	(1,000)
Additional paid-in capital	44,602,052	20,248,703
Non-controlling interests	2,119,566	2,358,227
Accumulated other comprehensive loss	(1,137,902)	(284,463)
Accumulated deficit	(46,555,334)	(11,276,490)
TOTAL STOCKHOLDERS’ (DEFICIT) EQUITY	(328,994)	11,565,642
TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$22,039,145	$35,436,380

See accompanying notes to consolidated financial statements.

F-32

DARKPULSE, INC.

Consolidated Statements of Operations

	Years Ended December 31,
	2022	2021
REVENUES	$9,100,255	$7,783,340
COST OF REVENUES	14,543,529	6,685,210
GROSS PROFIT (LOSS)	(5,443,274)	1,098,130

OPERATING (INCOME) EXPENSES:
Selling, general and administrative	4,966,702	3,918,967
Salaries, wages and payroll taxes	7,457,491	2,653,683
Professional fees	3,718,171	2,930,245
Depreciation and amortization	1,568,405	258,306
Impairment expense	12,222,598	–
Gain on forgiveness of payables	(312,685)	–
Debt transaction expenses	–	184,950
TOTAL OPERATING EXPENSES	29,620,682	9,946,150

OPERATING LOSS	(35,063,956)	(8,848,020)

OTHER INCOME (EXPENSE):
Interest expense	(621,132)	(130,359)
Change in fair market of derivative liabilities	227,286	687,124
Gain on forgiveness of liabilities	–	3,488,860
Loss on equity investment	(56,781)	–
Loss on convertible notes	–	(35,525)
Foreign currency exchange rate variance	(2,922)	11,600
TOTAL OTHER (EXPENSE) INCOME	(453,549)	4,021,700

NET LOSS	$(35,517,505)	$(4,826,320)
Net loss attributable to noncontrolling interests	238,661	133,702
Net loss attributable to Darkpulse, Inc.	$(35,278,844)	$(4,692,618)

Net loss per share - basic and diluted	$(0.01)	$(0.00)

Weighted average common shares outstanding - basic and diluted	5,713,495,965	4,775,929,690

See accompanying notes to consolidated financial statements.

F-33

DARKPULSE, INC.

Consolidated Statements of Comprehensive Loss

	Years Ended December 31,
	2022	2021
NET LOSS	$(35,517,505)	$(4,826,320)

OTHER COMPREHENSIVE (LOSS) INCOME
Foreign currency translation	(853,439)	26,539
COMPREHENSIVE LOSS	$(36,370,944)	$(4,799,781)

See accompanying notes to consolidated financial statements.

F-34

DARKPULSE, INC.

Consolidated Statement of Stockholders’ (Deficit) Equity

	Preferred stock								Additional	Non-	Accumulated other		Total stockholders’
	Series A		Series D		Common stock		Treasury stock		paid-in	Controlling	comprehensive	Accumulated	(deficit)
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	capital	Interests	loss	deficit	equity
Balance, December 31, 2020	–	–	88,235	$883	4,088,762,151	$408,876	100,000	$(1,000)	$1,805,813	$(12,439)	$315,832	$(6,450,170)	$(3,932,205)
Conversion of convertible notes	–	–	–	–	908,659,678	90,866	–	–	1,610,853	–	–	–	1,701,719
Common stock issued for cash	–	–	–	–	179,974,598	17,997	–	–	14,575,330	–	–	–	14,593,327
Common stock issued for acquisitions	–	–	–	–	15,000,000	1,500	–	–	1,654,500	2,370,666	–	–	4,026,666
Stock based compensation	–	–	–	–	5,425,453	543	–	–	602,207	–	(600,295)	–	602,750
Foreign currency adjustment	–	–	–	–	–	–	–	–	–	–	–	–	(600,295)
Net loss	–	–	–	–	–	–	–	–	–	–	–	(4,826,320)	(4,826,320)
Balance, December 31, 2021	–	–	88,235	883	5,197,821,885	519,782	100,000	(1,000)	20,248,703	2,358,227	(284,463)	(11,276,490)	11,565,642
Common stock issued for cash	–	–	–	–	1,259,746,466	125,975	–	–	24,150,333	–	–	–	24,276,308
Common shares returned and cancelled	–	–	–	–	(33,898,377)	(3,390)	–	–	3,390	–	–	–	–
Issuance of common stock to settle accounts payable	–	–	–	–	3,725,386	373	–	–	199,627	–	–	–	200,000
Issuance of preferred shares	100	1	–	–	–	–	–	–	(1)	–	–	–	–
Foreign currency adjustment	–	–	–	–	–	–	–	–	–	–	(853,439)	–	(853,439)
Net loss	–	–	–	–	–	–	–	–	–	(238,661)	–	(35,278,844)	(35,517,505)
Balance, December 31, 2022	100	$1	88,235	$883	6,427,395,360	$642,740	100,000	$(1,000)	$44,602,052	$2,119,566	$(1,137,902)	$(46,555,334)	$(328,994)

See accompanying notes to consolidated financial statements.

F-35

DARKPULSE, INC.

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(35,517,505)	$(4,826,320)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,568,405	258,306
Gain on forgiveness of payables and liabilities	(312,685)	–
Gain on forgiveness of liabilities	–	(3,488,860)
Change in fair market of derivative liabilities	(227,286)	(687,124)
Impairment of goodwill and intangible assets	12,222,598	–
Loss on equity investment	56,781	–
Loan acquisition costs	–	(480,450)
Stock based compensation	–	602,750
Amortization of debt discount	–	515,975
Changes in operating assets and liabilities:
Accounts receivable	1,459,978	771,432
Inventory	(11,877)	(11,948)
Contract assets	(835,161)	(485,825)
Prepaid expenses and other assets	154,245	(181,000)
Accounts payable and accrued expenses	3,498,906	(2,041,131)
Contract liabilities	(2,609,891)	(1,288,315)
Loss provision for contracts in progress	784,469	–
Operating lease liabilities, net	(412,587)	1,104,884
Other liabilities	(1,556,932)	(1,125,843)
Net cash used in operating activities	(21,738,542)	(11,363,470)

Cash flows from investing activities:
Purchases of property and equipment	(2,074,627)	(754,961)
Investment in related party	(1,500,000)	–
Investment in joint venture	(103,505)	–
Issuance of note receivable, related party	(1,049,248)	–
Advances to related party	(318,025)
Business acquisitions, net of cash received	–	(583,319)
Capitalized patents	–	(191,420)
Deposits	–	(159,453)
Net cash used in investing activities	(5,045,405)	(1,689,153)

Cash flows from financing activities:
Proceeds from sale of common stock, net of fees	24,276,308	14,593,327
Proceeds from convertible debentures	–	1,102,700
Repayments of convertible debentures	–	(384,600)
Proceeds from notes payable	–	2,000,000
Net Repayments of loan payable	(110,507)	–
Net cash provided by financing activities	24,165,801	17,311,427

Net change in cash and cash equivalents	(2,618,146)	4,258,804
Effect of exchange rate on cash	1,019,632	(600,295)
Cash at beginning of year	3,658,846	337
Cash at end of year	$2,060,332	$3,658,846

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$–	$–
Cash paid for interest	$369,063	$–

Non-cash financing and investing activities:
Issuance of common stock per TerraData Acquisition	$200,000	$–
Issuance of common stock for convertible notes payable and interest	$–	$181,560
Issuance of common stock for Wildlife Specialists and Remote Intelligence	$–	$1,654,500
Non-controlling interest for Wildlife Specialists and Remote Intelligence	$–	$2,370,666

See accompanying notes to consolidated financial statements.

F-36

DARKPULSE, INC.

Notes to the Consolidated Financial Statements

For the Years ended December 31, 2022 and 2021

NOTE 1 – BASIS OF FINANCIAL STATEMENT PRESENTATION

Organization and Description of Business

DarkPulse, Inc. (“DPI” or “Company”) is a technology-security company incorporated in 1989 as Klever Marketing, Inc. (“Klever”). Its’ wholly-owned subsidiary, DarkPulse Technologies Inc. (“DPTI”), originally started as a technology spinout from the University of New Brunswick, Fredericton, Canada. The Company’s security and monitoring systems will initially be delivered in applications for border security, pipelines, the oil and gas industry and mine safety. Current uses of fiber optic distributed sensor technology have been limited to quasi-static, long-term structural health monitoring due to the time required to obtain the data and its poor precision. The Company’s patented BOTDA dark-pulse sensor technology allows for the monitoring of highly dynamic environments due to its greater resolution and accuracy.

The Company’s subsidiaries consist of Optilan HoldCo 3 Limited, a company headquartered in Coventry, United Kingdom (“Optilan”) whose focus is in telecommunications, energy, rail, critical network infrastructure, pipeline integrity systems, renewables and security; Remote Intelligence, LLC, a company headquartered in Pennsylvania who provides unmanned aerial drone and unmanned ground crawler (UGC) services to a variety of clients from industrial mapping and ecosystem services, to search and rescue, to pipeline security; Wildlife Specialists, LLC, a company headquartered in Pennsylvania who provides clients with comprehensive wildlife and environmental assessment, planning, and monitoring services; TerraData Unmanned, PLLC, a company headquartered in Florida who custom manufactures NDAA compliant drones and unmanned ground crawlers to meet the needs of its customers; and TJM Electronics West, Inc., a company headquartered in Arizona who is a U.S. manufacturer and tester of advanced electronics, cables and sub-assemblies specializing in advanced package and complex CCA and hardware.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements are as follows:

Basis of Presentation and Principles of Consolidation

The Company’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”). The consolidated financial statements of the Company include the Company and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

Our consolidated financial statements as of December 31, 2022 and 2021 include the accounts of DarkPulse Inc. and its subsidiaries:

DarkPulse Technologies Inc. (“DPTI”), a New Brunswick, Canada corporation, a wholly owned subsidiary, incorporated December 16, 2010.

DPTI owns 100% of DarkPulse Technology Holdings Inc., a New York corporation, incorporated July 6, 2017.

On August 9, 2021, the Company entered into a Share Purchase Agreement with Optilan Guernsey Limited and Optilan Holdco 2 Limited (the “Sellers”), pursuant to which the Company purchased from the Sellers all of the issued and outstanding equity interests of Optilan HoldCo 3 Limited, a private company incorporated in England and Wales (“Optilan”) for £1.00. In connection with the acquisition, the Company acquired $14,828,459 in assets and assumed liabilities totaling $25,179,320. As of August 9, 2021, the Company owns all of the equity interests of Optilan. Refer to Note 4 for the assets acquired and liabilities assumed of Optilan.

On August 30, 2021, the Company closed two separate Membership Interest Purchase Agreements with Remote Intelligence, Limited Liability Company, a Pennsylvania limited liability company (“RI”) and Wildlife Specialists, LLC, a Pennsylvania limited liability company (“WS”) pursuant to which the Company agreed to pay to the majority shareholder of each of RI and WS an aggregate of 15,000,000 shares of the Company’s Common Stock and $1,000,000 in exchange for 60% ownership of each of RI and WS.

F-37

On September 8, 2021, the Company entered into and closed the Stock Purchase Agreement with TJM Electronics West, Inc., an Arizona corporation (“TJM”), and TJM’s shareholders, pursuant to which we agreed to purchase all of the equity interests in TJM in exchange for $450,000.

Effective October 1, 2021 the Company entered into and closed the Membership Purchase Agreement with TerraData Unmanned, PLLC, a Florida limited liability company (“TerraData”), and Justin Dee, the sole shareholder of TerraData, pursuant to which the Company agreed to purchase 60% of the equity interests in TerraData in exchange for 3,725,386 shares of the Company’s Common Stock and $400,000.

The Company evaluates its relationships with other entities to identify whether they are variable interest entities (“VIE”) as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 810, Consolidation (“ASC 810”), and to assess whether it is the primary beneficiary of such entities. If the determination is made that the Company is the primary beneficiary, then that entity is consolidated.

Use of Estimates

The preparation of the Company’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these financial statements include, but are not limited to, assumptions used to calculate derivative liabilities, revenue recognition and impairment of long-lived assets. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Reclassifications

Certain amounts in the Company’s prior year consolidated financial statements have been reclassified to conform to their current year presentation. The reclassifications are primarily due to contract related assets and liabilities. In addition, certain other assets of $560,760 were reclassified from current to long-term and certain liabilities of $185,247 were reclassified from long-term to current. As a result of these reclassifications, our working capital deficit increased by $746,006 as compared to amounts previously reported. There were no changes to previously reported total assets, total liabilities, or equity. There were no changes to previously reported operating or net loss and no changes to previously reported cash flows from operating, investing, or financing activities.

Cash

The Company considers all highly liquid investments with a maturity of three months or less when acquired to be cash equivalents. The Company places its cash with high credit quality financial institutions. The Company’s account at this institution is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. To reduce its risk associated with the failure of such a financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits. As of December 31, 2022, there was $640,614 of cash held at the US entities in excess of federally insured limits.

Accounts Receivable

Accounts receivable and contract assets include amounts billed to customers under the terms and provisions of the contracts. Most billings are determined based on contractual terms. As is common practice in the industry, the Company classifies all accounts receivable and contract assets, including retainage, as current assets. The contracting cycle for certain long-term contracts may extend beyond one year, and accordingly, collection of retainage on those contracts may extend beyond one year. Contract assets include amounts billed to customers under retention provisions in construction contracts. Such provisions are standard in the Company’s industry and usually allow for a portion of progress billings on the contract price, typically 5-10%, to be withheld by the customer until after the Company has completed work on the project. Billings for such retention balances at each balance sheet date are finalized and collected after project completion. Generally, unbilled amounts will be billed and collected within one year. The Company determined that there are no material amounts due past one year and no material amounts billed but not expected to be collected within one year.

Each month, the Company reviews its receivables on a customer-by-customer basis and evaluates whether an allowance for doubtful accounts is necessary based on any known or perceived collection issues. Any balances that are eventually deemed uncollectible are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. As of December 31, 2022 and 2021, the Company determined that the allowance for doubtful accounts was $3,320,983 and $3,365,293, respectively.

Accounts receivable includes retainage amounts for the portion of the contract price earned by us for work performed but held for payment by the customer as a form of security until we reach certain construction milestones or complete the project. As of December 31, 2022 and 2021, retainage receivable was $824,777 and $497,773, respectively.

F-38

Foreign Currency Translation

The Company’s reporting currency is US Dollars. The accounts of one of the Company’s subsidiaries is maintained using the appropriate local currency, British Pound (“GBP”) as the functional currency, as well as the Turkish lira, Emiraes Dirham, Azerbajani Manat and Indian Rupee. The accounts of one of the Company’s subsidiaries is maintained using the appropriate local currency, Canadian Dollar (“CAD”) as the functional currency. All assets and liabilities are translated into U.S. Dollars at balance sheet date, shareholders' equity is translated at historical rates and revenue and expense accounts are translated at the average exchange rate for the year or the reporting period. The translation adjustments are reported as a separate component of stockholders’ equity, captioned as accumulated other comprehensive (loss) gain. Transaction gains and losses arising from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the statements of operations as foreign currency exchange variance.

The relevant translation rates are as follows: for the year ended December 31, 2022 a closing rate at 1.20582 US$: GBP, average rate at 1.23710 US$:GBP, and closing rate of 1.375103 US$:CAD.

The relevant translation rates are as follows: for the year ended December 31, 2021 a closing rate at 1.353583 US$: GBP, average rate at 1.375671 US$:GBP and for the Optilan acquisition closing rate at 1.38138 US$: GBP.

Long-Lived Assets and Goodwill

The Company accounts for long-lived assets in accordance with the provisions of ASC 360-10-35, Property, Plant and Equipment, Impairment or Disposal of Long-lived Assets. This accounting standard requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Indefinite-lived intangible assets established in connection with business combinations consist of the tradename. The impairment test for identifiable indefinite-lived intangible assets consists of a comparison of the estimated fair value of the intangible asset with its carrying value. If the carrying value exceeds its fair value, an impairment loss is recognized in an amount equal to that excess.

The Company accounts for goodwill and intangible assets in accordance with ASC 350, Intangibles – Goodwill and Other. Goodwill represents the excess of the purchase price of an entity over the estimated fair value of the assets acquired and liabilities assumed. ASC 350 requires that goodwill and other intangibles with indefinite lives be tested for impairment annually or on an interim basis if events or circumstances indicate that the fair value of an asset has decreased below its carrying value. This guidance simplifies the accounting for goodwill impairment by removing Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. The quantitative impairment test calculates any goodwill impairment as the difference between the carrying amount of a reporting unit and its fair value, but not to exceed the carrying amount of goodwill. It is our practice, at a minimum, to perform a qualitative or quantitative goodwill impairment test in the fourth quarter every year. The Company has one reporting unit it evaluates during its impairment test.

During the year ended December 31, 2022, management determined that certain events and circumstances occurred that indicated that the carrying amount of the Company’s reporting unit may not be recoverable. The qualitative assessment was primarily due to underperformance of the Company’s subsidiaries as compared to the Company’s initial projections at the time of each respective acquisition. Specifically, in 2022 the Company determined that certain revenue targets would not be achieved and anticipated costs to complete projects were higher than forecasted. As such, the Company compared the fair value of the reporting unit to the carrying amounts and recorded an impairment loss of $12,222,598 pertaining to impairment and goodwill in the consolidated statements of operations. The Company recorded impairment of the indefinite-lived intangible asset of $2,703,456, and impairment of goodwill of $9,519,143. The Company has one reporting unit which was evaluated in the impairment test noted above. Refer to Notes 4 and 8.

In determining the fair value of the reporting unit, management estimated the price that would be received to sell the reporting unit as a whole in an orderly transaction between market participants at the measurement date. This includes reviewing market comparables such as revenue multipliers and assigning certain assets and liabilities to the reporting units, such as the respective working capital deficits of each entity and debt obligations that would need to be assumed by a market participant buyer in an orderly transaction. The Company calculated the carrying amounts of the reporting unit by utilizing the entities’ assets and liabilities at December 31, 2022, including the carrying value of the identifiable intangible assets and goodwill assigned to the respective reporting unit.

F-39

Property and Equipment

Property and equipment are carried at historical cost less accumulated depreciation. Depreciation is based on the estimated service lives of the depreciable assets and is calculated using the straight-line method. Expenditures that increase the value or productive capacity of assets are capitalized. Fully depreciated assets are retained in the property and equipment, and accumulated depreciation accounts until they are removed from service. When property and equipment are retired, sold or otherwise disposed of, the asset’s carrying amount and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations. Repairs and maintenance are expensed as incurred.

The estimated useful lives of property and equipment are generally as follows:

Years
Office furniture and fixtures	4
Plant and equipment	4-8
Leasehold Improvements	10
Motor vehicles	3

Revenue Recognition

The Company’s revenues are generated primarily from the sale of our services, which consist primarily of advanced technology solutions for integrated communications and security systems, as well as habitat management. The Company’s sales of products are primarily generated from our TJM subsidiaries. Sales of products and services are separate from one another. At contract inception, we assess the goods and services promised in the contract with customers and identify a performance obligation for each. To determine the performance obligation, we consider all products and services promised in the contract regardless of whether they are explicitly stated or implied by customary business practices. The timing of satisfaction of the performance obligation is not subject to significant judgment. We measure revenue as the amount of consideration expected to be received in exchange for transferring goods and services. We recognize service revenues as the performance obligations are met, which is generally as milestones are satisfied over time. We generally recognize product revenues at the time of shipment, provided that all other revenue recognition criteria have been met.

The Company recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which we expect to receive in exchange for those goods or services. To determine revenue recognition for arrangements that the Company determines are within the scope of ASC 606, we perform the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) we satisfy a performance obligation. The five-step model is applied to contracts when it is probable that we will collect the consideration we are entitled to in exchange for the goods or services transferred to the customer. At contract inception, once the contract is determined to be within the scope of ASC 606, we assess the goods or services promised within each contract and determine those that are performance obligations and assess whether each promised good or service is distinct. We then recognize revenue in the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

The Company considers each individual sale of service contract to be its own performance obligation. Services in the contract are highly interdependent and interrelated, and the successful completion of each milestone is necessary for the overall success of the contract. Therefore, each milestone is not separately identifiable from other promises in the contract, and not distinct and ultimately not individual performance obligations.

The Company records revenue over time using the input measure as it is the most faithful depiction of an entity’s performance because it directly measures the value of the goods and services transferred to the customer. The Company utilizes the Right to Invoice for these contracts, as the pricing structure is based on various milestones that are specified in the contract. These milestones include Construction Phase Plan, Start of the construction phase, installation phase, site surveys, fiber splicing, recoveries, and closeouts. There are specified payments associated with these milestones in the contract, and the value allocated is commensurate with work done. In the event that there are advances such as upfront retainers and not based on the value, those are recorded as contract liabilities.

F-40

In accordance with ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedient, which is to (1) clarify the objective of the collectability criterion for applying paragraph 606-10-25-7; (2) permit an entity to exclude amounts collected from customers for all sales (and other similar) taxes from the transaction price; (3) specify that the measurement date for noncash consideration is contract inception; (4) provide a practical expedient that permits an entity to reflect the aggregate effect of all modifications that occur before the beginning of the earliest period presented when identifying the satisfied and unsatisfied performance obligations, determining the transaction price, and allocating the transaction price to the satisfied and unsatisfied performance obligations; (5) clarify that a completed contract for purposes of transition is a contract for which all (or substantially all) of the revenue was recognized under legacy GAAP before the date of initial application, and (6) clarify that an entity that retrospectively applies the guidance in Topic 606 to each prior reporting period is not required to disclose the effect of the accounting change for the period of adoption. The amendments of this ASU are effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. There was no impact as a result of adopting this ASU on the financial statements and related disclosures. Based on the terms and conditions of the product arrangements, the Company believes that its products and services can be accounted for separately as its products and services have value to the Company’s customers on a stand-alone basis. When a transaction involves more than one product or service, revenue is allocated to each deliverable based on its relative fair value; otherwise, revenue is recognized as products are delivered or as services are provided over the term of the customer contract.

Cost of Revenues

Cost of revenues consists primarily of materials and overhead costs incurred internally and amounts incurred to contract manufacturers to produce our products, airtime and other implementation costs incurred to install our products and train customer personnel, and customer service and third-party original equipment manufacturer costs to provide continuing support to our customers. Cost of revenues also includes direct labor attributable to revenue service arrangements.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company has not experienced any losses related to its cash and does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

As of December 31, 2022, one customer accounted for 38% of gross accounts receivable.

Leases

The Company accounts for its leases under ASC 842, Leases. Under this guidance, arrangements meeting the definition of a lease are classified as operating or financing leases, and are recorded on the consolidated balance sheet as both a right of use asset and lease liability, calculated by discounting fixed lease payments over the lease term at the rate implicit in the lease or the Company’s incremental borrowing rate. Lease liabilities are increased by interest and reduced by payments each period, and the right of use asset is amortized over the lease term. For operating leases, interest on the lease liability and the amortization of the right of use asset result in straight-line rent expense over the lease term. For finance leases, interest on the lease liability and the amortization of the right of use asset results in front-loaded expense over the lease term. Variable lease expenses are recorded when incurred.

In calculating the right of use asset and lease liability, the Company has elected to combine lease and non-lease components. The Company excludes short-term leases having initial terms of 12 months or less from the new guidance as an accounting policy election, and recognizes rent expense on a straight-line basis over the lease term.

F-41

Derivative Financial Instruments

The Company evaluates the embedded conversion feature within its convertible debt instruments under ASC 815-15 and ASC 815-40 to determine if the conversion feature meets the definition of a liability and, if so, whether to bifurcate the conversion feature and account for it as a separate derivative liability. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses a lattice model, in accordance with ASC 815-15, Derivative and Hedging, to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether net-cash settlement of the derivative instrument could be required within 12 months after the balance sheet date.

Fair Value of Financial Instruments

The Company measures its financial assets and liabilities in accordance with the requirements of FASB ASC 820, Fair Value Measurements and Disclosures. As defined in FASB ASC 820, the fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilized the market data of similar entities in its industry or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observability of those inputs. FASB ASC 820 established a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement) as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 2 – Pricing inputs are other than quoted prices in active markets included in level 1, which are either directly or indirectly observable as of the reported date and includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, options and collars.

Level 3 – Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

The Company’s derivative liability is a Level 3 liability measured at fair value on a recurring basis. See Note 11.

F-42

Equity Investments

The Company uses the equity method to account for investments in which it has the ability to exercise significant influence over the investee’s operating and financial policies, or in which its holds a partnership or limited liability company interest in an entity with specific ownership accounts, unless it has virtually no influence over the investee’s operating and financial policies. The Company follows the guidance in ASC 323-10-30-2, Joint Ventures, which prescribes the use of the equity method for investments in joint ventures where the Company has significant influence. Equity method investments are recorded at cost and are adjusted to recognize (1) the Company’s share, based on percentage ownership or other contractual basis, of the investee’s net income or loss after the date of investment, (2) amortization of the recorded investment that exceeds the Company’s share of the book value of the investee’s net assets, (3) additional contributions made and dividends received, and (4) impairments resulting from other-than-temporary declines in fair value. Gain (loss) on equity investment includes realized gains or losses upon the sale of the investment and are included as other income (expense) in the consolidated statements of operations and comprehensive (loss).

Per ASC 323-10-30-2, Joint Ventures are accounted for using the equity method, in which the Company initially records its investment at cost, including transaction costs. Under the equity method, an investment in common stock and in-substance common stock is presented on the balance sheet of an investor as a single amount. However, any difference between the cost of the investment and the underlying equity in net assets of an investee — commonly referred to as a basis difference — should be accounted for as if the investee were a consolidated subsidiary.

Income Taxes

The Company accounts for income taxes pursuant to the provision of ASC 740-10, (“ASC 740-10”) which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provision of ASC 740-10 related to Accounting for Uncertain Income Tax Positions. When tax returns are filed, there may be uncertainty about the merits of positions taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions.

Tax positions that meet the more likely than not recognition threshold are measured at the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefit associated with tax positions taken that exceed the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

The Company believes its tax positions are all more likely than not to be upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

The Company has adopted ASC 740-10-25, Definition of Settlement which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion and examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. The federal and state income tax returns of the Company are subject to examination by the IRS and state taxing authorities, generally for three years after they are filed.

The Company's U.S. subsidiaries were incorporated in 2017, and tax returns have not yet been filed. The Company does not anticipate a tax liability for the years 2022 and 2021, however may be subject to certain penalties. The Company has filed tax returns in Canada for the year ended December 31, 2018, and they are still subject to audit.

F-43

Non-controlling Interests

Non-controlling interests are classified as a separate component of equity in the Company's consolidated balance sheets and statements of changes in stockholders’ equity. Net income (loss) and comprehensive income (loss) attributable to non-controlling interests are reflected separately from consolidated net income (loss) and comprehensive income (loss) in the consolidated statements of comprehensive income (loss) and statements of changes in stockholders’ equity. Any change in ownership of a subsidiary while the controlling financial interest is retained is accounted for as an equity transaction between the controlling and non-controlling interests. In addition, when a subsidiary is deconsolidated, any retained non-controlling equity investment in the former subsidiary will be initially measured at fair value and the difference between the carrying value and fair value of the retained interest will be recorded as a gain or loss. The Company has non-controlling interests via its subsidiaries TerraData, Remote Intelligence and Wildlife Specialists.

During the years ended December 31, 2022 and 2021, the Company recorded a loss of $238,661 and $133,702, respectively, attributable to non-controlling interests.

Comprehensive Loss

Comprehensive loss includes net loss well as other changes in stockholders’ equity that result from transactions and economic events other than those with stockholders. During the years ended December 31, 2022 and 2021, the Company’s only element of other comprehensive loss was foreign currency translation.

Stock-based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the consolidated financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 718, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the vesting period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date. Further, ASC Topic 718, provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718, such as the repricing of share options, which would revalue those options and the accounting for the cancellation of an equity award whether a replacement award or other valuable consideration is issued in conjunction with the cancellation. If not, the cancellation is viewed as a replacement and not a modification, with a repurchase price of $0.

Loss Per Common Share

The Company accounts for earnings per share pursuant to ASC 260, Earnings per Share, which requires disclosure on the financial statements of "basic" and "diluted" earnings (loss) per share. Basic earnings (loss) per share are computed by dividing net income (loss) by the weighted average number of common shares outstanding for the year. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding plus common stock equivalents (if dilutive) related to stock options and warrants for each year. In periods where the Company has a net loss, all dilutive securities are excluded. Potentially dilutive items outstanding as of December 31, 2022 and 2021 are as follows:

	Years Ended
	December 31,
	2022	2021
Convertible notes	65,827,695	1,589,257,888
Series D preferred stock	176,470	–
	66,004,165	1,589,257,888

F-44

Recently Issued Accounting Pronouncements

In November 2021, the FASB issued ASU No. 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, issued by the Financial Accounting Standards Board. This ASU requires entities to recognize and measure contract assets and contract liabilities acquired in a business combination in accordance with ASU 2014-09, Revenue from Contracts with Customers (Topic 606). The update will generally result in the recognition of contract assets and contract liabilities at amounts consistent with those recorded by the acquiree immediately before the acquisition date rather than at fair value. The Company expects that there would be no material impact on the Company’s condensed consolidated financial statements upon the adoption of this ASU.

In August 2020, the FASB issued ASU 2020-06, which simplifies the guidance on the issuer’s accounting for convertible debt instruments by removing the separation models for convertible debt with a cash conversion feature and convertible instruments with a beneficial conversion feature. As a result, entities will not separately present in equity an embedded conversion feature in such debt and will account for a convertible debt instrument wholly as debt, unless certain other conditions are met. The elimination of these models will reduce reported interest expense and increase reported net income for entities that have issued a convertible instrument that is within the scope of ASU 2020-06. ASU 2020-06 is applicable for fiscal years beginning after December 15, 2021, with early adoption permitted no earlier than fiscal years beginning after December 15, 2020. The Company adopted ASU 2020-06 on January 1, 2022 and the adoption of this ASU did not have a material impact on the Company’s consolidated financial statements and related disclosures.

Although there are several other new accounting pronouncements issued or proposed by the FASB, which the Company has adopted or will adopt, as applicable, the Company does not believe any of these accounting pronouncements has had or will have a material impact on its financial position or results of operations.

NOTE 3 – LIQUIDITY AND GOING CONCERN

The Company generated net losses of $35,517,505 and $4,826,320 during the years ended December 31, 2022 and 2021, respectively, and net cash used in operating activities of $21,738,542 and $11,363,470, respectively. As of December 31, 2022, the Company’s current liabilities exceeded its current assets by $11,562,784 and an accumulated deficit of $46,555,334. As of December 31, 2022, the Company had $2,060,332 of cash.

The Company will require additional funding during the next twelve months to finance the growth of its current operations and achieve its strategic objectives. These factors, as well as the uncertain conditions that the Company faces relative to capital raising activities, create substantial doubt as to the Company’s ability to continue as a going concern. The Company is seeking to raise additional capital principally through private placement offerings and is targeting strategic partners in an effort to finalize the development of its products and begin generating revenues. The ability of the Company to continue as a going concern is dependent upon the success of future capital offerings or alternative financing arrangements or expansion of its operations. The accompanying consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. Management is actively pursuing additional sources of financing sufficient to generate enough cash flow to fund its operations for twelve months from the issuance date of these consolidated financial statements. However, management cannot make any assurances that such financing will be secured.

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NOTE 4 – BUSINESS ACQUISITIONS

Optilan Holdco 3 Limited

On August 9, 2021, the Company entered into a Share Purchase Agreement with Optilan Guernsey Limited and Optilan Holdco 2 Limited (the “Sellers”), pursuant to which the Company purchased from the Sellers all of the issued and outstanding equity interests of Optilan HoldCo 3 Limited, a private company incorporated in England and Wales (“Optilan”) for £1.00. In connection with the acquisition, the Company acquired $14,828,459 in assets and assumed liabilities totaling $25,179,320. As shown below, this purchase price consideration is nominal and it was considered $0 for accounting purposes. As of August 9, 2021, the Company owns all of the equity interests of Optilan.

The Company has accounted for the purchase using the acquisition method of accounting for business combinations under ASC 805. Accordingly, the purchase price has been allocated to the underlying assets and liabilities in proportion to their respective fair values. The excess of the consideration transferred over the estimated fair values of the net assets acquired was recorded as goodwill. The following table summarizes the acquired assets and assumed liabilities for the fair value of the assets and liabilities recognized at the date of acquisition:

(Amounts in US$’s)	Amounts Recognized as of Acquisition Date	Measurement Period Adjustments	Fair Value
Cash	$736,177	$(6,000)	$730,177
Accounts receivable	4,619,381	–	4,619,381
Inventory	2,040,887	–	2,040,887
Property & equipment	1,393,274	–	1,393,274
Right-of-use assets	1,385,825	(694,527)	691,298
Unbilled revenue	540,321	779,483	1,319,804
Intangible assets:
Trade name	–	4,033,638	4,033,638
Goodwill	12,181,350	(1,830,489)	10,350,861
Total assets	22,891,215	2,288,105	25,179,320
Accounts payable	11,622,018	(174,846)	11,447,172
Contract deposits	3,168,493	–	3,168,493
Contract liabilities, current	4,139,193	–	4,139,193
Lease liabilities, current	141,730	–	141,730
Other current liabilities	2,496,725	3,157,478	5,654,203
Lease liabilities, noncurrent	628,529	–	628,529
Total purchase consideration	$694,527	$(694,527)	$–

F-46

Wildlife Specialists, LLC and Remote Intelligence, LLC

On August 30, 2021, the Company closed two separate Membership Interest Purchase Agreements (the “MPAs”) with Remote Intelligence, Limited Liability Company, a Pennsylvania limited liability company (“RI”) and Wildlife Specialists, LLC, a Pennsylvania limited liability company (“WS”) pursuant to which the Company agreed to pay to the majority shareholder of each of RI and WS an aggregate of 15,000,000 shares of the Company’s common stock (at the fair value of $0.07 per share), $500,000 to be paid on the closing date, and an additional $500,000 to be paid 12 weeks from closing date in exchange for 60% ownership of each of RI and WS. RI and WS are now subsidiaries of the Company.

The Company has accounted for the purchase using the acquisition method of accounting for business combinations under ASC 805. Accordingly, the purchase price has been allocated to the underlying assets and liabilities in proportion to their respective fair values. The excess of the consideration transferred over the estimated fair values of the net assets acquired was recorded as goodwill. The following table summarizes the acquired assets and assumed liabilities for the fair value of the assets and liabilities recognized at the date of acquisition:

Consideration
Cash	$500,000
Common stock	978,000
Purchase price	$1,478,000

The allocation of the total purchase price to the tangible and intangible assets acquired and liabilities assumed by DarkPulse based on the estimated fair values as of August 29, 2021 was as follows:

(Amounts in US$’s)	Amounts Recognized as of Acquisition Date	Measurement Period Adjustments	Fair Value
Cash	$33,910	$(6,098)	$27,812
Accounts receivable	161,866	170,486	332,352
Other current assets	600	20,947	21,547
Property & equipment	99,490	(77,945)	21,545
Goodwill	1,191,085	1,597,593	2,788,678
Total assets	1,486,951	1,704,983	3,191,934
Assumed liabilities	393,651	334,950	728,601
Non-controlling interest	–	985,333	985,333
Total Consideration for 60% of equity interests	$1,478,000	$–	$1,478,000

TJM Electronics West, Inc.

On September 8, 2021, the Company entered into and closed the Stock Purchase Agreement with TJM Electronics West, Inc., an Arizona corporation (“TJM”), and TJM’s shareholders, pursuant to which we agreed to purchase all of the equity interests in TJM in exchange for $450,000. TJM is now a wholly-owned subsidiary of the Company.

F-47

The Company has accounted for the purchase using the acquisition method of accounting for business combinations under ASC 805. Accordingly, the purchase price has been allocated to the underlying assets and liabilities in proportion to their respective fair values. The excess of the consideration transferred over the estimated fair values of the net assets acquired was recorded as goodwill. The following table summarizes the acquired assets and assumed liabilities for the fair value of the assets and liabilities recognized at the date of acquisition:

Fair Value
Accounts receivable	$3,400
Property & equipment	91,051
Goodwill	355,549
Total assets	450,000
Total Consideration	$450,000

TerraData Unmanned, PLLC

Effective October 1, 2021 the Company entered into and closed the Membership Purchase Agreement (the “TerraData MPA”) with TerraData Unmanned, PLLC, a Florida limited liability company (“TerraData”), and Justin Dee, the sole shareholder of TerraData, pursuant to which the Company agreed to purchase 60% of the equity interests in TerraData in exchange for 3,725,386 shares of the Company’s Common Stock (at the fair value of $0.05 per share) $400,000, subject to adjustments as defined in the TerraData MPA, to be paid within 12 weeks of closing. TerraData is now a subsidiary of the Company. The shares were issued to Justin Dee during 2022.

The Company has accounted for the purchase using the acquisition method of accounting for business combinations under ASC 805. Accordingly, the purchase price has been allocated to the underlying assets and liabilities in proportion to their respective fair values. The excess of the consideration transferred over the estimated fair values of the net assets acquired was recorded as goodwill. The following table summarizes the acquired assets and assumed liabilities for the fair value of the assets and liabilities recognized at the date of acquisition:

Consideration
Cash	$400,000
Common stock	200,000
Purchase price	$600,000

The allocation of the total purchase price to the tangible and intangible assets acquired and liabilities assumed by the Company based on the fair values as of October 1, 2021 was as follows:

(Amounts in US$'s)	Fair Value
Cash	$8,691
Goodwill	992,049
Total assets	1,000,740
Assumed liabilities	740
Non-controlling interest	400,000
Total Consideration for 60% of equity interests	$600,000

F-48

Unaudited Supplemental Pro Forma Data

Unaudited pro forma results of operations for the year ended December 31, 2021 as though the Company acquired Optilan, Wildlife Specialists, Remote Intelligence, TJM Electronic West and TerraData Unmanned (the “Acquired Companies”) on the first day of each fiscal year are set forth below.

Year Ended
December 31,
2021
Pro forma revenues	$23,329,213
Pro forma operating income	$11,477,923
Pro forma net income	$11,264,238
Pro forma net income attributable to DarkPulse	$11,912,054
Pro forma net income per share	$0.002
Weighted average common shares outstanding	4,790,929,690

NOTE 5 – REVENUE

The following table is a summary of the Company’s timing of revenue recognition for the years ended December 31, 2022 and 2021:

	Years Ended December 31,
	2022	2021
Services and products transferred at a point in time	$3,843,274	$535,407
Services and products transferred over time	5,256,979	7,247,933
Total revenue	$9,100,255	$7,783,340

The Company disaggregates revenue by source and geographic destination to depict how the nature, amount, timing and uncertainty of revenue and cash flows are affected by economic factors.

Revenue by source consisted of the following for the years ended December 31, 2022 and 2021:

	Years Ended December 31,
	2022	2021
Products	$560,406	1,533,378
Services	8,539,849	6,249,962
Total revenue	$9,100,255	$7,783,340

Revenue by geographic destination consisted of the following for the for the years ended December 31, 2022 and 2021:

	Years Ended December 31,
	2022	2021
North America	$1,585,568	$535,407
United Kingdom	5,894,060	7,247,933
Rest of world	1,620,627	–
Total revenue	$9,100,255	$7,783,340

F-49

Contracts

Contract revenue is recognized over time using the cost-to-cost measure of progress for fixed price contracts. The cost-to-cost measure of progress best depicts the continuous transfer of control of goods or services to the customer. The contractual terms provide that the customer compensates the Company for services rendered.

Contract costs include all direct materials, labor and subcontracted costs, as well as indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and the costs of capital equipment. The cost estimation and review process for recognizing revenue over time under the cost-to- cost method is based on the professional knowledge and experience of the Company’s project managers, engineers and financial professionals. Management reviews estimates of total contract transaction price and total project costs on an ongoing basis. Changes in job performance, job conditions and management’s assessment of expected variable consideration are factors that influence estimates of the total contract transaction price, total costs to complete those contracts and profit recognition. Changes in these factors could result in revisions to revenue and costs of revenue in the period in which the revisions are determined on a prospective basis, which could materially affect the Company’s consolidated results of operations for that period. Provisions for losses on uncompleted contracts are recorded in the period in which such losses are determined.

Performance Obligations

A performance obligation is a contractual promise to transfer a distinct good or service to the customer and is the unit of account under Accounting Standards Codification (“ASC”) Topic 606. The transaction price of a contract is allocated to distinct performance obligations and recognized as revenue when or as the performance obligations are satisfied. The Company’s contracts often require significant integrated services and, even when delivering multiple distinct services, are generally accounted for as a single performance obligation. Contract amendments and change orders are generally not distinct from the existing contract due to the significant integrated service provided in the context of the contract and are accounted for as a modification of the existing contract and performance obligation. The majority of the Company’s performance obligations are completed within one year.

When more than one contract is entered into with a customer on or close to the same date, the Company evaluates whether those contracts should be combined and accounted for as a single contract as well as whether those contracts should be accounted for as more than one performance obligation. This evaluation requires significant judgment and is based on the facts and circumstances of the various contracts, which could change the amount of revenue and profit recognition in a given period depending upon the outcome of the evaluation.

As of December 31, 2022, the Company had backlog of approximately $7,079,000. During the year ended December 31, 2022, there was approximately $4,200,000 in revenue recognized pertaining to backlog as of December 31, 2021.

Contract Assets and Liabilities

The Company bill its customers based on contractual terms, including, milestone billings based on the completion of certain phases of the work. Sometimes, billing occurs after revenue recognition, resulting in unbilled revenue, which is accounted for as a contract asset. Sometimes the Company receives advances payments from our customers before revenue is recognized, resulting in deferred revenue, which is accounted for as a contract liability.

Contract assets in the consolidated balance sheets represents costs and estimated earnings in excess of billings, which arise when revenue has been recorded but the amount has not been billed.

Contract assets consist of the following:

	December 31,
	2022	2021
Costs and estimated earnings in excess of billings on uncompleted contracts	$1,439,844	$485,825
Total contract assets	$1,439,844	$485,825

Contract liabilities consist of the following:

	December 31,
	2022	2021
Billings in excess of costs and estimated earnings on uncompleted contracts	$2,215,212	$6,019,371
Total contract liabilities	$2,215,212	$6,019,371

F-50

The following table is a summary of the Company’s activity of contract liabilities related to contracts with customers.

Total
Balance at December 31, 2020	$–
Additions through advance billings to or payments from vendors	–
Additions through business acquisition	4,139,193
Revenue recognized from current period advance billings to or payments from vendors	1,880,178
Balance at December 31, 2021	6,019,371
Additions through advance billings to or payments from vendors	3,710,528
Revenue recognized from current period advance billings to or payments from vendors	(7,514,687)
Balance at December 31, 2022	$2,215,212

Variable Consideration

Transaction pricing for the Company’s contracts may include variable consideration, such as unapproved change orders, claims, incentives and liquidated damages. Management estimates variable consideration for a performance obligation utilizing estimation methods that best predict the amount of consideration to which the Company will be entitled. Variable consideration is included in the estimated transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is resolved. Management’s estimates of variable consideration and determination of whether to include estimated amounts in transaction price are based on past practices with the customer, specific discussions, correspondence or preliminary negotiations with the customer, legal evaluations and all other relevant information that is reasonably available. The effect of a change in variable consideration on the transaction price of a performance obligation is typically recognized as an adjustment to revenue on a cumulative catch-up basis. To the extent unapproved change orders, claims and liquidated damages reflected in transaction price are not resolved in the Company’s favor, or to the extent incentives reflected in transaction price are not earned, there could be reductions in, or reversals of, previously recognized revenue.

NOTE 6 – ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following:

	December 31,
	2022	2021
Accounts receivable	$6,273,276	$7,893,542
Less: Allowance for doubtful accounts	(3,320,983)	(3,365,293)
Accounts receivable, net	$2,952,293	$4,528,249

NOTE 7 – PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of the following:

	December 31,
	2022	2021
Property and equipment	$3,942,421	$1,867,794
Leasehold improvements	46,934	42,396
Property and equipment at cost	3,989,355	1,910,190
Less - accumulated depreciation	(2,055,484)	(122,366)
Property and equipment, net	$1,933,871	$1,787,824

Depreciation expense was $1,331,972 and $78,465 for the years ended December 31, 2022 and 2021, respectively.

F-51

NOTE 8 - GOODWILL AND INTANGIBLE ASSETS

Goodwill

The following is a summary of activity of goodwill for the years ended December 31, 2022 and 2021:

Goodwill
Balances at December 31, 2020	$–
Business combinations	17,296,810
Foreign exchange translation	(208,309)
Balances at December 31, 2021	17,088,501
Impairment (see Note 2)	(9,519,143)
Foreign exchange translation	(1,107,205)
Balances at December 31, 2022	$6,462,153

Intangible Assets, Net

In connection with the Optilan acquisition, the Company recognized an intangible asset, a trade name, of $4,033,638. The trade name has a useful life of 25 years.

During the Company’s impairment analysis at December 31, 2022 (see Note 2), the Company recorded impairment of the trade name of $2,703,456.

The following is a summary of intangible assets, net:

	December 31,
	2022	2021
Trade name per business combination	$4,033,638	$4,033,638
Impairment	(2,703,456)	–
Less: accumulated amortization	(161,346)	–
Foreign exchange translation	(778,506)	(147,050)
Intangible assets, net	$390,330	$3,886,588

Amortization expense was $161,346 and $0 for the years ended December 31, 2022 and 2021, respectively.

F-52

Future amortization expense as of December 31, 2022 is as follows:

Years Ended December 31,
2023	$53,207
2024	53,207
2025	53,207
2026	53,207
2027	53,207
Thereafter	124,295
$390,330

Patents - Intrusion Detection Intellectual Property

The Company relies on patent laws and restrictions on disclosure to protect its intellectual property rights. As of December 31, 2022 and 2021, the Company held three U.S. and foreign patents on its intrusion detection technology, which expire in calendar years 2025 through 2034 (depending on the payment of maintenance fees).

F-53

The DPTI issued patents cover a System and Method for Brillouin Analysis, a System and Method for Resolution Enhancement of a Distributed Sensor, and a Flexible Fiber Optic Deformation System Sensor and Method. Maintenance of intellectual property rights and the protection thereof is important to our business. Any patents that may be issued may not sufficiently protect the Company's intellectual property and third parties may challenge any issued patents. Other parties may independently develop similar or competing technology or design around any patents that may be issued to the Company. The Company cannot be certain that the steps it has taken will prevent the misappropriation of its intellectual property, particularly in foreign countries where the laws may not protect proprietary rights as fully as in the United States. Further, the Company may be required to enforce its intellectual property or other proprietary rights through litigation, which, regardless of success, could result in substantial costs and diversion of management's attention. Additionally, there may be existing patents of which the Company is unaware that could be pertinent to its business, and it is not possible to know whether there are patent applications pending that the Company's products might infringe upon, since these applications are often not publicly available until a patent is issued or published.

For the years ended December 31, 2022 and 2021, the Company had patent amortization costs on its intrusion detection technology totaling $75,087 and $51,028, respectively. Patents costs are being amortized over the remaining life of each patent, which is from 7 to 16 years.

The following is a summary of the DPTI patents as of December 31, 2022 and 2021:

	December 31,
	2022	2021
Patents	$904,269	$904,269
Less: accumulated amortization	(636,394)	(561,307)
Patents, net	$267,875	$342,962

Future expected amortization of patents is as follows:

As of December 31,
2023	$51,028
2024	51,028
2025	51,028
2026	51,028
2027	51,028
Thereafter	12,735
$267,875

NOTE 9 – JOINT VENTURE

On September 9, 2022, the Company entered into a Joint Venture Agreement with Neural Signals Inc, (“NSI”), for the purpose of developing, marketing and selling products and services based on the patents issued to NSI. The parties established the Joint Venture, Neural Logistics Inc., under a separate entity to conduct business. The Company has 50% ownership in NSI. The Company determined that the investment was accounted for as an equity investment under ASC 323-10-30-2.

During the year ended December 31, 2022, the Company contributed $103,505 to the joint venture and recorded a loss on the equity investment of $51,753.

F-54

NOTE 10 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consists of the following:

	December 31,
	2022	2021
Accounts payable	$7,135,404	$7,292,975
Accrued liabilities	2,058,725	634,326
Total accounts payable and accrued expenses	$9,194,129	$7,761,241

NOTE 11 – DEBT

Convertible Notes

The Company uses the Black-Scholes Model to calculate the derivative value of its convertible debt. The valuation result generated by this pricing model is necessarily driven by the value of the underlying common stock incorporated into the model. The values of the common stock used were based on the price at the date of issue of the debt security as of December 31, 2022 and 2021. In 2022, management determined the expected volatility of 140.30%, a risk-free rate of interest of 4.73%, and contractual lives of the debt of three months. In 2021, management determined the expected volatility between 475.55-624.25%, a risk-free rate of interest between 0.10-0.13%, and contractual lives of the debt varying from zero months to eight months. Management made the determination to use an expected life rather than contractual life for the calculations for the matured debt as of December 31, 2022 and 2021. The table below details the Company's outstanding convertible notes and related derivative liability:

	Face	Derivative Liability
	Amount	12/31/2022	12/31/2021
Carebourn	$90,228	$71,410	$128,370
Carebourn	162,150	128,331	230,692
More Capital	72,488	57,369	103,130
EMA	53,397	49,357	71,561
	$378,263	$306,467	$533,753

During the years ended December 31, 2022 and 2021, change in fair value of the derivative liability was $227,286 and $687,124, respectively. The following is a summary of the change in derivative liability:

Derivative Liability
Balances at December 31, 2020	$1,220,877
Change in fair value	(687,124)
Balances at December 31, 2021	533,753
Change in fair value	(227,286)
Balances at December 31, 2022	$306,467

On April 26, 2021, the Company entered a Securities Purchase Agreement and Registration Rights with FIRSTFIRE GLOBAL OPPORTUNITIES FUND, LLC, a Delaware limited liability company (the “FirstFire”), pursuant to which the Company issued to FirstFire a Convertible Promissory Note in the principal amount of $825,000 (the “FirstFire Note”). The purchase price of the FirstFire Note is $750,000. The FirstFire Note matures on January 26, 2022 upon which time all accrued and unpaid interest will be due and payable. Interest accrues on the FirstFire Note at 10% per annum guaranteed until the FirstFire Note becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The FirstFire Note is convertible at any time after 180 days from issuance, upon the election of the FirstFire, into shares of the Company’s Common Stock at $0.015 per share. The FirstFire Note is subject to various “Events of Default,” which are disclosed in the FirstFire Note. Upon the occurrence of an “Event of Default,” the conversion price would become $0.005. On November 17, 2021, FirstFire converted $825,000 of principal and $61,875 of interest into 177,375,000 shares of common stock.

F-55

On December 31, 2021, the Company commenced an action against FirstFire Global Opportunities Fund, LLC, and Eli Fireman (“Fireman”) in the United States District Court for the Southern District of New York. The complaint alleges that FirstFire is an unregistered dealer acting in violation of Section 15(a) of the Securities Exchange Act of 1934 (the “Act”), and that the Company is entitled to rescissionary relief from certain convertible promissory notes and securities purchase agreements entered into by the Company and FirstFire pursuant to Section 29(b) of the Act. The complaint also asserts claims against Fireman for control person liability under Section 20(a) of the Act, unjust enrichment of FirstFire, and constructive trust against FirstFire.

On May 19, 2021, the Company entered into a Stipulation of Settlement with four note holders pursuant to which the Company agreed to pay $173,000 to the note holders.

On June 3, 2021, the Company entered into a Settlement and Mutual Release Agreement with Auctus Fund, LLC. Pursuant to the Agreement, the Auctus agreed to convert the Promissory Note issued on September 25, 2018 by the Company to the Lender in the principal amount of $100,000 (the “Auctus Note”) into 12,500,000 shares of the Company’s Common stock (the “Auctus Shares”) as consideration for full and complete satisfaction of and settlement of the Auctus Note, which also terminates all obligations owing under both the Auctus Note and the corresponding Securities Purchase Agreement dated September 25, 2018 between the Company and Auctus. Auctus also agreed to limit the resales of the Auctus Shares in the public market to no more than 2,500,000 shares per calendar week until all of the Auctus Shares have been sold.

As of both December 31, 2022 and 2021 respectively, there was $378,263 of convertible debt outstanding. As of December 31, 2022 and 2021 respectively, there was derivative liability of $306,467 and $533,753 related to convertible debt securities.

As of December 31, 2022, all outstanding convertible debt is default.

Notes Payable

On July 14, 2021, the Company entered a Securities Purchase Agreement (the “GS SPA”) with GS Capital Partners, LLC pursuant to which the Company issued to the Lender a 6% Redeemable Note in the principal amount of $2,000,000 (the “GS Note”). The purchase price of the GS Note is $1,980,000. The GS Note matures on July 14, 2022 upon which time all accrued and unpaid interest will be due and payable. Interest accrues on the GS Note at 6% per annum until the GS Note becomes due and payable. The GS Note is subject to various “Events of Default,” which are disclosed in the GS Note. Upon the occurrence of an “Event of Default,” the interest rate on the GS Note will be 18%. The GS Note is not convertible into shares of the Company’s Common Stock and is not dilutive to existing or future shareholders and the Company used a portion of the proceeds of the GS Note to retire convertible debt. As of December 31, 2022 and 2021, $2,000,000 remains outstanding. As of December 31, 2022, the GS note is in default.

Loans Payable

The Company’s RI and WS subsidiaries have various loans including Small Business Association (“SBA”) Economic Injury Disaster Loan (“EIDL’) loans, lines of credit and other advances. The loans bear interest with varying rates up to 9.25% per annum. The following is a summary of the loans payable at December 31, 2022 and 2021:

	December 31,
	2022	2021
RI - line of credit	$99,971	$83,030
RI - Short-term loans	43,899	70,196
WS - line of credit	200,000	175,331
WS - Short-term loans	128,830	266,005
Loans payable, current	$472,700	$594,562

RI - SBA EIDL	$102,597	$102,597
RI - long-term loans	86,041	104,443
WS - SBA EIDL	26,307	26,307
WS - long-term loans	113,563	124,806
Loans payable, non-current	$328,508	$358,153

F-56

The CARES Act extended COVID relief funding for qualified small businesses under the EIDL assistance program. In 2020, RI and WS were approved by the SBA and received proceeds of $103,100 and $26,700, respectively. The EIDL loans mature in thirty years from the effective date of the loan and has a fixed interest rate of 3.75% per annum.

In August 2020, WS entered into a line of credit for $100,000, which was amended and extended to a principal amount of $200,000 in 2021. The loan is due on demand and bears interest at the prime rate index and 1.00% As of December 31, 2022 and 2021, the outstanding balance was $200,000 and $175,331, respectively.

In March 2019, RI entered into a line of credit for $45,000, which was amended and extended to a principal amount of $100,000 in 2021. The loan is due on demand and bears interest at the prime rate index and 1.00% As of December 31, 2022 and 2021, the outstanding balance was $99,971 and $83,030, respectively.

Future minimum required payments over the next 5 years and thereafter are as follows:

Years Ended December 31,
2023	$472,700
2024	17,630
2025	35,980
2026	15,492
2027	37,427
Thereafter	221,979
$801,208

NOTE 12 – SECURED DEBENTURE

DPTI issued a convertible Debenture to the University (see Note 1) in exchange for the Patents assigned to the Company, in the amount of Canadian $1,500,000, or US $1,491,923 on December 16, 2010, the date of the Debenture. On April 24, 2017 DPTI issued a replacement secured term Debenture in the same CAD 1,500,000 amount as the original Debenture. The interest rate is the Bank of Canada Prime overnight rate plus 1% per annum. The Debenture had an initial required payment of CAD 42,000 (US$33,385) due on April 24, 2018 for reimbursement to the University of its research and development costs, and this has been paid. Interest-only maintenance payments are due annually starting after April 24, 2018. Payment of the principal begins on the earlier of (a) three years following two consecutive quarters of positive earnings before interest, taxes, depreciation and amortization, (b) six years from April 24, 2017, or (c) in the event DPTI fails to raise defined capital amounts or secure defined contract amounts by April 24 in the years 2018, 2019, and 2020. The Company has raised funds in excess of the amount required for 2020, 2019 and 2018. Beginning in 2023, The principal repayment amounts will be due quarterly over a six year period in the amount of Canadian Dollars 62,500. Based on the exchange rate between the Canadian Dollar and the U.S. Dollar on December 31, 2018, the quarterly principal repayment amounts will be US$48,447. The Debenture is secured by the Patents assigned by the University to DPTI by an Assignment Agreement on December 16, 2010. DPTI has pledged the Patents, and granted a lien on them pursuant to an Escrow Agreement dated April 24, 2017, between DPTI and the University.

The Debenture was initially recorded at the $1,491,923 equivalent US Dollar amount of Canadian 1,500,000 as of December 16, 2010, the date of the original Debenture. The liability is being adjusted quarterly based on the current exchange value of the Canadian dollar to the US dollar at the end of each quarter. The adjustment is recorded as unrealized gain or loss in the change of the value of the two currencies during the quarter. The Debenture also includes a provision requiring DPTI to pay the University a 2% royalty on sales of any and all products or services which incorporate the Patents for a period of five years from April 24, 2018. To date, no royalties have been paid.

For the years ended December 31, 2022 and 2021, the Company recorded interest expense of $36,307 and $52,538, respectively.

As of December 31, 2022, the outstanding balance of the debenture liability totaled $1,090,827.

Future minimum required payments over the next 5 years and thereafter are as follows:

Period ending December 31,
2023	$136,353
2024	181,805
2025	181,805
2026	181,805
2027	181,805
Thereafter	227,254
$1,090,827

F-57

NOTE 13 – LEASES

The following was included in our balance sheet as of December 31, 2022 and 2021:

	December 31,
Operating leases	2022	2021

Assets
ROU operating lease assets	$2,724,226	$2,620,993

Liabilities
Current portion of operating lease	$512,373	$364,105
Operating lease, net of current portion	2,547,524	2,474,530
Total operating lease liabilities	$3,059,897	$2,838,635

The weighted average remaining lease term and weighted average discount rate at December 31, 2022 and 2021 were as follows:

	December 31,
Operating leases	2022	2021
Weighted average remaining lease term (years)	7.25	8.25
Weighted average discount rate	6.00%	6.00%

Operating Leases

On January 12, 2021, the Company’s newly acquired subsidiary entered into an operating lease agreement to rent office space in Mumbai, India. This three-year agreement commenced January 12, 2021 with an annual rent of approximately $50,000.

On May 27, 2021, the Company’s newly acquired subsidiary entered into an operating lease agreement to rent office space in Warwick, United Kingdom. This ten-year agreement commenced May 27, 2021 with an annual rent of approximately $85,000 with the first six months rent free.

On August 31, 2021, the Company’s newly acquired subsidiary entered into an operating lease agreement to rent office space in Tempe, Arizona. This five-year agreement commenced August 31, 2021 with an annual rent of approximately $192,000.

On October 20, 2021, the Company’s newly acquired subsidiary entered into an operating lease agreement to rent office space in Warwick, United Kingdom. This ten-year agreement commenced October 20, 2021 with an annual rent of approximately $200,000 with the first six months rent free.

On March 9, 2022, the Company entered into an operating lease agreement to rent office space in Houston, Texas. This ten-year agreement commenced March 9. 2022 with an annual rent of approximately $81,000 with the first twelve months rent free.

The following table reconciles future minimum operating lease payments to the discounted lease liability as of December 31, 2022:

2023	$512,373
2024	370,936
2025	406,025
2026	347,329
2027 and later	2,185,545
Total lease payments	3,822,208
Less imputed interest	(762,311)
Total lease obligations	3,059,897
Less current lease obligations	(512,373)
Long-term lease obligations	$2,547,524

F-58

NOTE 14 – STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock

In accordance with the Company’s bylaws, the Company has authorized a total of 2,000,000 shares of preferred stock, par value $0.01 per share, for all classes. As of December 31, 2022 and 2021 respectively, there were 88,335 and 88,235 total preferred shares issued and outstanding for all classes.

On December 23, 2021, pursuant to the approval of the Board of Directors and a majority vote of the holders of Series D Preferred Stock, the Company amended the Certificate of Designation for the Series D Preferred Stock so that each share of Series D Stock is convertible, at the sole and exclusive election of the holder, into two shares of Common Stock of the Company.

On June 22, 2022, the Board of Directors of the Company approved the filing of an amendment to the Company’s Certificate of Incorporation (the “Certificate of Incorporation”), in the form of a Certificate of Designation that authorized for issuance of up to 100 shares of a new series of Preferred Stock, par value $0.01 per share, of the Company designated “Series A Super Voting Preferred Stock” and established the rights, preferences and limitations thereof. The Board authorized the Series A Preferred Stock pursuant to the authority given to the Board under the Certificate of Incorporation, which authorizes the issuance of up to 2,000,000 shares of Preferred Stock, par value $0.01 per share, and authorizes the Board, by resolution, to establish any or all of the unissued shares of Preferred Stock, not then allocated to any series into one or more series and to fix and determine the designation of each such shares, the number of shares which shall constitute such series and certain preferences, limitations and relative rights of the shares of each series so established.

The holders of the Series A Preferred Stock shall be entitled to vote, on a pro-rata basis, on all matters subject to a vote or written consent of the holders of the Company’s Common Stock, and on all such matters, the shares of Series A Preferred Stock shall be entitled to that number of votes equal to the number of votes that all issued and outstanding shares of Common Stock and all other securities of the Company are entitled to, as of any such date of determination, on a fully diluted basis, plus one million (1,000,000) votes, it being the intention that the holders of the Series A Preferred Stock shall have effective voting control of the Company, on a fully diluted basis.

Unless approved by a majority vote of the holders of Common Stock, the Series A Super Voting Preferred Stock will terminate five years after the issuance date, which is June 24, 2027.

During the year ended December 31, 2022, the Company issued 100 shares of Series A preferred stock to the Chief Executive Officer for no consideration pursuant to above.  Pursuant to this, the CEO has the right to a majority of the voting power of the Company.

Common Stock

In accordance with the Company’s bylaws, the Company has authorized a total of 20,000,000,000 shares of common stock, par value $0.0001 per share. As of December 31, 2022 and 2021, there were 6,427,495,360 and 5,197,921,885 common shares issued, respectively. As of December 31, 2022 and 2021, there were 6,427,395,360 and 5,197,821,885 common shares outstanding, respectively.

2021 Transactions

On January 14, 2021, the Company issued an aggregate of 100,000,000 shares of common stock upon the conversion of convertible debt, as issued on September 24, 2018, in the amount of $28,000.

On January 25, 2021, the Company issued an aggregate of 150,000,000 shares of common stock upon the conversion of convertible debt, as issued on September 24, 2018, in the amount of $42,000.

F-59

On February 1, 2021, the Company issued an aggregate of 30,999,995 shares of common stock upon the conversion of convertible debt, as issued on February 12, 2019, in the amount of $8,116.

On February 11, 2021, the Company issued an aggregate of 100,000,000 shares of common stock upon the conversion of convertible debt, as issued on September 24, 2018, in the amount of $56,000.

On February 18, 2021, the Company issued an aggregate of 220,000,000 shares of common stock upon the conversion of convertible debt, as issued on September 24, 2018, in the amount of $75,436 for principal and $39,638 for interest.

On April 15, 2021, the Company issued an aggregate of 8,065,040 shares of common stock upon the conversion of convertible debt, as issued on October 7, 2020, in the amount of $47,850 and interest of $2,153.25.

On April 30, 2021, the Company issued 60,000,000 shares of common stock as compensation for loan acquisition costs associated with the note issued on the same date for the amount of $825,000.

On June 4, 2021, the Company issued an aggregate of 12,500,000 shares of common stock upon the conversion of convertible debt, as issued on September 25, 2018, in the amount of $76,656.83 and interest of $260.61.

On July 12, 2021, the Company issued an aggregate of 1,784,146 shares of common stock upon the conversion of convertible debt, as issued on January 12, 2021, in the amount of $42,350.

On July 14, 2021, the Company issued an aggregate of 45,037,115 shares of common stock upon the conversion of convertible debt, as issued on October 7, 2020, in the amount of $93,864 and interest of $26,246.

On July 19, 2021, the Company issued an aggregate of 2,898,382 shares of common stock upon the conversion of convertible debt, as issued on October 7, 2020, in the amount of $10,497 and interest of $6,748.

On August 25, 2021, the Company issued 31,799,260 shares of common stock for $3,000,000.

On August 31, 2021, the Company issued 27,297,995 shares of common stock for $3,000,000.

On September 22, 2021, the Company issued 25,630,272 shares of common stock for $2,000,000.

On September 30, 2021, the Company issued 15,000,000 shares of common stock pursuant to two separate Membership Interest Purchase Agreements with Remote Intelligence, and Wildlife Specialists, LLC.

On September 30, 2021, the Company issued 3,194,081 shares of common stock as compensation valued at $250,000 for loan acquisition costs associated with proceeds raised.

On October 1, 2021, the Company issued 37,187,289 shares of common stock for $3,000,000.

On October 15, 2021, the Company issued 14,282,304 shares of common stock for $1,055,000.

On October 22, 2021, the Company issued 1,596,594 shares of common stock as compensation valued at $250,000 for loan acquisition costs associated with proceeds raised.

F-60

On October 25, 2021, the Company issued 634,778 shares of common stock as compensation valued at $250,000 for loan acquisition costs associated with proceeds raised.

On November 17, 2021, the Company issued an aggregate of 177,375,000 shares of common stock upon the conversion of convertible debt, as issued on April 30, 2021, in the amount of $825,000 and interest of $61,875.

On December 21, 2021, the Company issued an aggregate of 43,777,478 shares of common stock for $2,538,327.

2022 Transactions

On May 27, 2022 we entered an Equity Financing Agreement (the “2022 EFA”) and Registration Rights Agreement (the “RRA”) with GHS, pursuant to which GHS agreed to purchase up to $70,000,000 in shares of our Common Stock, from time to time over the course of 24 months after effectiveness of a registration statement on Form S-1 (the “Registration Statement”) of the underlying shares of Common Stock.

The RRA provides that we shall (i) use our best efforts to file with the SEC a Registration Statement within 45 days of the date of the GHS Registration Rights Agreement; and (ii) have the Registration Statement declared effective by the SEC within 30 days after the date the GHS Registration Statement is filed with the SEC, but in no event more than 90 days after the GHS Registration Statement is filed.

Below is a table of all puts made by the Company under the Equity Financing Agreement and EDFA during 2022:

Date of Put	Number of Shares Sold	Total Proceeds, Net of Discounts	Effective Price per Share	Net Proceeds
1/12/2022	23,372,430	1,150,000	$0.054124	$1,033,975
1/21/2022	33,454,988	1,150,000	$0.037812	1,033,975
2/7/2022	16,040,411	500,000	$0.034288	448,975
2/23/2022	75,798,921	2,500,000	$0.032982	2,500,000
3/14/2022	16,579,569	500,000	$0.030158	500,000
3/14/2022	5,617,347	400,000	$0.071208	400,000
3/23/2022	29,257,395	1,500,000	$0.056396	1,348,975
4/11/2022	23,746,816	1,000,000	$0.042111	898,975
5/3/2022	29,522,276	1,000,000	$0.033873	898,975
5/13/2022	26,100,979	556,750	$0.021331	500,050
5/23/2022	25,025,540	556,750	$0.022247	500,050
6/1/2022	25,901,921	556,750	$0.021495	500,050
6/16/2022	23,799,766	402,086	$0.016895	360,852
6/24/2022	38,391,106	643,539	$0.016763	578,160
7/1/2022	33,525,465	556,750	$0.016607	500,050
7/11/2022	32,756,532	556,750	$0.016997	500,050
7/20/2022	29,386,519	556,750	$0.018946	553,765
7/28/2022	35,884,040	556,750	$0.015515	500,050
8/10/2022	44,505,857	680,109	$0.015281	611,073
8/18/2022	54,574,909	948,863	$0.017386	852,952
8/25/2022	105,255,759	2,264,961	$0.021519	2,128,038
9/2/2022	140,073,757	3,000,000	$0.021417	2,788,975
9/14/2022	79,092,686	1,757,466	$0.022220	1,633,418
9/30/2022	30,538,303	500,000	$0.016373	463,975
10/14/2022	35,628,020	500,000	$0.014034	463,975
11/7/2022	22,022,709	326,235	$0.014814	302,375
11/18/2022	39,699,793	325,000	$0.008186	301,225
12/2/2022	42,148,416	325,000	$0.007711	301,225
12/20/2022	78,705,534	540,000	$0.006861	501,175
12/30/2022	63,338,702	400,000	$0.006315	370,975
	1,259,746,466	26,210,509		$24,276,308

F-61

In April 2022, the Company issued 3,725,386 shares of common stock pursuant to a settlement of $200,000 in accounts payable.

On August 30, 2022, the Company received 33,898,377 shares of common stock for cancellation from a previous note holder. The shares were cancelled by the Company.

At December 31, 2022 and 2021, the Company had 13,602,044,965 and 1,589,257,888, respectively, in common shares reserved for issuance.

Stock Options

As of December 31, 2022 and 2021, the Company had no outstanding stock options.

NOTE 15 – INCOME TAXES

The domestic and foreign components of loss before (benefit) provision for income taxes were as follows:

	2022	2021
Domestic:	$(13,141,019)	$(4,285,237)
Foreign:	(22,376,486)	(541,083)
	$(35,517,505)	$(4,826,320)

The provision for income taxes for the years ended December 31, 2022 and 2021 differs from the amount which would be expected as a result of applying the statutory tax rates to the losses before income taxes due primarily to the valuation allowance to fully reserve net deferred tax assets.

The following table summarizes the significant differences between statutory rates for the years ended December 31, 2022 and 2021:

	2022	2021
Statutory tax rate:
U.S.	21.00%	21.00%
State taxes	1.36%	2.19%
Foreign rate differential	1.26%	0.46%
Goodwill impairment	-7.33%	0.00%
NOLs carryforward adjustment	3.61%	0.00%
Other	-0.22%	-1.81%
Change in valuation allowance:	-19.67%	-21.84%
	–%	–%

The Company’s deferred tax assets and liabilities as of December 31, 2022 and 2021 are as follows:

	2022	2021
Deferred Tax (Liabilities):
Net operating losses	$9,033,067	$2,356,871
Intangible assets	(441,543)	(170,119)
Right of use asset	84,256	(319,752)
Stock based compensation	424,681	498,571
Property and equipment	248,362	–
Other	8,227	–
Less: Valuation allowance	(9,357,049)	(2,365,571)
Deferred tax assets (liabilities)	$–	$–

F-62

The Company has approximately $20,718,222 of federal and state net operating loss carryforwards as of December 31, 2022. Of the $20.7 million of NOL’s, $4.8 million will begin to expire in 2023 while $15.9 will not expire but will be limited to 80% utilization. The company also has net operating losses in the UK of $5,045,611 which will not expire and $636,852 of net operating loss carryforwards in Canada which will begin to expire in 2038.

The Company records a tax valuation allowance when it is more likely than not that it will not be able to recover the value of its deferred tax assets. For the years ended December 31, 2022 and 2021, the Company calculated its estimated annualized effective tax rate at 0% and 0%, respectively, for both the United States, Canada and the UK. The Company had no income tax expense on its losses for the years ended December 31, 2022 and 2021, respectively. The change in valuation allowance for the years ended December 31, 2022 and 2021 is an increase of $6,991,478 and $1,013,674, respectively.

The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. The Company recognizes interest accrued on uncertain tax positions as well as interest received from favorable tax settlements within interest expense. The Company recognizes penalties accrued on unrecognized tax benefits within selling, general and administrative expenses. As of December 31, 2022 and 2021, the Company had no uncertain tax positions.

The Company does not anticipate any significant changes to the total amounts of unrecognized tax benefits in the next twelve months. The Company files income tax returns in New Brunswick, Canada, and the U.S. federal, New York, and Delaware and the UK jurisdictions. Tax years 2012 to current remain open to examination by Canadian authorities; the tax year 2020 remains open to examination by U.S. authorities.

NOTE 16 – COMMITMENTS AND CONTINGENCIES

Potential Royalty Payments

The Company, in consideration of the terms of the debenture to the University of New Brunswick, shall pay to the University a two percent royalty on sales of any and all products or services, which incorporate the Company's patents for a period of five years from April 24, 2018.

Bonded Contracts

As of December 31, 2022, the Company’s Optilan subsidiary had five bonded contracts for a total guaranteed value of approximately $984,000.

Legal Matters

DarkPulse, Inc. v. Twitter, Inc.

As disclosed in greater detail in the Company’s Form 10-Q, filed October 24, 2022, the Company is actively investigating potential claims against the @MIKEWOOD and @BullMeechum3 Twitter accounts. There are no material updates to this matter.

Carebourn Capital, L.P. v. DarkPulse, Inc.

As disclosed in greater detail in the Company’s Form 10-Q, filed October 24, 2022, the Company remains in active litigation with Carebourn Capital, L.P. (“Carebourn”) in Minnesota state court. The following discloses the material updates for this matter.

On April 21, 2023, the Minnesota state court granted the Company’s motion for partial summary judgment on its affirmative defenses. Specifically, the Court found that Carebourn is an unregistered dealer, acting in violation of Section 15(a) of the Securities Exchange Act of 1934 and, thus, the contracts between the Company and Carebourn are now void pursuant to Section 29(b) of the Exchange Act.

On August 22, 2023, the Minnesota state held oral arguments on the Company’s motion for summary judgment on its counterclaims, which seek an award of damages in the amount of $124,012.91 (excluding pre- and post-judgment interest), attorneys’ fees in the amount of $267,951.33, and costs in the amount of $50,785.50.

The Company is actively litigating its counterclaims asserted under the Minnesota Uniform Securities Act.

F-63

More Capital, LLC v. DarkPulse, Inc. et al

As disclosed in greater detail in the Company’s Form 10-Q, filed October 24, 2022, the Company remains in active litigation with More Capital, LLC (“More”) in Minnesota state court. There are no material updates to this litigation.

The Company remains committed to actively litigating its affirmative defenses and claims for relief under the Securities Exchange Act of 1934 and Minnesota Uniform Securities Act.

Carebourn Capital et al v. Standard Registrar and Transfer et al

On May 20, 2022, Carebourn Capital, L.P. (“Carebourn”) and More Capital, LLC (“More,” and together with Carebourn, the “Noteholder Plaintiffs”) commenced an action against (i) Standard Registrar and Transfer Co., Inc. (“Standard”), (ii) Amy Merrill (“Merrill”) (Standard and Merrill, together, the “TA Defendants”), (iii) DarkPulse, Inc., (iv) Dennis O’Leary (“O’Leary”), (v) Thomas Seifert (“Seifert”), (vi) Carl Eckel (“Eckel”), (vii) Anthony Brown (“Brown”), and (viii) Faisal Farooqui (“Farooqui”) (DarkPulse, O’Leary, Seifert, Eckel, Brown, and Farooqui, collectively, the “DPLS Defendants ”) in the United States District Court for the District of Utah.

The Noteholder Plaintiffs’ complaint alleges the DPLS Defendants violated the Racketeer Influenced and Corrupt Organizations (RICO) Act, are liable for attorneys’ fees pursuant to the Company’s breach of securities contracts between the Company and, separately, Carebourn and More, and engaged in civil conspiracy, fraudulent concealment, tortious interference with economic relations and conversion against the Noteholder Plaintiffs.

Thereafter, the TA Defendants and DPLS Defendants separately moved to dismiss the Noteholder Plaintiffs’ complaint. On February 10, 2023, the Court denied both motions without prejudice and stayed the action pending the conclusion of enforcement action commenced by the U.S. Securities and Exchange Commission against Carebourn and its principal, Chip Rice, in the U.S. District Court for the District of Minnesota.

The Company contends that the Noteholder Plaintiffs’ lawsuit is duplicative of the first-filed lawsuits commenced by the Noteholder Plaintiffs’ in Minnesota state court. The Company intends to vigorously defend itself against the Noteholder Plaintiffs’ lawsuit.

Goodman et al. v. DarkPulse, Inc.

As disclosed in greater detail in the Company’s Form 10-Q, filed October 24, 2022, on September 10, 2021, Stephen Goodman, Mark Banash, and David Singer (“Former Officers”) commenced suit against the Company in Arizona Superior Court, Maricopa County.

As of the date hereof, the Company and Former Officers have entered into a mutual settlement. Thus, the Former Officers’ lawsuit against the Company has been dismissed with prejudice. Any expenses or amounts awed have been recorded as of December 31, 2022 and are properly disclosed.

DarkPulse, Inc. v. FirstFire Global Opportunities Fund, LLC, and Eli Fireman

As disclosed in greater detail in the Company’s Form 10-Q, filed October 24, 2022, the Company remains in active litigation with FirstFire Global Opportunities Fund, LLC (“FirstFire”), and Eli Fireman (“Fireman”) (FirstFire and Fireman together, the “FirstFire Parties”). The following discloses the material updates for this matter.

On January 17, 2023, the Court granted the FirstFire Parties’ motion to dismiss the Company’s complaint. Also on January 17, 2023, the Company appealed the trial court’s decision to the United States Court of Appeals for the Second Circuit. Briefing is currently taking place on the Company’s appeal.

The Company remains committed to actively litigating its claims for relief under the Securities Exchange Act of 1934 and Racketeer Influenced and Corrupt Organizations (RICO) Act.

F-64

DarkPulse, Inc. v. EMA Financial, LLC et al

As disclosed in greater detail in the Company’s Form 10-Q, filed October 24, 2022, the Company remains in active litigation with EMA Financial, LLC (“EMA”), EMA Group, Inc. (“EMA Group”), and Felicia Preston (“Preston”) (EMA, EMA Group, and Preston together, the “EMA Parties”). The following discloses the material updates for this matter.

On March 1, 2023, the Court granted the EMA Parties’ motion to dismiss the Company’s claims asserted under the Securities Exchange Act of 1934, but denied dismissal of the Company’s claim asserted under the Racketeer Influenced and Corrupt Organizations (RICO) Act.

On or about May 15, 2023, the Company and the EMA Parties reached an understanding of settlement, which was subsequently memorialized. The action was subsequently dismissed on or about June 14, 2023.

DarkPulse, Inc. v. Brunson Chandler & Jones, PLLC et al

On July 8, 2022, the Company commenced litigation against Brunson Chandler & Jones, PLLC (“Brunson Firm”), and Lance B. Brunson (“Brunson,” and together with the Brunson Firm, the “Brunson Parties”) through the filing of a complaint in the United States District Court for the District of Utah. The Company is alleging that the Brunson Parties have committed professional negligence and breach of contract.

On March 2, 2023, the Brunson Parties filed an answer, affirmative defenses, and counterclaims to the Company’s complaint, wherein the Brunson Firm alleged claims for (i) breach of contract against the Company, (ii) breach of contract against the Company’s subsidiary, DarkPulse Technologies, Inc., and (iii) quantum meruit.

On June 5, 2023, the Company filed its answer and affirmative defenses to the Brunson Firm’s counterclaims. The Company remains committed to litigating its claims and affirmative defenses against the Brunson Parties.

DarkPulse, Inc., et al v. Crown Bridge Partners, LLC, et al

On September 23, 2022, the Company commenced an action along with two other plaintiffs (“Crown Bridge Plaintiffs”) against Crown Bridge Partners, LLC, Soheil Ahdoot, and Sepas Ahdoot (“Crown Bridge Defendants”) in the United States District Court for the Southern District of New York alleging violations of the Racketeer Influenced and Corrupt Organizations (RICO) Act.

On January 13, 2023, the Crown Bridge Defendants filed a motion to dismiss. As of May 16, 2023, the Crown Bridge Defendants’ motion to dismiss was fully submitted to the court. As of the date hereof, no decision has been made on the motion.

The Company remains committed to actively litigating its RICO claims against the Crown Bridge Defendants.

Benner et al v. DarkPulse, Inc. et al

On March 29, 2023, J. Merlin Benner, Phillip J. Benner, Benjamin P. Benner, Jonas M. Benner, and Angelica M. Benner (collectively, the “Benner Parties”) commenced an action in the United States District Court for the Southern District of Texas against the Company and its Chief Executive Officer, Dennis O’Leary, individually, alleging (i) the Company is in breach of contracts between the Company and the Benner Parties as it concerns Remote Intelligence, LLC and Wildlife Specialists, LLC, (ii) violation of Texas Uniform Fraudulent Transfer Act by the Company, and (iii) defamation by Mr. O’Leary.

Pursuant to a stipulation entered into by the parties to this matter, the Company and Mr. O’Leary are scheduled to file their answer to the Benner Parties’ complaint on or before June 30, 2023.

F-65

GS Capital Partners, LLC v. DarkPulse, Inc.

On June 2, 2023, GS Capital Partners, LLC (“GS Capital”) commenced an action in the Supreme Court for New York County against the Company through the filing of motion for summary judgment in lieu of a complaint. The motion claims that the Company is in breach of a convertible promissory note, dated July 14, 2021, and accompanying securities purchase agreement, dated the same.

The motion claims that GS Capital is entitled to an award of $2,407,671, plus prejudgment interest and attorney’s fees, costs and disbursements.

The Company is currently looking to retain legal counsel to represent it in this matter, and intends to vigorously defend itself against GS Capital.

The Company intends to vigorously defendant against the lawsuit.

From time to time, we may become involved in litigation relating to claims arising out of our operations in the normal course of business. We are not currently involved in any pending legal proceeding or litigation and, to the best of our knowledge, no governmental authority is contemplating any proceeding to which we are a party or to which any of our properties is subject, which would reasonably be likely to have a material adverse effect on our business, financial condition and operating results.

NOTE 17 – RELATED PARTY TRANSACTIONS

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions. Pursuant to Section 850-10-20 the related parties include a) affiliates of the Company; b) Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825-10-15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests. The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

During the year ended December 31, 2022, certain executives of the Company received $270,000 in Directors fees from Optilan for being members of Optilan’s Board of Directors with an additional $90,000 accrued but unpaid.

During the years ended December 31, 2022 and 2021, the Company’s Chief Executive Officer advanced personal funds in the amount of $0 and $593 and for Company expenses.

F-66

Remote Intelligence and Wildlife Specialists Loan Payables

RI has a loan payable with the former majority shareholder, who is a shareholder in the Company after the acquisition of 60% of RI’s membership interests. The loan is unsecured, non-interest bearing and due on demand. As of December 31, 2022 and 2021, the outstanding balance was $226,247 and $185,247, respectively.

WS has a loan payable with the former majority shareholder, who is a shareholder in the Company after the acquisition of 60% of WS’s membership interests. The loan is unsecured, non-interest bearing and due on demand. As of December 31, 2022 and 2021, the outstanding balance was $135,500 and $0, respectively.

SPAC Transaction

On October 12, 2022, the Company entered into and closed the Purchase Agreement (the “Agreement”) pursuant to which the Company purchased 2,623,120 shares of Class B Common Stock (the “Class B Common Stock”) and 4,298,496 Private Placement Warrants, each of which is exercisable to purchase one share of Class A Common Stock (the “Warrants,” together, with the Class B Common Stock, the "Securities") of Gladstone Acquisition Corp., a Delaware corporation (NASDAQ: GLEE) (the “SPAC”), from Gladstone Sponsor, LLC (‘Original Sponsor”) for $1,500,000 (the “Purchase Price”). The SPAC subsequently changed its name to Global Systems Dynamics, Inc. (“GSD”).

In addition to the payment of the Purchase Price, the Company also assumed the following obligations: (i) responsibility for all of SPAC’s public company reporting obligations, (ii) the right to provide an extension payment and extend the deadline of the SPAC to complete an initial business combination from 15 months from August 9, 2021 to 18 months for an additional $1,150,000, and (iii) all other obligations and liabilities of the Original Sponsor related to the SPAC.  The principal balance of this note shall be payable by GSD on the earlier to occur of: (i) the date on which GSD consummates its initial business combination (the “Business Combination”) and (ii) the date that the winding up of GSD is effective. The note does not bear interest. As of December 31, 2022, the outstanding note receivable was $1,049,248 and $100,752 was classified as other assets on the consolidated balance sheet.

Pursuant to the Agreement, the Company replaced the SPAC’s current directors and officers with directors and officers the Company selected in its sole discretion. Following the closing of the Agreement, the SPAC changed its name to Global System Dynamics, Inc.

In addition to the Agreement, the Company also entered into the Assignment, Assumption, Release and Waiver of the Letter Agreement pursuant to which the Original Sponsor and each of the parties to the Letter Agreement (defined below) agreed that all rights, interests and obligations of the Original Sponsor under the Letter Agreement (as defined below) were hereby assigned to the Company and that the Original Sponsor will have no further rights, interests or obligations under the Letter Agreement as of the Closing Date.

On December 14, 2022 the Company, the SPAC, and Zilla Acquisition Corp. (“Merger Sub”) entered into an Business Combination Agreement which is referred to as the “Merger Agreement,” pursuant to which they agreed to combine their respective businesses. Pursuant to the terms of the Merger Agreement, Zilla Acquisition Corp., a wholly-owned subsidiary of GSD, will merge with and into DarkPulse, which transaction is referred to as the “Business Combination” or the “Merger” with DarkPulse surviving the Business Combination as a wholly-owned subsidiary of GSD. Following the Business Combination, DarkPulse and GSD will operate as a consolidated company, which is referred to as the Combined Company, under the name “Global System Dynamics, Inc.,” and the combined entity will trade under the symbol “DARK.”

The Company determined that the SPAC has the subordinated equity to carry out its primary economic activities, and the power to control the activities that most directly impact the performance of the SPAC is shares by all equity holders as a group. Furthermore, the SPAC is designed to benefit the public shareholders over the Class B sponsor shareholder, DarkPulse. Because the Company is not the primary beneficiary of the SPAC, consolidation is precluded until the merger is consummated. As such, the Company’s $1,500,000 investment in GSD was accounted for as cost at December 31, 2022.

As of December 31, 2022, the Company has $318,025 owed from GSD and included as due from related party on the consolidated balance sheet. These advances were made to pay for certain expenses on behalf of the SPAC, as well as $30,000 in accrued management fees. The advances are unsecured, non-interest bearing and due on demand.

F-67

NOTE 18 – SUBSEQUENT EVENTS

Through June 23, 2023, the Company has issued 587,692,015 shares of common stock for net proceeds of $2,276,080.

 In January 2023, the Company issued 297,000,000 shares of common stock pursuant to a settlement of a former litigation matter.

On February 7, 2023, March 9, 2023, April 7, 2023 and May 5, 2023, GSD issued a non-convertible promissory note in the aggregate principal amount of $335,788 ($83,947 per month) to the Company, in connection with the extension of the termination date for the GSD’s initial business combination from February 9, 2023 to the issuance date of these consolidated financial statements.

Pursuant to the promissory note, the Company has agreed to loan to GSD $251,841 to deposit into GSDs trust account. The promissory note bears no interest and is repayable in full upon the earlier of (i) the date on which GSD consummates its Initial Business Combination, and (ii) the date that the winding up of GSD is effective.

From January 1, 2023 through June 23, 2023, the Company has provided non-interest-bearing advances to GSD in the principal amount of $769,436.

On May 16, 2023, the Company entered into a 50/50 Partner Agreement with Jupiter Metal Pvt. Ltd. (“Jupiter,” together, with the Company, the “Partners”) pursuant to which the Company and Jupiter formed a partnership pursuant to the provisions of The Indian Partnership Act 1932 (the “Act”). The name of the partnership is “OM DarkPulse Infratech” (the “Partnership”) and its purpose is to jointly work on infrastructure projects in India. The Partnership will commence on the effective date and will continue for 12 months, unless earlier dissolved and terminated pursuant to the Act or any other provisions in the agreement. The Partnership will also be automatically extended for additional 12-month terms unless terminated upon written notice by either of the Partners upon 90 days prior written notice prior to termination of the Partnership pursuant to the terms in the agreement. No contributions have been made to date.

F-68

1,800,000,000 Shares of Common Stock

DARKPULSE, INC.

PROSPECTUS

November 14, 2023